UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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ADAPTIMMUNE THERAPEUTICS PLC

(Name of Registrant as Specified In Its Charter)
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Adaptimmune Therapeutics PLC
Registered office: 60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX, U.K.
Incorporated in England & Wales with registered no. 09338148
April 8, 2021
Dear Shareholder:
2021 Annual General Meeting of Adaptimmune Therapeutics plc (the “AGM”)
This letter, the notice of the AGM set out in this document (“the Notice”) and associated materials for the AGM are being sent or supplied to you because, as of April 6, 2021 (being the latest practicable date before the circulation of this document), you are registered as a holder of ordinary shares in the register of members of the Company. However, this letter, the Notice and associated materials will also be available to holders of American Depositary Shares (“ADS”) and contain information relevant to holders of ADSs.
I am pleased to confirm that our AGM will take place at 11:30 a.m. London time (6:30 a.m. Eastern Standard Time) on Friday, May 14, 2021 at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX. The Notice is set out in this document and it contains the resolutions to be proposed at the AGM (the “Resolutions”).
Impact of COVID-19
At present, measures restricting movement and gatherings are in force in England to address the spread of COVID-19. Among other things, these measures prohibit (subject to certain exceptions) persons from participating in gatherings consisting of two or more people in any indoor space. It is not currently expected that these measures prohibiting indoor gatherings will be eased before the time of the AGM. Accordingly, the Company and its shareholders are required to comply with these measures in the holding of the AGM.
We are therefore proposing to hold the AGM with the minimum attendance required to form a quorate meeting. For the purposes of the AGM, a quorate meeting will be formed by two persons being present and between them holding (or being the proxy or corporative representative of the holders of) at least one-third in number of the issued ordinary shares of the Company entitled to vote at the Meeting. The Company will arrange for the presence of two persons at the AGM and the required social distancing measures will be in place at the AGM venue (Adaptimmune’s offices) to ensure the health and safety of those persons.
This means that, as things currently stand, ordinary shareholders are not expected to be allowed to attend the AGM in person and we recommend that all shareholders appoint a proxy to ensure that the AGM is quorate and to vote on the proposed resolutions. If the current COVID-19 measures are continuing at the time of the AGM, any ordinary shareholder seeking to attend the AGM in person will be refused entry.
The situation with respect to COVID-19 is constantly evolving. Should circumstances change before the time of the AGM such that we consider it has become possible to welcome ordinary shareholders to the AGM, within safety constraints and in accordance with UK Government guidelines, or if the arrangements for our AGM need to change materially in any other respect, we will issue a further communication via a Form 8-K filing with the U.S. Securities and Exchange Commission and on the Investor Relations section of our website at www.adaptimmune.com.
Action to be taken by holders of ordinary shares in the Company
If you are a holder of American Depositary Shares (“ADSs”), please ignore this section and refer instead to the section below — “Holders of American Depositary Shares”.

If you are a holder of ordinary shares in the Company, please ensure that you count towards the quorum and vote on the Resolutions by appointing a proxy. A form of proxy for use at the AGM is enclosed, or is being sent to you by email if you have opted to receive information by email. You are encouraged to appoint the Chairman of the AGM as your proxy. If you appoint any person other than the Chairman of the AGM as your proxy, that person may not be allowed to attend the AGM under applicable COVID-19 restrictions.
You are able to submit your proxy vote online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy) to arrive by no later than 11:30 a.m. London time (6:30 a.m. Eastern Standard Time) on Wednesday, May 12, 2021.
Alternatively, if you have received a printed form of proxy and prefer to return it by post, you are advised to complete and return the form of proxy in accordance with the instructions printed on it and so as to arrive at the Company’s registrar, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England as soon as possible but in any event by no later than 11:30 a.m. London time (6:30 a.m. Eastern Standard Time) on Wednesday, May 12, 2021. CREST members may appoint a proxy by using the CREST electronic proxy appointment service.
In order for your form of proxy to remain valid, you must continue to be registered as a holder of ordinary shares in the Company’s register of members as of 6:30 p.m. London time (1:30 p.m. Eastern Standard Time) on Wednesday, May 12, 2021.
Therefore, if you sell or transfer your ordinary shares in the Company on or prior to May 12, 2021, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Margaret Henry, Company Secretary, to request a new form of proxy for its use.
Should you elect to convert your holding of ordinary shares in the capital of the Company into an interest in the capital of the Company represented by ADSs before the AGM, you will cease to be a holder of ordinary shares in your own name and will not be entitled to vote at the AGM as an ordinary shareholder. You will also not be able to use the form of proxy that has been sent to you. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by American Depositary Shares — please refer to the next section — “Holders of American Depositary Shares”.
Holders of American Depositary Shares
In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register by 5:00 p.m. Eastern Standard Time on Thursday, April 8, 2021 (the record date for ADS holders).
If you hold ADSs through a bank, broker or nominee on April 8, 2021, the AGM documentation, including the ADS proxy card, will be sent to your broker who should forward the materials to you. Please reach out to your broker to provide your voting instructions.
Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Standard Time on Monday, May 10, 2021.
Contact for ADS holders
If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.
Contact at Adaptimmune
If at any point you require guidance, please contact Margaret Henry, Company Secretary, on email: margaret.henry@adaptimmune.com or cell: +44 (0)7710 304249.

Recommendation
You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement. Your Directors consider that each Resolution is in the best interests of the Company and its shareholders as a whole and is likely to promote the success of the Company. Accordingly, your Directors unanimously recommend that you vote in favor of the Resolutions as each of the Directors with personal holdings of shares in the Company intends to do in respect of their own beneficial holdings of shares.
Thank you for your ongoing support of Adaptimmune.
Yours sincerely,
/s/ David M. Mott

David M. Mott
Chairman, Adaptimmune Therapeutics plc

Adaptimmune Therapeutics PLC
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX, U.K.
Registered Company No. 09338148
NOTICE OF 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 14, 2021
NOTICE is hereby given that the Annual General Meeting of Adaptimmune Therapeutics plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company,” “we,” “us” and “our”), will be held on Friday, May 14, 2021, at 11:30 a.m. London time (6:30 a.m. Eastern Standard time), at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, for transaction of the following business:
Ordinary resolutions
1.   To re-elect as a director, Lawrence Alleva, who retires by rotation in accordance with the Articles of Association.
2.   To re-elect as a director, David Mott, who retires by rotation in accordance with the Articles of Association.
3.   To re-elect as a director, Elliott Sigal, who retires by rotation in accordance with the Articles of Association.
4.   To re-appoint KPMG LLP as auditors of the Company, to hold office until the conclusion of the next annual general meeting of shareholders.
5.   To authorize the Audit Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2021.
6.   To adopt the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2020 and to note that the Directors do not recommend the payment of any dividend for the year ended December 31, 2020.
7.   To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2020, as disclosed in the Company’s proxy statement under the “Executive Compensation Discussion and Analysis” section, the compensation tables and the narrative disclosures that accompany the compensation tables.
8.   To approve our U.K. statutory directors’ remuneration report for the year ended December 31, 2020 (excluding our directors’ remuneration policy), which is set forth as Annex A (excluding Part II of Annex A) to the Company’s proxy statement.
9.   To approve our directors’ remuneration policy, which, if approved, will take effect upon conclusion of the Annual General Meeting, which is set forth as Part II of Annex A to the Company’s proxy statement.
10.   To authorize the directors generally and unconditionally for the purpose of s551 of the U.K. Companies Act 2006 to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to a maximum aggregate nominal amount of £307,869.00 to such persons at such times and upon such conditions as the directors may determine (subject to the Company’s articles of association). This authority shall expire (unless previously renewed, varied or revoked) on the earlier of the conclusion of the annual general meeting in 2022 and June 30, 2022 but so that the

Company may make offers and enter into agreements before that expiry which would, or might, require shares to be allotted or Rights to be granted after that expiry and the directors may allot shares or grant Rights pursuant to any of those offers or agreements as if the authority had not expired.
The authority referred to in this resolution is in substitution for the authority conferred on the directors under s551 of the U.K. Companies Act 2006 at the annual general meeting held on May 29, 2020 but the directors may allot shares or grant Rights pursuant to an offer made or agreement entered into by the Company before the expiry of the authority pursuant to which that offer was made or agreement entered into.
Special resolution
11.   Subject to the passing of Resolution 10, to empower the directors generally pursuant to s570(1) of the U.K. Companies Act 2006 to allot equity securities (as defined in s560 of the U.K. Companies Act 2006) for cash pursuant to the general authority conferred on them by Resolution 10 as if s561(1) of the U.K. Companies Act 2006 did not apply to that allotment. This power:
(a)   shall be limited to the allotment of equity securities up to an aggregate nominal amount of £307,869.00;
(b)   expires (unless previously renewed, varied or revoked) on the earlier of the conclusion of the annual general meeting in 2022 and June 30, 2022 but so that the Company may make offers and enter into agreements before that expiry which would, or might, require equity securities to be allotted after that expiry and the directors may allot equity securities pursuant to any of those offers or agreements as if this power had not expired; and
(c)   applies in relation to a sale of shares which is an allotment of equity securities by virtue of s560(3) of the U.K. Companies Act 2006 as if in the first paragraph of this resolution the words “pursuant to the general authority conferred on them by Resolution 10” were omitted.
For the purposes of this resolution, references to the allotment of equity securities shall be interpreted in accordance with s560 of the U.K. Companies Act 2006.
Proposals 1 through 10 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Proposal 11 will be proposed as a special resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. On a poll, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
The result of the shareholder votes on the ordinary resolutions in proposals 6, 7 and 8 regarding adoption of our U.K. statutory annual accounts and reports for the year ended December 31, 2020, approval of the compensation of our named executive officers for the year ended December 31, 2020 and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2020 (excluding the directors’ remuneration policy) will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 6, 7 and 8.
The results of any polls taken on the resolutions at the Annual General Meeting and any other information required by the U.K. Companies Act 2006 will be made available on our website (https://www.adaptimmune.com) as soon as reasonably practicable following the Annual General Meeting and for the required period thereafter.

BY ORDER OF THE BOARD /s/ Margaret Henry Margaret Henry Company Secretary April 8, 2021	Registered Office 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom Registered in England and Wales No 09338148
Notes
(a)
Only those members registered in the register of members of the Company at 6:30 p.m. London time (1:30 p.m. Eastern Standard Time) on May 12, 2021 will be entitled to attend and vote at the Annual General Meeting (“AGM”) in respect of the number of ordinary shares registered in their name at the time. Changes to entries on the relevant register after that deadline will be disregarded in determining the rights of any person to attend and vote at the AGM. Should the AGM be adjourned to a time not more than 48 hours after the deadline, the same deadline will also apply for the purpose of determining the entitlement of members to attend and vote (and for the purpose of determining the number of votes they may cast) at the adjourned AGM. Should the AGM be adjourned for a longer period, then to be so entitled, members must be entered on the Register at the time which is 48 hours before the time fixed for the adjourned AGM or, if the Company gives notice of the adjourned AGM, at the time specified in the notice.

(b)
Any member may appoint a proxy to attend, speak and vote on his/her behalf. A member may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares of the member. A proxy need not be a member, but must attend the meeting in person. Proxy forms should be lodged with the Company’s Registrar (Computershare) not later than 11:30 a.m. London time (6:30 a.m. Eastern Standard Time) on May 12, 2021. Completion and return of the appropriate proxy form does not prevent a member from attending and voting in person if he/she is entitled to do so and so wishes, should this be permitted under applicable COVID-19 restrictions. The attached proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the proxy statement under the section entitled “Questions and Answers About Voting.”

(c)
Any corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that they do not do so in relation to the same shares.

(d)
In the case of joint holders, the vote of the senior who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register or members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

(e)
CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM and any adjournments of it by using the procedures described in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed voting service providers, should refer to their sponsors or voting service providers, who will be able to take the appropriate action on their behalf.

For a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for those instructions as described in the CREST Manual (available via www.euroclear.com). The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to the previously appointed proxy, must, to be valid, be transmitted so as to be received by the Company’s agent 3RA50 by 11:30 a.m. London time (6:30 a.m. Eastern Standard Time) on May 12, 2021. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the Company’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.
CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed voting service providers, to procure that its CREST sponsors or voting service providers take) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.
The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.
(f)
As of April 6, 2021 (being the last practicable date before circulation of this Notice), the Company’s issued ordinary share capital consisted of 932,884,206 ordinary shares, carrying one vote each. Therefore, the total voting rights in the Company as of that date are 932,884,206.

(g)
Under s527 Companies Act 2006, members meeting the threshold requirement set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with s437 Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with ss527 or 528 Companies Act 2006. Where the Company is required to place a statement on a website under s527 Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required, under s527 Companies Act 2006, to publish on a website.

(h)
Except as set out in the notes to this Notice, any communication with the Company in relation to the AGM, including in relation to proxies, should be sent to the Company’s Registrar, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this notice or in any related documents to communicate with the Company for any purpose other than those expressly stated.

(i)
Copies of the employment agreement for our executive director and of the letters of appointment for our non-executive directors will be available for inspection at the registered office of the Company during normal business hours on any week day (public holidays excepted) from the date of this Notice of AGM until the date of the AGM, and at the place of the AGM for one hour before the meeting and at the meeting itself.

(j)
As a result of measures to address the spread of COVID 19 prohibiting gatherings consisting of two or more people in any indoor space, other than the presence of two persons to be arranged by the Company at the AGM and notwithstanding the foregoing Notes, members are not expected to be allowed to attend the AGM in person. Members’ attention is drawn to the letter from the Chairman of the Company dated April 8, 2021.

i

Adaptimmune Therapeutics PLC
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX, U.K.
Registered Company No. 09338148
PROXY STATEMENT FOR THE 2021 ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 14, 2021
INFORMATION CONCERNING PROXY SOLICITATION AND VOTING
We have sent you this proxy statement and the enclosed form of proxy because the Board of Directors of Adaptimmune Therapeutics plc (referred to herein as the “Company”, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the “Meeting” or the “AGM”) to be held on Friday, May 14, 2021, at 11:30 a.m. London time (6:30 a.m. Eastern Standard time), at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX.
•
This proxy statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•
The form of proxy is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, internet and personal solicitation. All costs of solicitation of proxies will be covered by us.
We are sending or supplying the Notice of 2021 AGM, this proxy statement and the form of proxy to our ordinary shareholders of record as of April 6, 2021 (being the latest practicable date before the circulation of this document) for the first time on or about April 8, 2021. We are also including our U.K. statutory annual accounts and reports for the year ended December 31, 2020 (“2020 U.K. Annual Report”) and our annual report on Form 10-K for the year ended December 31, 2020 (the “Annual Report on Form 10-K”). In addition, we are sending or supplying our proxy materials, including this proxy statement and the Annual Report on Form 10-K to brokers, dealers, bankers and their nominees, so that they can supply these materials to the beneficial owners of our ordinary shares.
Whilst this document is being sent or supplied to our ordinary shareholders of record, this document will also be made available to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 14, 2021
Our Notice of 2021 AGM, this proxy statement, the Annual Report on Form 10-K, our 2020 U.K. Annual Report and our form of proxy are available in the Investors section of our website at https://www.adaptimmune.com.
QUESTIONS AND ANSWERS ABOUT VOTING
Why am I receiving these materials?
We have sent you this proxy statement and the enclosed form of proxy because you are an ordinary shareholder of record and our Board of Directors (the “Board”) is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. The Company and its shareholders are required to comply with measures to address the spread of COVID 19 prohibiting gatherings consisting of two or more people in any indoor space, which mean that ordinary shareholders are not expected to be allowed to attend the AGM in person. Please submit your proxy online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy). Alternatively, you may simply complete, sign and return the enclosed form of proxy. All proxies, however submitted, must be lodged with our registrar, Computershare, by no later than 11:30 a.m. London time (6:30 a.m. Eastern Standard Time) on Wednesday, May 12, 2021. CREST members may appoint a proxy by using the CREST electronic proxy appointment service.
You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be entitled to attend the Meeting under applicable COVID-19 restrictions.
We intend to send this proxy statement and the accompanying form of proxy on or about April 8, 2021 to all ordinary shareholders of record as of April 6, 2021.
Materials for ADS holders of record, including the Depositary’s notice of meeting, incorporating a link to the proxy materials on the Adaptimmune website, and an ADS proxy card, will be mailed on or about April 13, 2021 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register by 5:00 p.m. Eastern Standard Time on April 8, 2021 (the record date for ADS holders).
Who can vote at the Meeting?
Ordinary shareholders
Only ordinary shareholders of record registered in the register of members at 6:30 p.m. London time (1:30 p.m. Eastern Standard Time) on Wednesday, May 12, 2021 will be entitled to vote at the Meeting. As of April 6, 2021 (being the last practicable date before the circulation of this proxy statement) there were 932,884,206 ordinary shares issued and outstanding and entitled to vote.
As a result of measures to address the spread of COVID 19 prohibiting gatherings consisting of two or more people in any indoor space, other than the presence of two persons to be arranged by the Company at the Meeting, ordinary shareholders are not expected to be allowed to attend the Meeting in person. Please submit your proxy online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy). Alternatively, please complete and return the enclosed form of proxy to ensure that you count towards the quorum and your vote is counted. All proxies, however submitted, must be lodged with our registrar, Computershare, by no later than 11:30 a.m. London time (6:30 a.m. Eastern Standard Time) on Wednesday, May 12, 2021. CREST members may appoint a proxy by using the CREST electronic proxy appointment service.
You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be allowed to attend the Meeting under applicable COVID-19 restrictions.
If you sell or transfer your ordinary shares in the Company on or prior to May 12, 2021, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Margaret Henry, Company Secretary, to request a new form of proxy for its use.
Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent
If, on April 6, 2021, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting by proxy. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.
Holders of American Depositary Shares
You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register by 5:00 p.m. Eastern Standard Time on Thursday, April 8, 2021 (the record date for ADS holders).
If you hold ADSs through a brokerage firm, bank or nominee on April 8, 2021, the materials for ADS holders, including the Depositary’s notice of meeting, incorporating a link to the materials on the

Adaptimmune website, and the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.
Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. by no later than 10:00 a.m. Eastern Standard Time on Monday, May 10, 2021.
Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.
Contact for ADS holders
If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.
Contact at Adaptimmune
If at any point you require guidance, please contact Margaret Henry, Company Secretary, on email: margaret.henry@adaptimmune.com, tel: +44(0)1235 430036 or cell: +44 (0)7710 304249.
What are the requirements to elect the directors and approve each of the proposals?
You may cast your vote for or against proposals 1 through 11 or abstain from voting your shares on one or more of these proposals.
Proposals 1 through 10 will be proposed as ordinary resolutions. Proposal 11 will be proposed as a special resolution. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. On a poll, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
The result of the shareholder votes on the ordinary resolutions in proposals 6, 7 and 8 regarding adoption of our U.K. statutory annual accounts and reports for the year ended December 31, 2020, approval of the compensation of our named executive officers for the year ended December 31, 2020 and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2020 (excluding the directors’ remuneration policy) will not require our Board of Directors or any committee thereof to take any action. Nonetheless, our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 6, 7 and 8.
What are the voting recommendations of our Board regarding the election of directors and other proposals?
The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.
Proposal	Description of Proposal	Board’s Recommendation
1	Re-election of Lawrence Alleva as a director	FOR
2	Re-election of David Mott as a director	FOR
3	Re-election of Elliott Sigal as a director	FOR

Proposal	Description of Proposal	Board’s Recommendation
4	Re-appointment of KPMG LLP as the Company’s auditors, to hold office until the conclusion of the next annual general meeting of shareholders	FOR
5	Authorization for the Audit Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2021	FOR
6	To adopt the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2020	FOR
7	Approval of the compensation of our named executive officers for the year ended December 31, 2020, which is set forth in this proxy statement	FOR
8	Approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2020 (excluding our directors’ remuneration policy), which is set forth as Annex A (excluding Part II of Annex A)	FOR
9	Approval of our U.K. directors’ remuneration policy, which, if approved, will take effect upon the conclusion of the Meeting, which is set forth as Part II of Annex A	FOR
10	Authorization for the Board of Directors to allot shares or to grant rights to subscribe for or convert any security into shares up to a maximum aggregate nominal amount of £307,869.00.	FOR
11	Empowering the Board of Directors to allot equity securities for cash up to a maximum aggregate nominal amount of £307,869.00 pursuant to the authorization in Proposal No. 10 as if U.K. statutory pre-emption rights did not apply.	FOR
What constitutes a quorum?
For the purposes of the Meeting, a quorate meeting will be formed by two persons being present and between them holding (or being the proxy or corporative representative of the holders of) at least one-third in number of the issued ordinary shares of the Company entitled to vote at the Meeting.
If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting. A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting, but the member represented by that proxy at the Meeting will be counted towards the quorum requirement. If there is no quorum, the Meeting will stand adjourned to such time, date and place as may be fixed by the chairperson of the Meeting (being not less than 10 days later), and, if a quorum is not present at the adjourned meeting, the Meeting will be dissolved.
How do I vote my shares?
If you are an ordinary “shareholder of record,” you may appoint a proxy to vote on your behalf:
•
By submitting your proxy online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy); or

•
By completing and signing the form of proxy and returning it in the envelope provided; or

•
For CREST members, by appointing a proxy by using the CREST electronic proxy appointment service.

All proxies (however submitted) must be lodged with our registrar (Computershare) by no later than 11:30 a.m. London time (6:30 a.m. Eastern Standard Time) on Wednesday, May 12, 2021.

You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be allowed to attend the Meeting under applicable COVID-19 restrictions.
If you properly give instructions as to your proxy appointment by executing and returning a form of proxy, or by submitting your proxy online, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.
If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.
How will my shares be voted if I do not specify how they should be voted?
If you sign and send your form of proxy but do not indicate how you want your shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the Meeting.
Can I change my vote or revoke a proxy?
A registered shareholder can revoke his or her proxy before the time of voting at the Meeting by:
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emailing or mailing a revised form of proxy dated later than the prior form of proxy; or

•
notifying the Company’s registrar (Computershare) in writing that you are revoking your proxy. Your revocation must be received by Computershare not less than 48 hours (not including non-business days) before the time of the Meeting to be effective.

Ordinarily a shareholder would also be able to revoke his or her proxy by voting in person at the Meeting. However, as a result of measures to address the spread of COVID 19 prohibiting gatherings consisting of two or more people in any indoor space, ordinary shareholders are not expected to be allowed to attend the Meeting in person.
If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares.
Who counts the votes?
Computershare Investor Services PLC (“Computershare”) has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can directly submit your proxy online to Computershare at www.investorcentre.co.uk/eproxy (see instructions on form of proxy) or you can return your executed form of proxy to Computershare for tabulation
If you hold your ordinary shares through a broker, your broker will directly submit your proxy to Computershare online or return the form of proxy to Computershare.
If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to Computershare for tabulation.
How are votes counted?
Votes will be counted by Computershare, who will separately count “for” and “against” votes, and “votes withheld” or abstentions. A “vote withheld” or abstention is not a vote in law and will not be counted in the calculation of the votes “for” and “against” a resolution.
How many votes do I have?
On a show of hands, each ordinary shareholder of record present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or (being a corporation) by a duly authorized representative has one vote for each share held by the shareholder.
What if I plan to attend the Meeting?
In normal circumstances, attendance at the Meeting would be limited to ordinary shareholders of record as of 6:30 p.m. London time (1:30 p.m. Eastern Standard Time) on Wednesday, May 12, 2021. However, as a result of measures to address the spread of COVID 19 prohibiting gatherings consisting of two or more people in any indoor space, other than the presence of two persons to be arranged by the Company at the Meeting, ordinary shareholders are not expected to be allowed to attend the Meeting in person.
How do you solicit proxies?
We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank, N.A. for their expenses in sending materials, including ADS proxy cards, to ADS holders of record.
What do I do if I receive more than one notice or form of proxy?
If you hold your ordinary shares in more than one account, you will receive a form of proxy for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.
Will there be any other business conducted at the Meeting?
No. In accordance with our Articles of Association, no matters other than proposals 1 through 11 may be presented at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.
What is the role of KPMG?
KPMG LLP (“KPMG”) is our auditor for the fiscal year ended December 31, 2020 and our Audit Committee has selected KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that we submit the selection of KPMG for approval by our shareholders at the Meeting. Proposal 4 seeks your approval of the re-appointment of KPMG to serve as our auditor, to hold office until the conclusion of the next annual general meeting of shareholders.
KPMG are entitled to attend any general meeting of the Company and be heard on any part of the business of the meeting that concerns them as auditors. In normal circumstances, we would anticipate that representatives of KPMG would attend the Meeting and have an opportunity to make a statement if they desired to do so and respond to appropriate questions. However, as a result of measures to address the spread of COVID 19 prohibiting gatherings consisting of two or more people in any indoor space, KPMG are not expected to attend the Meeting.
What is Computershare’s role?
Computershare is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Computershare at tel: +44 (0) 370 702 0000 or by writing to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England.
Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A. — ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or

+1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.
How can I find out the results of the voting at the Meeting?
Voting results will be announced by the filing of a current report on Form 8-K within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine directors.
Our Articles of Association require that those directors who were appointed by the Board since our 2020 Annual General Meeting must retire from office and may offer themselves for re-election. No directors have been appointed by the Board since our 2020 Annual General Meeting.
Additionally, our Articles of Association require one-third (or such number nearest to but not exceeding one-third) of our directors who are subject to retirement by rotation to retire from office at each annual general meeting, being those directors longest in office since their last re-election or appointment. In the case of equal tenure, retirement is by agreement. Of the nine directors subject to retirement by rotation, Mr. Lawrence Alleva, Mr. David Mott and Dr. Elliott Sigal, will, on this occasion, retire from office and stand for re-election by our shareholders.
Having carried out an evaluation of the individual performance of each of Mr. Alleva, Mr. Mott and Dr. Sigal with the support of the Corporate Governance and Nominating Committee, the Board is satisfied that their performance continues to be effective and that they continue to demonstrate commitment to their roles. The Board considers that it is entirely appropriate for each of Mr. Alleva, Mr. Mott and Dr. Sigal to seek re-election at the AGM.
Each of the above directors has been nominated for re-election and no other nominees for directors have been presented. Therefore, it is anticipated that following the AGM, if all of the above directors are re-elected, the Board of Directors will be comprised of nine members.
In connection with proposals 1 through 3, we set forth the biographical information for the nominees to our Board of Directors. For biographical information for the other directors see Board of Directors and Corporate Governance.

PROPOSAL 1 — RE-ELECTION OF LAWRENCE ALLEVA TO THE BOARD OF DIRECTORS
Mr. Lawrence M. Alleva is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the next annual general meeting of shareholders where he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Alleva has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.
Mr. Alleva, 71, has served as a Non-Executive Director since March 2015 and also serves as Chairman of our Audit Committee. He is a former partner with PricewaterhouseCoopers LLP (PwC), where he worked for 39 years from 1971 until his retirement in June 2010, including 28 years’ service as a partner. Mr. Alleva worked with numerous pharmaceutical and biotechnology companies as clients and, additionally, served PwC in a variety of office, regional and national practice leadership roles, most recently as the U.S. Ethics and Compliance Leader for the firm’s Assurance Practice from 2006 until 2010. Mr. Alleva currently serves as a director for public companies Bright Horizons Family Solutions, Inc. (NYSE: BFAM), Mersana Therapeutics, Inc. (Nasdaq: MRSN) and Galera Therapeutics, Inc (Nasdaq: GRTX) and chairs the audit committee for those companies. He previously served as a director of Mirna Therapeutics, Inc. (NYSE: MIRN) and TESARO, Inc. (Nasdaq: TSRO), and of GlobalLogic, Inc. through the sale of the company in 2013 and chaired the audit committee for those companies. Mr. Alleva is a Certified Public Accountant (inactive). He received a B.S. degree in Accounting from Ithaca College and attended Columbia University’s Executive M.B.A. non-degree program. Our Board of Directors believes Mr. Alleva’s qualifications to serve as a member of our board include his financial expertise, his extensive experience working with public companies on corporate finance and accounting matters as a Certified Public Accountant (inactive), his experience serving as a director on other corporate boards and his experience in a senior leadership role at PwC.
Based on his financial expertise and experience as a board member in the pharmaceutical and healthcare sectors, including chairing a number of audit committees, as well as his extensive experience of working with public companies on financial and accounting matters and as a senior executive at PwC, the Corporate Governance and Nominating Committee concluded that Mr. Alleva is qualified to serve on our Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RE-ELECTION OF LAWRENCE ALLEVA TO THE BOARD OF DIRECTORS

PROPOSAL 2 — RE-ELECTION OF DAVID MOTT TO THE BOARD OF DIRECTORS
Mr. David M. Mott is currently a member and the Chairman of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the next annual general meeting of shareholders where he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Mott has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.
Mr. Mott, 55, has served as our Chairman since January 2017 and as a Non-Executive Director since February 2015. He also serves as Chairman of our Remuneration Committee and of our Corporate Governance and Nominating Committee. He formerly served as a Non-Executive Director of Adaptimmune Limited since September 2014, initially in a capacity as a nominee of New Enterprise Associates (“NEA”), one of our shareholders. Mr. Mott formerly served as a General Partner of NEA, an investment firm focused on venture capital and growth equity investments, from September 2008 to February 2020, and led its healthcare investing practice. Prior to joining NEA, he was President and Chief Executive Officer of MedImmune LLC, a subsidiary of AstraZeneca Plc, and Executive Vice President of AstraZeneca Plc. From 1992 to 2008, Mr. Mott worked at MedImmune and served in roles including Chief Operating Officer, Chief Financial Officer, President and Chief Executive Officer. Prior to joining MedImmune, Mr. Mott was a Vice President in the Health Care Investment Banking Group at Smith Barney, Harris Upham & Co., Inc.
Mr. Mott is currently a private investor through Mott Family Capital. He is Chairman of Ardelyx, Inc. (Nasdaq: ARDX), Epizyme, Inc. (Nasdaq: EPZM), Imara, Inc. (Nasdaq: IMRA) and Mersana Therapeutics, Inc., (Nasdaq: MRSN) and serves as a director of Novavax, Inc. (Nasdaq: NVAX). He previously served as Chairman of TESARO, Inc. (Nasdaq: TSRO) and as a director of Nightstar Therapeutics plc (Nasdaq: NITE). He has also previously served on numerous public and private company boards. Mr. Mott received a Bachelor of Arts degree in economics and government from Dartmouth College. Our Board of Directors believes Mr. Mott’s qualifications to serve as a member of our board include his financial expertise, his experience as a venture capital investor, his extensive experience in the pharmaceutical industry and his years of experience in his leadership roles as a director and executive officer.
Based on his extensive experience as a senior executive in the pharmaceutical and healthcare sectors, and his financial expertise and experience as a venture capital investor, the Corporate Governance and Nominating Committee concluded that Mr. Mott is qualified to serve on our Board of Directors. Mr. Mott recused himself from the Corporate Governance and Nominating Committee’s deliberations concerning his nomination.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RE-ELECTION OF DAVID MOTT TO THE BOARD OF DIRECTORS

PROPOSAL 3 — RE-ELECTION OF ELLIOTT SIGAL TO THE BOARD OF DIRECTORS
Dr. Elliott Sigal is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the next annual general meeting of shareholders where he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Dr. Sigal has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.
Dr. Sigal, 69, has served as a Non-Executive Director since February 2015 and also serves as a member of our Corporate Governance and Nominating Committee. He formerly served as a Non-Executive Director of Adaptimmune Limited since September 2014. Dr. Sigal is a former Executive Vice President and member of the Board of Directors of Bristol-Myers Squibb (“BMS”). He joined BMS in 1997 as head of Applied Genomics, went on to head Discovery Research followed by clinical development and ultimately served as Chief Scientific Officer and President of R&D from 2004 until 2013. Dr. Sigal serves as a board member for Surface Oncology, Inc. (Nasdaq: SURF) Vir Biotechnology, Inc. (Nasdaq: VIR) and the Melanoma Research Alliance, and previously served as board member for Spark Therapeutics, Inc (Nasdaq: ONCE) and as a director of the Mead Johnson Nutrition Company. He also serves as a senior advisor to the healthcare team of NEA and consults for several biotechnology companies. Dr. Sigal holds an M.D. from the University of Chicago and trained in Internal Medicine and Pulmonary Medicine at the University of California, San Francisco, where he was on faculty from 1988 to 1992. He also holds a B.S., M.S., and Ph.D. in engineering from Purdue University. Our Board of Directors believes Dr. Sigal’s qualifications to serve as a member of our board include his extensive experience in the pharmaceutical industry and his years of experience in his leadership roles as a director and executive officer.
Based on his extensive experience as a senior executive and board member in the pharmaceutical and healthcare sectors, the Corporate Governance and Nominating Committee concluded that Dr.Sigal is qualified to serve on our Board of Directors. Dr. Sigal recused himself from the Corporate Governance and Nominating Committee’s deliberations concerning his nomination.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RE-ELECTION OF ELLIOTT SIGAL TO THE BOARD OF DIRECTORS

PROPOSAL 4 — RE-APPOINTMENT OF KPMG LLP AS OUR AUDITORS, TO HOLD
OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL
MEETING OF SHAREHOLDERS
Proposal 4 seeks your approval of the re-appointment of KPMG LLP to serve as our auditor, to hold office until the conclusion of the next annual general meeting of shareholders. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and who are present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy.
Background to Proposal 4
Our Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that we submit the selection of KPMG for approval by our shareholders at the Meeting.
The Audit Committee approves KPMG’s and its affiliates audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our Audit Committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The Audit Committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full Audit Committee at its next regular meeting. Additional information concerning the Audit Committee and its activities can be found in the following sections of this proxy statement: “Board Committees” and “Report of the Audit Committee.”
KPMG commenced auditing our annual financial statements with the fiscal year 2010.

Fees for Independent Registered Public Accounting Firm — KPMG
The table below sets forth a summary of the fees billed to the Company by KPMG for professional services rendered for the fiscal years ended December 31, 2020 and December 31, 2019. All such audit and audit-related services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Fees	December 31, 2020 ($)	December 31, 2019 ($)
Audit Fees(1)	824,000	743,000
Audit-related Fees(2)	412,000	382,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	1,236,000	1,125,000

(1)
Audit Fees consist of fees billed for the audit of our annual consolidated financial statements and audit fees billed to our subsidiary company, Adaptimmune Limited.

(2)
Audit-related Fees consist of fees billed for the review of our interim consolidated financial statements and related services that are normally provided in connection with registration statements. Included in the 2020 fees are fees billed in connection with our S-3 filing and public offerings. Included in the 2019 fees are fees billed in connection with our S-3 and S-8 filings.

(3)
Tax Fees consist of fees for professional services, including tax consulting and compliance. There were no such fees incurred in 2020 or 2019.

(4)
All Other Fees incurred were $nil in 2020 and $nil in 2019.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RE-APPOINTMENT OF KPMG LLP AS OUR AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROPOSAL 5 — AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021
Proposal 5 authorizes the Audit Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2021. Fees for KPMG, our independent registered public accounting firm and U.K. statutory auditors, in respect of the years ended December 31, 2020 and December 31, 2019, are set forth in Proposal 4 above.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE OUR AUDITORS’
REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

PROPOSAL 6 — RESOLUTION TO ADOPT THE COMPANY’S U.K. STATUTORY ANNUAL
ACCOUNTS AND REPORTS
At the Meeting, our Board of Directors will present our U.K. statutory annual accounts and reports for the period January 1, 2020 through December 31, 2020, which includes the audited portion of the directors’ annual report on remuneration. We will provide our shareholders with an opportunity to receive the U.K. statutory annual accounts and reports and to adopt them.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RESOLUTION TO ADOPT THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS

PROPOSAL 7 — ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) enable our shareholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed under the “Executive Compensation Discussion and Analysis” section, the 2020 Summary Compensation Table and the related compensation tables, notes, and narrative in this proxy statement.
This proposal, known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Our compensation programs are designed to support our business goals and promote our long-term profitable growth. Our equity plans are intended to align compensation with the long-term interests of our shareholders. We urge shareholders to read the “Executive Compensation Discussion and Analysis” section, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage you to review the 2020 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. The Board and the Remuneration Committee believe that the policies and procedures described and explained in the “Executive Compensation Discussion and Analysis” section are effective in achieving our goals.
The vote under this Proposal No. 7 is advisory, and therefore not binding on the Company, the Board or our Remuneration Committee. However, our Board of Directors and Remuneration Committee values the opinions of our shareholders and will review and consider the voting results when making future decisions regarding our executive compensation program. Currently, we expect to hold an advisory vote on the compensation paid to our named executive officers each year and expect that the next such vote will occur at our 2022 annual general meeting of shareholders.
Shareholders will be asked at the Meeting to approve the following resolution pursuant to this Proposal No. 7:
“RESOLVED, that the shareholders of the Company approve, on a non-binding, advisory basis, the compensation of the Company’s “named executive officers,” as disclosed in this proxy statement under the “Executive Compensation Discussion and Analysis” section, the compensation tables and the narrative disclosures that accompany the compensation tables.”
THE BOARD RECOMMENDS YOU VOTE
FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
SET FORTH IN THIS PROXY STATEMENT

PROPOSAL 8 — APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION
Our U.K. statutory directors’ remuneration report is set forth as Annex A (excluding Part II of Annex A) to this proxy statement. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the Remuneration Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.
At the Meeting, the shareholders will vote on the annual report on remuneration, excluding the directors’ remuneration policy, which will be considered under Proposal 9. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Remuneration Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.
THE BOARD RECOMMENDS YOU VOTE
FOR THE APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON
REMUNERATION SET FORTH AS ANNEX A (EXCLUDING PART II OF ANNEX A)

PROPOSAL 9 — APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICY
Our U.K. statutory directors’ remuneration policy is set forth as Part II of Annex A to this proxy statement. Our directors’ remuneration policy is used to determine the remuneration for our directors, including our Chief Executive Officer (our sole executive director), and our senior executive officers. The policy has as its key objective the engagement and retention of high-quality directors and senior executive officers. The last approved remuneration policy was approved by the shareholders at our 2018 annual general meeting and the new remuneration policy is scheduled to be proposed for approval at the 2021 AGM, as required by the U.K. Companies Act 2006.
As set forth in Part II of Annex A, we submit our new proposed remuneration policy, which our Board of Directors has determined is competitive and consistent with current market practices. The policy, as proposed, is substantively the same as our last approved remuneration policy. It should be noted that the only amendment is to update the Company pension contribution or pension allowance payment for executive directors to up to 6% of base salary (from up to 5%) in line with an update to the Company’s pension policy for a wider group of employees. Our Board of Directors and Remuneration Committee consider that our last approved remuneration policy continues to be appropriate and fit for purpose, but they are committed to reviewing the policy on an ongoing basis in order to ensure that it remains effective and competitive.
Our Board of Directors has approved the directors’ remuneration policy and believes it is effective to achieve its objectives. The directors’ remuneration policy, if approved, will take effect immediately upon conclusion of the Meeting. Further information about the policy is available at “Director Remuneration” and the policy is set forth as Part II of Annex A to this proxy statement.
THE BOARD RECOMMENDS YOU VOTE
FOR APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICY SET FORTH AS PART II OF ANNEX A

BACKGROUND TO PROPOSALS 10 AND 11
Pursuant to the U.K. Companies Act 2006, our Board of Directors may only allot and issue shares or grant rights over shares if authorized to do so by our shareholders. Additionally, the U.K. Companies Act 2006 requires that where the Company wishes to issue shares for cash, we must first offer those shares on the same terms to existing shareholders of the Company on a pro-rata basis (commonly referred to as a statutory pre-emption right) unless this statutory pre-emption right is dis-applied, or opted-out of, with the approval of the shareholders.
Our Board of Directors anticipates that there may be occasions when they need flexibility to finance business opportunities and growth, or otherwise act in the best interests of the Company, by the issuance of shares or grant of rights over shares without a pre-emptive offer to existing shareholders. To ensure our continued ability to respond to market conditions and address business needs, our Board of Directors considers it appropriate that they be authorized to allot shares up to an aggregate nominal amount of £307,869.00 and be empowered to allot shares or grant rights over shares pursuant to this authority on a non-pre-emptive basis. This authority to allot shares and power to allot shares on a non-pre-emptive basis would apply until the earlier of the conclusion of the annual general meeting in 2022 and June 30, 2022, and will replace all of the existing authorities and powers granted by our shareholders.
These proposals 10 and 11, our Share Authority Proposals, are, in the Board’s view, appropriate to avoid us potentially being at a competitive disadvantage as compared to our peer companies, many of whom are incorporated in the United States. In particular, the requirement to first offer shares that we propose to issue for cash to all of our existing shareholders in time-consuming pro-rata rights offerings would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our growth strategy and would potentially make it difficult for us to complete such transactions. Many of our strategic competitors are incorporated in the United States where they are not subject to restrictions on their ability to issue shares.
The Share Authority Proposals are fully compliant with U.K. company law, consistent with U.S. capital markets practice and governance standards, and if approved, will keep us on an equal footing with our peer companies who are incorporated in the United States. Further, approval of the Share Authority Proposals by shareholders will not exempt the Company from any Nasdaq corporate governance or other requirements, including those limiting the issuance of shares. For these reasons, we, therefore, consider that the Share Authority Proposals are appropriate to the needs of the Company and in the interests of shareholders.
We are asking you to approve our Share Authority Proposals to allow us to continue to execute on our business and growth strategy in a timely and competitive manner.
The full details of the proposals are set forth below.

PROPOSAL 10 — AUTHORIZATION OF ALLOTMENT OF SHARES
Under the U.K. Companies Act 2006, our Board of Directors cannot allot shares in the Company (other than pursuant to an employee share scheme) unless they are authorized to do so by the Company in general meeting. The Directors currently have an existing authority to allot shares in the Company and to grant rights to subscribe for or convert securities into shares in the Company. This authority was granted to the Directors on May 29, 2020 and was in respect of a maximum aggregate nominal amount of £257,595.00, which represented approximately 33% of the then issued ordinary share capital of the Company. It remains unexercised in respect of approximately 12% of the Company’s issued ordinary share capital. Resolution 10 is an ordinary resolution to seek a new authority, which will replace the existing authority.
Resolution 10 proposes that the Directors are granted authority to allot new shares or to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount of £307,869.00 This amount represents approximately 33% of the issued share capital of the Company as of April 6, 2021. If approved by shareholders, this authority will expire on the earlier of the conclusion of the annual general meeting in 2022 and June 30, 2022.
The Directors have no present intention of exercising this authority, except in relation to the Company’s share incentive schemes, but believe it is in the interests of shareholders for the Directors to have this flexibility to allot shares otherwise than just in relation to the Company’s share incentive schemes should circumstances and their intentions change.
The grant of this authority will not exempt the Company from applicable Nasdaq requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable SEC disclosure and other regulations. Our Board of Directors will continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE APPROVAL OF PROPOSAL 10

PROPOSAL 11 — DISAPPLICATION OF PRE-EMPTION RIGHTS
As a UK incorporated company, the Company’s ordinary shareholders are entitled, under the U.K. Companies Act 2006, to pre-emption rights, whereby, in the event that the Company wishes to allot new equity securities for cash, those securities must first be offered to existing shareholders in proportion to the number of ordinary shares they each hold before they can be offered to new shareholders.
In practice, the operation of such pre-emption rights is onerous and can result in significant delay and additional expense to the cost of an equity fundraising. It is therefore customary for our Board of Directors to seek authority from our shareholders to dis-apply statutory pre-emption rights for cash issues of up to a limit approved by the Company’s shareholders.
With the Company solely listed on Nasdaq, and the Company’s peers, key shareholders and primary target market being in the United States, the Board is mindful of the fact that equivalent United States incorporated companies are not required to offer shares to existing shareholders on a pre-emptive basis in the event they are pursuing an equity fundraising. The Board considers that this may place the Company at a competitive disadvantage.
Therefore, Resolution 11 seeks a disapplication of pre-emption rights for cash issues of up to a certain proportion of the Company’s issued ordinary share capital. Our Board of Directors currently has a power to allot shares as if the rights of pre-emption applicable under the U.K. Companies Act 2006 did not apply for cash issues. This power was granted to the Directors pursuant to shareholder resolutions passed on May 29, 2020 and was in respect of a maximum aggregate nominal amount of £257,595.00 which represented approximately 33% of the then issued ordinary share capital of the Company. It remains unexercised in respect of approximately 12% of the Company’s issued ordinary share capital.
The Directors have decided to seek a new disapplication of pre-emption rights for cash issues to replace the existing power. This Resolution will, if passed, give the Directors power, pursuant to the authority to allot granted by Resolution 10, to allot shares for cash or to grant rights to subscribe for or to convert any security into shares without first offering them to existing shareholders in proportion to their existing holdings up to an aggregate maximum nominal amount of £307,869.00, which represents approximately 33% of the Company’s issued share capital as of April 6, 2021.
This Resolution will be required to be passed as a special resolution and, if passed, this power will expire on the earlier of the conclusion of the annual general meeting in 2022 and June 30, 2022
The Directors have no present intention of exercising this power, except in relation to the Company’s share incentive schemes, but believe it is in the interests of shareholders for the Directors to have this flexibility to allot shares for cash otherwise than just in relation to the Company’s share incentive schemes should circumstances and their intentions change.
Our Board of Directors considers that, at this stage of development of the Company, the ability to raise new equity funds at relatively short notice and at low cost is vital to the continuing financial health of the business. We believe that it is in the best interests of the Company and our shareholders for the Board to seek to retain the ability to readily raise new equity funds at the appropriate time.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE APPROVAL OF PROPOSAL 11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS
Directors
Below is a list of our Directors and their ages as of the date of this proxy statement.
Name	Age	Position
David M. Mott	55	Chairman of the Board of Directors
Lawrence M. Alleva	71	Non-Executive Director
Ali Behbahani, M.D.	44	Non-Executive Director
Barbara Duncan	56	Non-Executive Director
John Furey	56	Non-Executive Director
James Noble	62	Non-Executive Director
Elliott Sigal, Ph.D, M.D.	69	Non-Executive Director
Tal Zaks, Ph.D, M.D.	55	Non-Executive Director
Adrian Rawcliffe	49	Chief Executive Officer and Director
During the year ended December 31, 2020, there were eight full meetings of the Board of Directors. All of our then Directors attended a minimum of 75% of the aggregate of the meetings of the Board of Directors and meetings of its committees of which he or she was a member during 2020 with the exception of Dr. Zaks who attended 69% of the meetings. Dr. Zaks is the Chief Medical Officer of Moderna Inc. and he was obliged to give apologies for a Board meeting in December 2020 due to a clash with a meeting with the FDA regarding Moderna’s vaccine against COVID-19. However, he reviewed the Board papers in advance and provided feedback. Effective from May 29, 2020, Mr. Giles Kerr stepped down as a member of the Board of Directors. During his service as a director in 2020, Mr. Kerr attended over 75% of the meetings of the Board of Directors and of the Audit Committee and Corporate Governance and Nominating Committee prior to May 29, 2020.
The biographical information for Lawrence Alleva, David Mott and Elliott Sigal, the nominees to our Board of Directors, is provided in “Proposal 1 — Re-Election of Lawrence Alleva to the Board of Directors”, “Proposal 2 — Re-Election of David Mott to the Board of Directors” and “Proposal 3 — Re-Election of Elliott Sigal to the Board of Directors” respectively.
Below is biographical information for those directors who are not standing for re-election at this Meeting and who will remain seated following the Meeting.
Adrian Rawcliffe has served as our Chief Executive Officer since September 2019 and is a member of our Executive Team. Previously, he served as our Chief Financial Officer from March 2015 through September 2019. Mr. Rawcliffe has over 20 years of experience within the biopharmaceutical industry and most recently served as Senior Vice President, Finance of GSK’s North American Pharmaceuticals business. He joined GSK in 1998 and his other senior roles at the company included Senior Vice President Worldwide Business Development and R&D Finance, where he was responsible for all business development and finance activities for GSK’s Pharmaceuticals R&D business and Managing Partner and President of SR One Ltd, GSK’s venture capital business. Mr. Rawcliffe currently serves as a non-executive director of WAVE Life Sciences (Nasdaq: WVE). Mr. Rawcliffe qualified as a chartered accountant with PwC and holds a B.Sc. degree in Natural Sciences from the University of Durham, U.K. Our Board of Directors believes Mr. Rawcliffe’s qualifications to serve as a member of our board include his financial expertise, his extensive experience in the biopharmaceutical industry and his years of experience in his leadership roles as a director and executive officer.
Ali Behbahani has served as a Non-Executive Director since February 2015 and also serves as a member of our Corporate Governance and Nominating Committee. He formerly served as a Non-Executive Director of Adaptimmune Limited since September 2014, initially in a capacity as a nominee of NEA, one of our shareholders. Dr. Behbahani has been a General Partner on the healthcare team at NEA since 2018, having worked for the fund since 2007, specializing in investments in the biopharmaceutical, medical device, specialty pharmaceutical and healthcare services sectors. He is currently a board member of public companies Black Diamond Therapeutics, Inc (Nasdaq: BDTX), CRISPR Therapeutics AG (Nasdaq: CRSP), Genocea (Nasdaq: GNCA), and Oyster Point Pharma, Inc (Nasdaq: OYST) and formerly served as a director of Nevro Corp (NYSE: NVRO). He also serves as a director for several private companies, including Arcellx, Inc, Korro, Inc. and Nkarta, Inc. He has previously worked as a consultant in business development at The Medicines Company and held positions as a Venture Associate at Morgan Stanley Venture Partners from 2000 to 2002 and as a Healthcare Investment Banking Analyst at Lehman Brothers from 1998 to 2000. Dr. Behbahani conducted basic science research in the fields of viral fusion inhibition and structural proteomics at the National Institutes of Health and at Duke University. He holds an M.D. degree from The University of Pennsylvania School of Medicine and an M.B.A. from The University of Pennsylvania Wharton School. Our Board of Directors believes Dr. Behbahani’s qualifications to serve as a member of our board include his financial expertise, his experience as a venture capital investor, his extensive experience in the healthcare industry and his years of experience in his leadership roles as a director and executive officer.
Barbara Duncan has served as a Non-Executive Director since June 2016 and also serves as a member of our Audit Committee. She has over 16 years of experience in the life sciences industry and served as Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT) from May 2009 through June 2016, and as Chief Financial Officer and then Chief Executive Officer at DOV Pharmaceuticals, Inc. from 2001 to 2009. Prior to joining DOV, Ms. Duncan served as Vice President of Corporate Finance — Global Healthcare at Lehman Brothers Inc. from 1998 to 2001, and as Director of Corporate Finance at SBC Warburg Dillon Read Inc. from 1994 to 1998. She also worked for PepsiCo, Inc. from 1989 to 1992 in its international audit division, and was a certified public accountant in the audit division of Deloitte & Touche LLP from 1986 to 1989. Ms. Duncan currently serves as a director for Atea Pharmaceuticals, Inc (Nasdaq: AVIR), Fusion Pharmaceuticals, Inc (Nasdaq: FUSN), Jounce Therapeutics, Inc. (Nasdaq: JNCE), ObsEva SA (Nasdaq: OBSV) and Ovid Therapeutics, Inc. (Nasdaq: OVID). She previously served as a director for Aevi Genomic Medicine, Inc. (Nasdaq: AEVI), Immunomedics, Inc. (Nasdaq: IMMU) and Innoviva Inc.(Nasdaq: INVA). Ms. Duncan holds an M.B.A. from the Wharton School of the University of Pennsylvania and a Bachelor of Business Administration from Louisiana State University. Our Board of Directors believes Ms. Duncan’s qualifications to serve as a member of our board include her financial expertise, her extensive experience in the healthcare industry and her years of experience in her leadership roles as a director and executive officer.
John Furey has served as a Non-Executive Director since July 2018 and also serves as a member of our Audit Committee and of our Remuneration Committee. He has over 30 years of experience of developing and implementing operational strategies and leading commercial and technical teams. Mr. Furey has served as the Chief Executive Officer of Imvax, Inc since September 2019. He also serves as an independent board member of Sensorion (Euronext Growth: ALSEN). Prior to joining Imvax, Mr. Furey served as Chief Operating Officer at Spark Therapeutics, Inc from December 1, 2016 through December 31, 2018, where he was responsible for global commercial operations, medical affairs, technology development and technical operations. Prior to joining Spark Therapeutics, Mr. Furey was senior vice president and head of global operations for Baxalta, where he directed manufacturing, quality, engineering, and process development. He actively managed a $2.5 billion production budget across Baxalta’s global network and led a first-in-class supply chain organization for rare diseases. Mr. Furey led the team that coordinated and delivered the successful establishment of Baxalta through a spin out from Baxter and led the Baxter Vaccine inline business to realize significant top line and bottom line growth. He also spent two years in China as general manager of Pfizer’s vaccine business unit following a role with responsibility for global pricing and reimbursement at Pfizer Vaccines. In these roles, Mr. Furey gained extensive experience in pipeline development and global product launches. Earlier in his career, he held both commercial and operations positions of increasing scope and responsibility with Pfizer and Wyeth Pharmaceuticals. Mr. Furey has an executive M.B.A. from St. Joseph’s University, Philadelphia, a B.S. degree from Trinity College, Dublin, and a diploma in Environmental Health from the Dublin Institute of Technology. Our Board of Directors believes Mr. Furey’s qualifications to serve as a member of our board include his extensive experience in the biopharmaceutical industry and his years of experience in his leadership roles as an executive officer.

James Noble has served as a Non-Executive Director since September 2019. He formerly served as our full-time Chief Executive Officer since March 2014, and part-time CEO from July 2008 to March 2014, and is one of our co-founders. From July 2008 until March 2014, Mr. Noble was also CEO of Immunocore. Mr. Noble has over 30 years of experience in the biotech industry. He has held numerous non-executive director positions, including at CuraGen Corporation, PowderJect Pharmaceuticals plc, Oxford GlycoSciences plc, MediGene AG, and Advanced Medical Solutions plc. Mr. Noble is also Deputy Chairman of GW Pharmaceuticals plc (Nasdaq: GWPH) and Chairman of Orexo AB, and has been appointed as a director of Arix Bioscience plc (LSE: ARIX) effective April 1, 2021. He also serves as Chairman of Sutura Therapeutics and as a director of Celleron Therapeutics. Mr. Noble qualified as a chartered accountant with Price Waterhouse and spent seven years at the investment bank Kleinwort Benson Limited, where he became a director in 1990. He then joined British Biotech plc as Chief Financial Officer from 1990 to 1997. Mr. Noble was previously Chief Executive Officer of Avidex Limited, a privately held biotechnology company that was our predecessor, from 2000 to 2006. Mr. Noble holds an M.A. degree from the University of Oxford. Our Board of Directors believes Mr. Noble’s qualifications to serve as a member of our board include his financial expertise, his extensive experience in the biopharmaceutical industry and his years of experience in his leadership roles as a director and executive officer.
Tal Zaks has served as a Non-Executive Director since November 2016 and also serves as a member of our Remuneration Committee. He has substantial research, development and commercialization experience gained from service in industry and academia. Dr. Zaks has served as the Chief Medical Officer of Moderna, Inc. (Nasdaq: MRNA) since March 2015 and has led the development and global authorization of Moderna’s COVID-19 vaccine. He previously served as Senior Vice President and Head of Global Oncology at Sanofi Inc, where he was responsible for all aspects of oncology drug discovery, development and commercialization. Dr. Zaks began his industry career at GlaxoSmithKline in the genetics research group, where he built the oncology translational medicine team. In addition to his industry work, Dr. Zaks is an Adjunct Associate Professor of Medicine at the University of Pennsylvania and has served as a volunteer physician at the Philadelphia Veterans Administration Medical Center, treating patients with genitourinary cancers. Dr. Zaks received his M.D. and Ph.D. degrees from the Ben Gurion University in Israel and conducted post-doctoral research at the U.S. National Institutes of Health. He completed his clinical training in internal medicine at Temple University Hospital followed by a fellowship in medical oncology at the University of Pennsylvania. Our Board of Directors believes Dr. Zaks’ qualifications to serve as a member of our board include his extensive experience in the biopharmaceutical industry and his years of experience in his leadership roles as an executive officer.
CORPORATE GOVERNANCE
Structure of our Board of Directors
The leadership structure of our Board of Directors separates the positions of Chief Executive Officer and Chairman of the Board in order to ensure independent leadership of the Board. Our Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities, with our CEO focused on leading the Company while the Chairman can focus on leading the Board in overseeing management, and for a sharing of ideas between individuals having different perspectives.
Independence of our Board of Directors
Our Board of Directors has determined that all of our directors, other than Adrian Rawcliffe, our CEO, and James Noble, our former CEO, qualify as “independent” directors in accordance with the independence requirements under the applicable listing standards of The Nasdaq Global Market as well as applicable rules promulgated by the SEC. Mr. Rawcliffe is not considered independent because he is an employee of the Company and Mr. Noble is not considered independent because he was an employee of the Company until March 31, 2020.
Our Board of Directors has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. James Noble and Helen Tayton-Martin, our Chief Business Officer, are married. Otherwise, there are no family relationships among any of our directors or executive officers.
Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board of Directors to be independent.
Board Oversight of Risk Management
Our management is primarily responsible for assessing and managing risk, while our Board of Directors is responsible for overseeing management’s execution of its responsibilities. Our Board of Directors is supported by its committees in fulfillment of this responsibility. For example, our Audit Committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Remuneration Committee strives to create incentives that encourage an appropriate level of risk-taking consistent with our business strategy. Finally, our Corporate Governance and Nominating Committee ensures that our governance policies and procedures are appropriate in light of the risks we face.
COMMITTEES OF OUR BOARD OF DIRECTORS
Our Board of Directors has three standing committees: the Audit Committee, the Remuneration Committee, and the Corporate Governance and Nominating Committee. The charters for each of these committees can be found on our website at https://www.adaptimmune.com.
Name	Audit	Remuneration	Corporate Governance and Nominating
David M. Mott		Chair	Chair
Lawrence M. Alleva	Chair
Ali Behbahani, M.D.			X
Barbara Duncan	X
John Furey	X	X
Elliott Sigal, Ph.D, M.D.			X
Tal Zaks, Ph.D, M.D.		X
Audit Committee
Our Audit Committee is currently composed of Mr. Alleva, Ms. Duncan and Mr. Furey, with Mr. Alleva serving as chairman of the committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of The Nasdaq Global Market. Our Board of Directors has determined that each of Mr. Alleva and Ms. Duncan is an “audit committee financial expert” within the meaning of SEC regulations and the applicable listing standards of The Nasdaq Global Market. The Audit Committee held seven meetings during 2020. The Audit Committee’s responsibilities include:
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overseeing and reviewing our internal controls, accounting policies and financial reporting and provide a forum through which our independent registered public accounting firm reports;

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meeting at least once a year with our independent registered public accounting firm without executive Board members present;

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overseeing the activities of our independent registered public accounting firm, including their appointment, reappointment or removal, as well as monitoring of their objectivity and independence;

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considering the fees paid to the independent registered public accounting firm and determine whether the fee levels for non-audit services, individually and in aggregate, relative to the audit fee are appropriate to enable an effective and high quality audit to be conducted; and

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maintaining oversight over related person transactions to ensure that they are appropriately disclosed and to make recommendations to the Board of Directors regarding authorization, and for considering noteworthy questions of possible conflicts of interest involving directors.

Mr. Kerr stood down from the Board and the Audit Committee and Corporate Governance and Nominating Committee effective as of the end of the 2020 AGM on May 29, 2020. On April 7, 2020, our Board of Directors appointed John Furey as a member of the Audit Committee effective from May 29, 2020. Our Board of Directors has determined that Mr. Furey meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable Nasdaq rules.
Remuneration Committee
Our Remuneration Committee is currently composed of Mr. Mott, Mr. Furey and Dr. Zaks, with Mr. Mott serving as chairman of the committee. Our Board of Directors has determined that each member of the Remuneration Committee is “independent” as defined under the applicable Nasdaq rules. The Remuneration Committee held five meetings during 2020. The Remuneration Committee’s responsibilities include:
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reviewing corporate goals and objectives relevant to the compensation of our senior executive officers and making recommendations concerning such objectives to the Board of Directors;

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appointing, compensating and overseeing the work of any compensation consultant or other advisor retained by the Remuneration Committee;

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reviewing the performance of our senior executive officers and our Chief Executive Officer who is our sole executive director;

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setting the policy for the remuneration of the senior executive officers and executive directors and the basis of their service and employment agreements with due regard to the interests of the shareholders;

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reviewing and approving the compensation of our senior executive officers other than our Chief Executive Officer;

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making recommendations to the Board of Directors with respect to the compensation of the Chief Executive Officer and the Non-Executive Directors;

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determining the allocation of awards under our share option schemes to our senior executive officers, making recommendations to the Board of Directors with respect to the allocation of option awards to our Chief Executive Officer and setting the overall allocation of option awards to our employees and consultants;

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producing a directors’ remuneration policy and an annual directors’ remuneration report to be included in our U.K. statutory annual report and financial statements; and

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producing a remuneration committee report on executive compensation when required by the rules of the SEC to be included in our annual proxy statement.

Remuneration Committee Interlocks and Insider Participation
None of the members of our Remuneration Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Remuneration Committee or the remuneration committee of any entity that has one or more executive officers serving on our Board of Directors.
As noted above, our Board of Directors has delegated to the Remuneration Committee the authority to determine the compensation for our executive officers with the exception of our Chief Executive Officer who is also our sole executive director. Executive and non-executive director compensation is recommended by our Remuneration Committee to the Board of Directors for approval. Our Chief Executive Officer may participate in general discussions with our Remuneration Committee and Board of Directors about these compensation matters but he does not participate in discussions during which his individual compensation is being considered and approved. Our policy is that no individual will participate in discussions or decisions concerning his or her own compensation.
In 2019, the Committee retained Willis Towers Watson, an independent compensation consultant, to assist the Committee with respect to compensation actions in 2020 with the goal of ensuring that our compensation arrangements for our CEO, our other senior executive officers and our non-executive directors were competitive. Willis Towers Watson provided data from comparable publicly traded biopharmaceutical companies and otherwise assisted the Committee in its design of competitive compensation for our senior executives and non-executive directors. The Committee expects to continue to use compensation consultants to assist the Committee in determining competitive levels of executive and non-executive compensation and specific design elements of our executive compensation program and non-executive directors’ compensation program. The Committee continued to retain Willis Towers Watson through 2020 and 2021 in order to ensure that our compensation arrangements are competitive for 2021. After review and consultation with Willis Towers Watson, the Committee determined that Willis Towers Watson is independent and that there is no conflict of interest resulting from retaining Willis Towers Watson in 2020 or in 2021. In reaching these conclusions, our Remuneration Committee considered the factors set forth in the SEC rules and the applicable listing standards of The Nasdaq Global Market.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee is currently composed of Mr. Mott, Dr. Behbahani, and Dr. Sigal, with Mr. Mott serving as chairman of the committee. Our Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is “independent” as defined under the applicable Nasdaq rules. The Corporate Governance and Nominating Committee held two meetings during 2020. The Nominating and Corporate Governance Committee’s responsibilities include:
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reviewing the structure, size and composition of the Board of Directors;

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recommending to our Board of Directors individuals to be nominated for election as directors and to each of the committees of our Board;

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supervising the selection and appointment process of directors;

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making recommendations to the Board of Directors with regard to any changes and using an external search consultant if considered appropriate;

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appointing, compensating and overseeing the work of any search firm or other advisor retained by the Committee;

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making final recommendations to the Board of Directors with respect to new appointments, which includes meeting the candidate prior to approving the appointment;

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overseeing the induction of new directors and providing appropriate training to the Board of Directors during the course of the year in order to ensure that they have the knowledge and skills necessary to operate effectively; and

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evaluating the performance of the Board of Directors, both on an individual basis and for the Board of Directors as a whole, taking into account such factors as attendance record, contribution during board meetings and the amount of time that has been dedicated to board matters during the course of the year.

Director Nomination Process
The Corporate Governance and Nominating Committee of the Board of Directors reviews possible candidates for the Board and recommends the nominees for Directors to the Board for approval. The criteria that the Corporate Governance and Nominating and Committee and the Board of Directors look for in determining candidates for election to the Board, include, among others:

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the highest personal and professional ethics, integrity and values;

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commitment to representing the long-term interests of the Company’s shareholders;

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independence under the standards promulgated by The Nasdaq Global Market; and

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ability to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on our behalf, including attending all Board of Directors and applicable committee meetings.

Although we do not have a standalone diversity policy, diversity is among the critical factors that the Board of Directors considers when evaluating its composition. It is the Corporate Governance and Nominating Committee’s policy that the composition of the Board of Directors reflect a range of talents, ages, skills, character, diversity and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership, corporate governance, and biotechnology and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. The independent directors of our Board of Directors believe that the current members of the Board of Directors reflect an appropriate diversity of gender, age, race, geographical background and experience but are committed to continuing to consider diversity issues in evaluating the composition of the Board of Directors.
The Nominating and Corporate Governance Committee’s policy does not contemplate any disparate treatment of management nominees versus those put forth by our shareholders. To date, the Committee has worked with Egon Zehnder and Perspective, each of whom is an independent global board and executive search firm, to assist in identifying and evaluating potential nominees against role specifications.
Shareholder Recommendations and Nominees
It is the policy of our Board of Directors that the Corporate Governance and Nominating Committee consider both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the Corporate Governance and Nominating Committee by writing to our Company Secretary at the address below, or the Company’s registered office address from time to time, and providing evidence of the shareholder’s ownership of our ordinary shares and/or ADSs, the nominee’s name, home and business address and other contact information, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any relationships between the recommended candidate and the Company within the last three fiscal years.
Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Corporate Governance and Nominating Committee. Shareholders who desire to nominate persons directly for election to the Board at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information — Shareholder Proposals for 2022 Annual General Meeting.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so appointed will serve until the next annual general meeting of shareholders when such director will offer himself/herself for re-election, or by persons elected by an ordinary resolution of the shareholders of the Company.
You may write to the Corporate Governance and Nominating Committee at:
c/o Margaret Henry
Company Secretary
Adaptimmune Therapeutics plc
60 Jubilee Avenue
Abingdon
Oxfordshire OX14 4RX
United Kingdom

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available on our website at http://www.adaptimmune.com. We expect that any amendments to this code or any waivers of its requirements will be disclosed on our website.
Shareholder Communication with the Board of Directors
It is the policy of our Board of Directors to allow shareholders to communicate with its members. Communications may be addressed to the entire board or to any individual director. All such communications will initially be received and processed by our Company Secretary. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board. Shareholders can contact members of the Board Directors by writing care of our Company Secretary at the Company’s registered office address.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and related footnotes set forth information with respect to the beneficial ownership of our ordinary shares, as of March 29, 2021, by:
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each beneficial owner of more than 5% of our ordinary shares

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each of our named executive officers and directors;

•
all of our named executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 29, 2021 are considered outstanding. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person. Applicable percentage ownership is based on 932,801,658 ordinary shares outstanding as of March 29, 2021.
Unless otherwise indicated, the address for each of the shareholders listed in the table below is c/o Adaptimmune Therapeutics plc, 60 Jubilee Avenue, Milton Park, Oxfordshire OX14 4RX, United Kingdom.
	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% Shareholders
Matrix Capital Management Master Fund L.P(1)	233,845,110	25.07
New Enterprise Associates(2)	102,495,666	10.99
Baillie Gifford & Co(3)	62,146,680	6.66
Baker Bros. Advisors, L.P.(4)	58,985,262	6.32
Capital World Investors(5)	48,016,200	5.15
Named Executive Officers and Directors
Adrian Rawcliffe(6)	8,976,129	0.96
Helen Tayton-Martin, Ph.D.(7)	8,440,278	0.90
William Bertrand(8)	4,997,584	0.54
John Lunger(9)	1,758,308	0.19
Gavin Wood(10)	875,330	0.09
Ali Behbahani, M.D.(11)	103,445,914	11.09
James Noble(12)	17,283,660	1.85
Elliott Sigal, M.D., Ph.D.(13)	1,705,681	0.18
Lawrence M. Alleva(14)	1,503,701	0.16
David M. Mott(15)	1,195,477	0.13
Barbara Duncan(16)	843,774	0.09
Tal Zaks, Ph.D.(17)	680,000	0.07
John Furey(18)	507,003	0.05
Named Executive Officers and Directors as a Group (13 persons)	143,236,710	15.36

(1)
Consists of shares held by Matrix Capital Management Company L.P., as of December 31, 2020 based on information provided in a Form 13F filed with the Securities and Exchange Commission (“SEC”) on February 16, 2021 and a Schedule 13G/A filed with the SEC on February 16, 2021.. Matrix Capital Management Company L.P., as investment manager of Matrix Capital Management Master

Fund L.P., holds these shares in the form of ADSs. The registered office of Matrix Capital Management Master Fund L.P. is c/o Matrix Capital Management L.P., 1000 Winter Street, Suite 4500, Waltham, MA 02451.
(2)
Consists of shares held as of December 31, 2020 based on information provided in a Form 13F filed with the SEC on February 16,2021. Beneficial ownership consists of (i) 82,978,668 ordinary shares represented by 13,829,778 ADSs directly held by New Enterprise Associates 14, L.P., or NEA 14; (ii) 19,500,000 ordinary shares represented by 3,250,000 ADSs directly held by New Enterprise Associates 16, L.P., or NEA 16; and (iii) 16,998 ordinary shares represented by 2,833 ADSs directly held by NEA Ventures 14, L.P., or NEA Ven 14. The shares directly held by NEA 14 are indirectly held by NEA Partners 14, L.P., or NEA Partners 14, the sole general partner of NEA 14, NEA 14 GP, LTD, or NEA 14 LTD, the sole general partner of NEA Partners 14 and each of the individual Directors of NEA 14 LTD. The individual Directors, or collectively, the Directors of NEA 14 LTD, are Forest Baskett, Anthony A. Florence, Jr., Patrick J. Kerins, Scott D. Sandell and Peter W. Sonsini. The shares directly held by NEA 16 are indirectly held by NEA Partners 16, L.P., or NEA Partners 16, the sole general partner of NEA 16, NEA 16 GP, LLC, or NEA 16 LLC, the sole general partner of NEA Partners 16 and each of the individual Managers of NEA 16 LLC. The individual Managers of NEA 16 LLC, or collectively, the NEA 16 Managers, are Forest Baskett, Ali Behbahani (a member of our Board), Carmen Chang, Anthony A. Florence, Jr., Mohamad H. Makhzoumi, Joshua Makower, Scott D. Sandell, Peter W. Sonsini and Paul Walker. The shares directly held by NEA Ven 2014 are indirectly held by Karen P. Welsh, the general partner of NEA Ven 2014. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The principal business address of New Enterprise Associates, Inc. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(3)
Consists of shares held as of December 31, 2020 based on information provided in a Schedule 13G/A filed with the SEC on February 16, 2021. Baillie Gifford & Co and/or entities affiliated with Baillie Gifford & Co holds these shares in the form of ADSs. The business address of Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh EH1 34N, Scotland, UK.

(4)
Consists of shares held as of December 31, 2020 based on information provided in a Schedule 13G filed with the SEC on February 16, 2021. The Reporting Persons are the Baker Bros. Advisors L.P., Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker. Beneficial ownership consists of (i) 54,419,964 ordinary shares represented by 9,069,994 ADSs directly held by Baker Brothers Life Sciences, L.P., and (ii) 4,565,298 ordinary shares represented by 760,883 ADSs directly held by 667, L.P., which may be deemed to be indirectly beneficially owned by the Reporting Persons. The business address of each of the Reporting Persons is c/o Baker Bros. Advisors LP, 860 Washington Street, 3rd Floor, New York NY 10014.

(5)
Consists of shares held as of December 31, 2020 based on information provided in a Schedule 13G/A filed with the SEC on February 16, 2021. Capital World Investors, a division of Capital Research and Management Company (CRMC), a U.S.-based investment management company, holds these shares in the form of ADSs. The Capital Group Companies, Inc. is the parent company of CRMC. The business address for CRMC is 333 South Hope Street, Los Angeles, CA 90071.

(6)
Beneficial ownership for Mr. Rawcliffe consists of (i) 254,334 ordinary shares represented by 42,389 ADSs and (ii) options to purchase 8,721,795 ordinary shares that are or will be exercisable within 60 days of March 29, 2021.

(7)
Beneficial ownership for Dr. Tayton-Martin consists of (i) 1,800,000 ordinary shares and (ii) options to purchase 6,640,278 ordinary shares that are or will be exercisable within 60 days of March 29, 2021.

(8)
Beneficial ownership for Mr. Bertrand consists of (i) 342,600 ordinary shares represented by 57,100 ADSs and (ii) options to purchase 4,654,984 ordinary shares that are or will be exercisable within 60 days of March 29, 2021.

(9)
Beneficial ownership for Mr.Lunger consists of (i) 162,588 ordinary shares represented by 27,098 ADSs and (ii) options to purchase 1,595,720 ordinary shares that are or will be exercisable within 60 days of March 29, 2021.

(10)
Beneficial ownership for Mr. Wood consists of (i) 57,000 ordinary shares represented by 9,500 ADSs and (ii) options to purchase 818,330 ordinary shares that are or will be exercisable within 60 days of March 29, 2021.

(11)
Includes the shares set forth in footnote (2) above and options held by Dr. Behbahani to purchase 950,248 ordinary shares that are or will be exercisable within 60 days of March 29, 2021. Dr. Behbahani is a partner of New Enterprise Associates, Inc., which has ultimate voting and investment power over shares held of record by New Enterprise Associates 14, Limited Partnership.

(12)
Beneficial ownership for Mr. Noble consists of (i) 8,145,700 ordinary shares and (ii) options to purchase 9,137,960 ordinary shares that are or will be exercisable within 60 days of March 29, 2021.

(13)
Includes 254,100 ordinary shares, and 60,000 ordinary shares represented by 10,000 ADSs held by Sigal Family Investments, LLC, and options held by Dr. Sigal to purchase 1,338,643 ordinary shares that are or will be exercisable within 60 days of March 29, 2021. Dr. Sigal is a manager of Sigal Family Investments, LLC. Dr. Sigal may be deemed to have voting and investment power over the shares held by Sigal Family Investments, LLC. Dr. Sigal disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Also included in the ordinary shares beneficially owned are 52,938 ordinary shares represented by 8,823 ADSs that Dr. Sigal purchased during the IPO.

(14)
Consists of (i) options held by Mr. Alleva to purchase 1,385,837 ordinary shares that are or will be exercisable within 60 days of March 29, 2021; (ii) 70,584 ordinary shares represented by 11,764 ADSs purchased by Mr. Alleva during the IPO; (iii) 47,280 ordinary shares represented by 7,880 ADS purchased by the Lawrence M. Alleva Revocable Trust in December 2018 and (iv) 12,900 ordinary shares represented by 2,150 ADSs purchased by the Lawrence M. Alleva Revocable Trust in June 2020.

(15)
Consists of options held by Mr. Mott to purchase 1,195,477 ordinary shares that are or will be exercisable within 60 days of March 29, 2021. Mr. Mott retired from NEA during February 2020 and his shareholding does not include shares held by NEA.

(16)
Consists of options held by Ms. Duncan to purchase 843,774 ordinary shares that are or will be exercisable within 60 days of March 29, 2021.

(17)
Consists of options held by Dr. Zaks to purchase 680,000 ordinary shares that are or will be exercisable within 60 days of March 29, 2021.

(18)
Consists of options held by Mr. Furey to purchase 507,003 ordinary shares that are or will be exercisable within 60 days of March 29, 2021.

DELINQUENT SECTION 16(a) REPORTS
All of our directors, executive officers and any greater than 10 percent shareholders are required by Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of shares and to furnish us with copies of such reports. Based on a review of those reports and written representations that no other reports were required, we believe that our Section 16 directors and officers complied with all of their applicable Section 16(a) filing requirements.
TRANSACTIONS WITH RELATED PERSONS
Certain Relationships and Related Party Transactions
Related Person Transactions
Other than the compensation arrangements described below under the sections “Director Remuneration” and “Executive Compensation Discussion and Analysis”, in the period from January 1, 2020 through the date of this proxy statement, we were not a party to any transactions between us and certain “related persons”, which are generally considered to be our executive officers, directors, director nominees or 5% shareholders, or their immediate family members.
Related Person Transactions Policy
We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee will be responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our

Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy will require our Audit Committee to consider, among other factors it deems appropriate:
•
the related person’s relationship to us and interest in the transaction;

•
the interests, direct or indirect, of any related person in the transaction in sufficient detail so as to enable the Audit Committee to assess such interests;

•
the material facts of the proposed related-person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved;

•
the benefits to us of the proposed transaction;

•
an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

•
management’s recommendation with respect to the proposed related-person transaction.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith. If Audit Committee review and approval would be inappropriate, the relevant related party transaction will be referred to another independent body of our Board for review, consideration, approval or ratification.
For purposes of the policy we refer to transactions in which (a) we were a participant, (b) the amount involved exceeded $120,000 and (c) one or more of our executive officers, directors, director nominees or 5% shareholders, or their immediate family members (each of whom we refer to as a “related person”) had a direct or indirect material interest as “related person transactions.”

DIRECTOR REMUNERATION
Under our Directors’ Remuneration Policy, the Board has the discretion to pay our Non-Executive Directors for their Board and committee service in the form of cash fees or stock options or a mixture of cash fees and stock options. Our remuneration arrangements for Non-Executive Directors during 2020 comprised an award of a fixed number of stock options, plus an additional number of stock options or cash payment at the director’s election. The option awards and cash payments were made at competitive levels of peer group data from comparable companies provided in a competitive benchmarking analysis undertaken by Willis Towers Watson in 2020 and are compliant with the Directors’ Remuneration policy approved by our shareholders at our Annual General Meeting on June 20, 2018.
Under our Directors’ Remuneration Policy in effect in 2020, our Non-Executive Directors earned the following annual cash compensation or made an election to receive such compensation in the form of an additional number of stock options.
2020 Cash Compensation
Board of Directors	$40,000
Chairman (additional retainer)	$27,500
Audit Committee Chair (additional retainer)	$20,000
Remuneration Committee Chair (additional retainer)	$15,000
Corporate Governance and Nominating Committee Chair (additional retainer)	$10,000
Audit Committee member/non-Chair (additional retainer)	$10,000
Remuneration Committee member/non-Chair (additional retainer)	$7,500
Corporate Governance and Nominating Committee member/non-Chair (additional retainer)	$5,000
All cash payments are payable monthly in arrears at the end of each month during which such individual served as a director (with prorated payments for service during a portion of such month). The cash compensation is targeted at the 50th percentile of peer group data. Our Non-Executive Directors are also entitled to receive reimbursement of expenses incurred in the course of performing services to the Company.
Our Non-Executive Directors do not receive any pension from the Company nor do they participate in any performance-related incentive plans. Our Non-Executive Directors participate in the Group’s long-term incentive plans on terms similar to those used for our executive directors and officers.
On joining the Board, our Non-Executive Directors are eligible to receive an initial award of stock options covering up to 288,000 of our ordinary shares and, at their election, either cash compensation, as set forth above, or additional options of equivalent value. All such options vest over three years with the first 25% vesting on the first anniversary of the date of grant. Subsequently, all Non-Executive Directors are eligible to receive an annual award of stock options covering up to 144,000 of our ordinary shares and, at their election, either cash compensation, as set forth above, or additional options of equivalent value. All options awarded annually are exercisable on the first anniversary of the date of grant. These long-term equity incentive awards are targeted at the 50th percentile of peer group data.
During 2020, all Non-Executive Directors were granted an annual award of stock options, with the exception of Giles Kerr who stood down from the Board on May 29, 2020 at the Annual General Meeting and did not receive an annual award of options in 2020.
In determining option awards, our Board of Directors works within benchmarking guidelines provided by compensation consultants and seeks recommendations from our Remuneration Committee. All options are granted with an exercise price that is no lower than the fair market value of an ordinary share on the date prior to the date of grant.

2020 Director Compensation Table
The table below shows the compensation paid to our Non-Executive Directors during the year ended December 31, 2020.
Name	Fees Earned or paid in cash$(1)	Option awards($)(2)	Total ($)
David M. Mott(3)	—	282,493	282,493
Lawrence Alleva(4)	—	246,271	246,271
Ali Behbahani(5)	—	229,552	229,552
Barbara Duncan(6)	50,000	179,398	229,398
John Furey(7)	—	244,413	244,413
Giles Kerr(8)	23,522	0	23,522
James Noble(9)	178,271	233,228	411,498
Elliott Sigal(10)	—	229,552	229,552
Tal Zaks(11)	47,500	179,398	226,898

(1)
The fees paid to Mr. Kerr and Mr. Noble were denominated in pounds sterling. For purposes of this table, the 2020 amounts paid to Mr. Kerr and Mr. Noble have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2020 (£1/$1.36188).

(2)
Amounts reflect the aggregate grant date fair value of share options granted during 2020 and computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 2(r) and Note 12 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)
Mr. Mott received an option award covering 226,753 ordinary shares on July 1, 2020.

(4)
Mr. Alleva received an option award covering 197,678 ordinary shares on July 1, 2020.

(5)
Dr. Behbahani received an option award covering 184,258 ordinary shares on July 1, 2020.

(6)
Ms. Duncan received an option award covering 144,000 ordinary shares on July 1, 2020.

(7)
Mr. Furey received an option award covering 196,186 ordinary shares on July 1, 2020.

(8)
Mr. Kerr stood down from the Board on May 29, 2020 at the Annual General Meeting and did not receive any option award during 2020. He received pro-rated fees of $23,522 for the period from January 1, 2020 through May 29, 2020. In recognition of Mr. Kerr’s service as a Board member and as a member of the Audit Committee and of the Corporate Governance and Nominating Committee up to May 29, 2020, he was permitted a 12 month period in which to exercise those options which had vested as at of May 29, 2020. Any options that are not exercised by May 29, 2021 will lapse and cease to be exercisable. Mr. Kerr exercised options covering 555,996 ordinary shares in June 2020.

(9)
Mr. Noble waived all fees and equity awards for his service as a Non-Executive Director for the period from September 1, 2019 to March 31, 2020. Mr. Noble served his notice period as CEO and continued to be eligible to receive his salary, pension allowance and benefits, which ceased on 31 March 2020. Mr. Noble became eligible for our Non-Executive Director compensation package effective from April 1, 2020. Fees shown represent the aggregate of a pro-rated amount of $167,290 for salary, pension allowance and benefits for the period from January 1, through March 31, 2020 and pro-rated fees of $10,981 for the period from April 1, 2020 through June 30, 2020. Mr. Noble received a pro-rated option award covering 31,000 ordinary shares on April 1, 2020 for the period from April 1, 2020 through June 30, 2020 and an option award covering 179,785 ordinary shares on July 1, 2020.

(10)
Dr.Sigal received an option award covering 184,258 ordinary shares on July 1, 2020.

(11)
Dr. Zaks received an option award covering 144,000 ordinary shares on July 1, 2020.

Deeds of Indemnification
We do not have any third party indemnification provisions in place for the benefit of one or more of our directors. However, we agree to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance (including ensuring that premiums are properly paid) for their benefit for so long as any claims may lawfully be brought against them.
Non-Executive Director Appointment Letters
We have entered into letters of appointment with each of our Non-Executive Directors. These letters set forth the main terms on which each of our Non-Executive Directors serve on our Board of Directors. Continued appointment under the letter is contingent on continued satisfactory performance as a member of the Board of Directors and as a member of a committee, if applicable, as well as being re-elected at the annual general meetings in accordance with our Articles of Association. The appointment may be terminated by the Company or the Non-Executive Director with three months’ prior written notice. Upon termination, the Non-Executive Director is entitled to a pro-rata amount of the annual fee (if applicable) that is outstanding and payable up to the date of termination, and reimbursement in the normal way of any expenses properly incurred before that date.

EXECUTIVE OFFICERS OF THE COMPANY
Below is a list of our executive officers and their ages as of the date of this proxy statement. Except as described below, there are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.
Name	Age	Position
Adrian Rawcliffe	49	Chief Executive Officer and Director
Gavin Wood	51	Chief Financial Officer
Helen Tayton-Martin, Ph.D	54	Chief Business Officer
William Bertrand	56	Chief Operating Officer
John Lunger	52	Chief Patient Supply Officer
Elliot Norry	58	Chief Medical Officer
Adrian Rawcliffe.   For biographical information regarding Mr. Rawcliffe, please refer to the discussion under Board of Directors.
Gavin Wood.   Mr. Wood has served as our Chief Financial Officer since April 2020 and is a member of our Executive Team. Mr. Wood has held CFO and senior management roles in public companies in the life sciences sector since 2006. Most recently, he served as the Chief Financial Officer and a director of Abcam plc (LSE: ABC) from September 2016 through February 3, 2020, working as part of the executive team that led the company through a period of significant growth and change. Before that, he held a series of roles at Affymetrix Inc, (Nasdaq: AFFX) from 2006 to 2016, including serving as Executive Vice President and Chief Financial Officer from May 2013 through March 2016, and managing the global finance, IT, internal audit and facilities functions, until the company was acquired by ThermoFisher Scientific. Mr. Wood is a Chartered Accountant and holds a B.A. degree in Archaeology from the University of Durham, U.K.
Helen Tayton-Martin, Ph.D.   Dr. Tayton-Martin has served as our Chief Business Officer since March 2017, having formerly served as our Chief Operating Officer since 2008, a role in which she oversaw the transition of all operations in the company from five to 300 staff, through transatlantic growth, multiple clinical, academic and commercial collaborations and private and public financing through to its Nasdaq IPO. She is a member of our Executive Team. As our CBO, Dr. Tayton-Martin is responsible for optimizing the strategic and commercial opportunity for Adaptimmune’s assets, leading on business development and commercial activities. Her role encompasses all aspects of pipeline and technology assessment, strategic portfolio analysis, integrated program management and commercial planning and partnerships, including the company’s strategic partnership with GlaxoSmithKline (LSE/NYSE: GSK) (“GSK”). Dr. Tayton Martin has over 26 years of experience working within the pharma, biotech and consulting environment in disciplines across preclinical and clinical development, outsourcing, strategic planning, due diligence and business development. She co-founded Adaptimmune from the former company, Avidex Limited, where she had been responsible for commercial development of the soluble TCR program in cancer and HIV from 2005 to 2008. Dr. Tayton Martin also serves as a non-executive director of Trillium Therapeutics Inc. (Nasdaq and TSX: TRIL). She holds a Ph.D. in molecular immunology from the University of Bristol, U.K. and an M.B.A. from London Business School. Dr. Tayton-Martin is married to James Noble, a non-executive director and our former Chief Executive Officer.
William Bertrand. Mr.    Bertrand has served as our Chief Operating Officer since March 2017 and is responsible for operational functions including compliance, risk management, human resources, quality and legal/IP, as well as investor relations, communications and IT and facilities. He is a member of our Executive Team. Mr. Bertrand’s prior experience includes a 12 year tenure at MedImmune, where he served as its first General Counsel and Chief Compliance Officer, along with holding a variety of operational and corporate strategy roles. He has also formerly served as Executive Vice President, General Counsel for Infinity Pharmaceuticals, Inc., and as Senior Vice President, Acting Chief Operating Officer and General Counsel for Salix Pharmaceuticals, where he remained as General Manager to help finalize the integration of the company’s $14 billion acquisition by Valeant Pharmaceuticals in April 2015. He is currently a member of the board of directors of Ardelyx, Inc. (Nasdaq: ARDX) and has served as a member of the board of directors of several private companies including Trustwave and Inotek Pharmaceuticals. Mr. Bertrand received a J.D. from the University of Wisconsin and a B.S. in biology from Wayne State University.
John Lunger.   Mr. Lunger has served as our Chief Patient Supply Officer since August 2019 and is a member of our Executive Team. He leads the teams responsible for producing and delivering products to patients, accelerating supply execution, and optimizing the supply chain to be ready for commercialization. Previously, Mr. Lunger was our Senior Vice President, Manufacturing and Supply Chain, having joined the Company in March 2017. In this role, he was responsible for clinical manufacturing and global supply of Adaptimmune’s autologous T-cell therapy products. Prior to joining Adaptimmune, Mr. Lunger was Head of Supply Chain and Commercial Product Supply at Merrimack Pharmaceuticals where he led clinical and commercial supply chain as well as the cross functional supply team for Merrimack’s first commercial product launched in October 2015. Earlier in his career, he held various senior manufacturing, operational, and strategy roles with VWR International, Pfizer, and Wyeth Pharmaceuticals. In his nearly 10 years with Wyeth he held a number of leadership positions, including operations and supply chain strategy, supply management, procurement and strategic sourcing, business systems implementation, generic pharmaceutical business management, and site operations management in a pharmaceutical manufacturing plant in Ireland. Mr. Lunger began his career serving as a nuclear trained officer on a U.S. Navy submarine followed by strategic consulting with Accenture. He holds a Bachelor of Science degree (with distinction) in Ocean Engineering from the U.S. Naval Academy and an M.B.A. in economics and operations management from the University of Chicago’s Booth School of Business.
Elliot Norry, M.D.   Dr. Norry has served as our Chief Medical Officer (CMO) since January 2020 after having served as our acting CMO since August 2019. He is a member of our Executive Team. Previously, he was our Vice President and Head of Clinical Safety and leader of our ADP-A2AFP program, having joined the company in July 2015. Prior to joining Adaptimmune, Dr. Norry served as Safety Development Leader at GSK from 2009, where he managed clinical safety for a broad range of early and late stage products, including approval activities for pazopanib for the treatment of soft tissue sarcoma. He was also Chair of GSK’s Hepatic Safety Panel. Prior to his roles in the biotech and pharmaceutical industry, Dr. Norry practiced adult internal medicine at Abington Memorial Hospital in Abington, Pennsylvania for 13 years. He holds a B.A. from Columbia College and an M.D. from New York University. He performed his residency in Internal Medicine at Temple University Hospital in Philadelphia and his fellowship in gastroenterology at Thomas Jefferson University Hospital in Philadelphia.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis (“CD&A”) discusses the compensation philosophy, policies and principles underlying our executive compensation decisions for 2020. This section discusses the material components of the executive compensation program offered to our named executive officers, or NEOs, identified below. As of December 31, 2020, these NEOs were:
•
Adrian Rawcliffe, Chief Executive Officer;

•
Gavin Wood, Chief Financial Officer (from April 1, 2020);

•
William Bertrand, Chief Operating Officer;

•
Helen Tayton-Martin, Chief Business Officer;

•
John Lunger, Chief Patient Supply Officer; and

•
Michael Garone, Interim Chief Financial Officer (up to March 31, 2020)

Executive Summary
2020 Business Highlights
Notwithstanding the impact of the COVID-19 pandemic on the biotech industry, 2020 was a year of strong operational performance for Adaptimmune. Key business highlights during 2020 included:
Advancing our ADP-A2M4 product towards commercialisation and, depending on data from Phase 1 trials, progressing cell therapy candidates into later stage clinical trials
•
SPEARHEAD-1 Phase 2 Trial with ADP-A2M4:

•
Our Phase 2 clinical trial is ongoing in synovial sarcoma and myxoid round cell liposarcoma (“MRCLS”) indications. Subject to the successful conclusion of the SPEARHEAD-1 study, where we aim to complete dosing during the first half of 2021, we plan to file a BLA in 2022 and following approval of the BLA to commercially launch ADP-A2M4 for the treatment of synovial sarcoma.

•
In 2020, a Phase 2 trial combining ADP-A2M4 with pembrolizumab was initiated for patients with head and neck cancer.

Progressing our T-cell therapies through research and development, including advancement of ADP-A2M4CD8, ADP-A2M4 and ADP-A2AFP through clinical trials and development of new cell therapies
•
SURPASS Phase 1 Trial with ADP-A2M4CD8:

•
Enrollment is ongoing in our Phase 1 clinical trial for our next generation SPEAR T-cell, ADP-A2M4CD8, and patients are now being treated in the expansion phase of the trial. During 2020, the trial was refocused on treatment of patients with lung, gastroesophageal, head and neck and bladder cancers. This next generation SPEAR T-cell utilizes the same engineered T-cell receptor as ADP-A2M4, but with the addition of a CD8α homodimer. The addition of the CD8α homodimer has been shown in vitro to increase cytokine release and SPEAR T-cell potency. Data from the trial was presented at the Society for Immunotherapy of Cancer (“SITC”) conference in November 2020.

•
Based on the responses seen in the Phase 1 clinical trial using ADP-A2M4 and initial responses seen in the SURPASS trial, we are planning to initiate a Phase 2 clinical trial with ADP-A2M4CD8 in esophageal cancers in mid-2021.

•
ADP-A2M4 Phase 1 Trial:

•
Our Phase 1 clinical trial of ADP-A2M4 in urothelial, melanoma, head and neck, ovarian, non-small cell lung, esophageal and gastric, synovial sarcoma and MRCLS cancers completed enrollment in 2020. A data update on the trial was presented at ASCO on 29 May 2020. Responses were reported for synovial sarcoma, head and neck cancer and lung cancer, with evidence of anti-tumor activity seen in ovarian cancer and bladder cancer.

•
A radiation sub-study under the Phase 1 clinical trial continues to enroll patients.

•
ADP-A2AFP Phase 1 Trial:

•
During 2020, we continued treating patients in our Phase 1, open-label, dose-escalation trial designed to evaluate the safety and anti-tumor activity of our alpha fetoprotein (“AFP”) therapeutic candidate for the treatment of hepatocellular carcinoma (“HCC”). Data from the trial was reported at the International Liver Congress in August 2020.

•
In 2020, a further cohort was initiated for patients with tumors other than HCC that express the AFP antigen.

Continuing to develop ‘off-the-shelf’ cell immunotherapies
We have continued to develop allogeneic or “off-the-shelf” cell therapies utilizing a proprietary allogeneic platform. In January 2020, we entered into a co-development and co-commercialization agreement with Universal Cells Inc, a wholly owned subsidiary of Astellas, relating to the development of stem-cell derived ‘off-the-shelf’ CAR-T and TCR T-cell therapies. Our strategic collaboration program ongoing with Astellas (through its wholly owned subsidiary Universal Cells) relates up to three targets with the aim of co-developing T-cell therapy candidates directed to those targets and utilizing our allogeneic platform for “off-the-shelf” cell therapies. The first target subject to the collaboration is the mesothelin target to which a HiT cell therapy is being developed.
Continuing to develop next-generation and combination approaches to further enhance our cell therapies both internally and through our collaborations with third parties
•
We have continued to develop next generation and combination approaches both internally and with third parties. These approaches enable us to further enhance and extend the reach of our cell therapies and increase the number of patients we can potentially treat.

•
We have had collaborations in place with Noile-Immune and Alpine Immune Sciences since 2019. With Alpine, we are collaborating to develop next-generation SPEAR T-cell products that incorporate Alpine’s secreted and transmembrane immunomodulatory protein technology. We believe that the Alpine technology will complement our existing internal next generation technology and enhance anti-tumor potential. In the Noile-Immune collaboration, we will co-develop next-generation SPEAR T-cell products, incorporating Noile-Immune’s PRIME (proliferation inducing and migration enhancing) technology, based upon co-expression of IL-7 and CCL19.

•
In 2020, we entered into a collaboration with the National Center for Cancer Immune Therapy (“CCIT”) in Denmark. Through our collaboration with CCIT, we are combining CCIT’s existing TIL therapies with our next generation IL-7 construct with the aim of created enhanced TIL cell therapies. TIL therapy has previously seen efficacy in certain solid tumors including melanoma and the aim is to build on that efficacy.

Continuing to improve our manufacturing and patient supply processes to optimize how we deliver our cell therapies to patients
•
During 2020, we continued to progress scaling up of personnel, manufacturing processes and IT systems, and optimizing space in our Navy Yard facility in preparation for our commercial launch in synovial sarcoma.

•
We received a Certificate of GMP Compliance from the MHRA in 2020 for our in-house vector manufacturing operations and began using lentiviral vector produced at our dedicated manufacturing space within the Cell and Gene Therapy Catapult Manufacturing Centre at Stevenage, UK, for selected clinical trials.
Other corporate achievements
•
In Q1 2020, the Company completed an underwritten public offering generating net proceeds of approximately $90 million.

•
In Q2 2020, the Company completed an underwritten public offering generating net proceeds of approximately $244 million.

2020 Executive Compensation Highlights
The following key compensation actions were taken with respect to our NEOs for 2020:
•
Base Salaries — the 2020 base salaries for our NEOs were determined, and were effective from January 1, 2020. A summary of the 2020 base salaries for our NEOs, together with the percent increase compared to their 2019 base salaries, is set forth in the table below.

Name	2020 Annual Base Salary ($)	2019 Annual Base Salary ($)	% Increase
Adrian Rawcliffe(1)	574,000	560,000	2.5%
Gavin Wood(2)(3)	449,420	—	—
Helen Tayton-Martin(2)	454,940	435,949	4.36%
William Bertrand	443,456	432,460	2.5%
John Lunger(4)	400,000	400,000	—
Michael Garone (Interim CFO)(5)	217,000	206,500	5.08%

(1)
The 2019 annual base salary for Mr. Rawcliffe is an annualized amount based on his base salary of $560,000 effective September 1, 2019 when he was appointed to the role of Chief Executive Officer.

(2)
Compensation paid to Mr. Wood and Dr. Tayton-Martin is denominated in pounds sterling. For purposes of this table, the amounts for Mr. Wood and Dr. Tayton-Martin in the table above have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2020 (£1/$1.36188).

(3)
Mr. Wood joined the Company as Chief Financial Officer on April 1, 2020. The 2020 annual base salary for Mr. Wood is his base salary of $449,420 effective April 1, 2020 when he was appointed to the role of Chief Financial Officer. Mr. Wood also received a one-time signing on payment of $47,666 on April 1, 2020. As Mr. Wood did not work for the Company during 2019, it is not possible to calculate a percent increase compared to a 2019 base salary.

(4)
Pursuant to the terms of his employment agreement effective August 1, 2019, Mr. Lunger was not eligible to receive any salary increase in 2020. The 2019 annual base salary for Mr. Lunger is an annualized amount based on his base salary of $400,000 effective August 1, 2019 when he was appointed to the role of Chief Patient Supply Officer.

(5)
Mr. Garone served as Interim Chief Financial Officer from October 1, 2019 through March 31, 2020 and as an advisory consultant from April 1, 2020 through April 9, 2020. His services were provided under a consultancy agreement between the Company and La Fosse Associates Limited (“La Fosse”). The 2020 annual base salary for Mr. Garone represents the fees of $217,000 paid by the Company to La Fosse for the period from January 1, 2020 through April 9, 2020 and the 2019 annual base salary for Mr. Garone represents the fees of $206,500 paid by the Company to La Fosse for the period from October 1, 2019 through December 31, 2019. Mr. Garone was not eligible to receive any bonus or benefits or long term incentive compensation.

•
Annual Cash Bonuses — Our NEOs (with the exception of Mr. Garone) received annual cash bonuses at 110% of their target annual cash bonus opportunities.

•
Long-Term Incentive Compensation — Our NEOs (with the exception of Mr. Garone and Mr. Wood), were granted long-term incentive compensation opportunities in January 2020 in the form of stock options to purchase ordinary shares, with options covering 1,538,640 ordinary shares, with a grant date fair value of $857,661, granted to each of Dr. Tayton-Martin, Mr. Bertrand and Mr. Lunger, and options covering 3,077,328 ordinary shares granted to our CEO with a grant date fair value of $1,715,346. On April 1, 2020, Mr. Wood joined the Company as Chief Financial Officer and was granted options covering 3,065,000 ordinary shares with a grant date fair value of $990,268.

Compensation Philosophy and Program Design
Our philosophy in setting compensation policies for executive officers has two objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our shareholders by rewarding short-term and long-term performance. Our Remuneration Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (“pay for performance”) and accomplishments that are expected to increase shareholder value.
In furtherance of this goal, our Remuneration Committee has adhered to the following guidelines as a foundation for decisions that affect the levels of compensation:
•
provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals;

•
align compensation elements with the Company’s annual goals and long-term business strategies and objectives;

•
promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of corporate and individual performance goals; and

•
align executives’ incentives with the creation of shareholder value.

Based on this philosophy, our performance-driven executive compensation program has three primary components: base salary, annual cash bonuses, and long-term equity-based compensation. Our Remuneration Committee believes that cash compensation in the form of base salary and annual bonuses provides our executives with short-term rewards for success in operations, and that long-term compensation through the grant of equity awards aligns the objectives of management with those of our shareholders with respect to long-term performance and success.
While it does not have any formal policies for allocating compensation among the three components, our Remuneration Committee reviews relevant competitive market data and uses its judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that compensation levels and opportunities are competitive and that we are able to attract and retain capable executive officers to work for our long-term prosperity and shareholder value, without taking unnecessary or excessive risks.
Pay-for-Performance
We view our compensation practices as an avenue to communicate our goals and standards of conduct and a means to reward our NEOs for their achievements. We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers and that it therefore promotes stability in our leadership.
To ensure our NEOs’ interests are aligned with those of our shareholders and to motivate and reward them for achievement of our yearly corporate performance objectives, a significant portion of their target annual total direct compensation opportunity is “at-risk” and will vary above or below target levels commensurate with our performance.

We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our annual cash bonus plan, as well as share options that make up a significant portion of our long-term incentive compensation arrangements.
The target total direct compensation opportunity for our CEO and our other Named Executive Officers during 2020 reflects this philosophy. The substantial majority of our 2020 compensation to our NEOs was in the form of equity incentive awards, which our Remuneration Committee believes aligns our NEOs’ interests with those of our shareholders.
The following charts illustrate the portion of compensation attributable to base salary, annual performance-based cash incentive awards (annual bonus) and long-term equity incentive awards for our Chief Executive Officer, and the average for our other NEOs, as a group, for the year ended December 31, 2020.
CEO 2020 Compensation Mix

CEO
Salary
22%
Bonus
14%
Long-Term
Equity
Incentive
64%

Other Named Executive Officers 2020 Average Compensation Mix

OTHER NAMED EXECUTIVE OFFICERS
Salary
30%
Bonus
13%
Long-Term
Equity
Incentive
57%

2020 Executive Compensation Policies and Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2020 our executive compensation policies and practices included the following:

•
Remuneration Committee of Independent Directors.   Our Remuneration Committee is composed of all independent directors.

•
Annual Compensation Review.   Our Remuneration Committee undertakes a comprehensive review of compensation of our executives, including our NEOs, on an annual basis.

•
Independent Compensation Consultant.   Our Remuneration Committee engages its own compensation consultant, and reviews its independence from management. The Remuneration Committee engaged Willis Towers Watson to assist with its 2020 compensation reviews.

•
Risk Analysis.   We believe the structure of our executive compensation program minimizes the likelihood of inappropriate risk-taking by our executive officers.

•
Compensation At-Risk.   Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on Company performance, as well as short-term cash and long-term equity incentives to align the interests of our executive officers and shareholders. None of our employment agreements with our NEOs provides any guarantees relating to base salary increases or the amounts of any annual incentive awards or long-term equity awards.

•
No Special Retirement Benefits.   We do not provide special pension arrangements or post-retirement health coverage for our executives or employees. Our U.S.-based executives and other U.S.-based employees are eligible to participate in our Section 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. Our U.K.-based executives and other U.K.-based employees are eligible to participate in our U.K. defined contribution plan.

•
Policy Against Hedging, Speculative Trading and Pledging our Stock.   Our insider trading policy prohibits our employees, including our NEOs, and our directors from engaging in “hedging” or other inherently speculative transactions with respect to our securities or borrowing against our securities.

•
No Special Perquisites.   Consistent with other high growth, development-stage biotechnology companies, we generally do not provide perquisites or other personal benefits to our executive officers other than those we provide to our employees generally. From time to time we have provided relocation assistance benefits to our executive officers and other employees in order to attract talent.

•
No Special Health or Welfare Benefits.   Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other employees.

Process for Setting Executive Compensation
Role of the Remuneration Committee
Our Remuneration Committee is responsible for reviewing and establishing our executive compensation policy and determines the framework for the compensation of our Company’s senior executive officers. Our Remuneration Committee determines the remuneration of our NEOs (except for our CEO) and makes recommendations regarding the compensation of our CEO to the Board for its determination. Our Remuneration Committee also determines the corporate performance goals under the Company’s annual bonus plan and achievement of these goals, and determines the policy for and scope of service agreements for the executive officers and contractual severance payments. Our Remuneration Committee makes recommendations regarding these matters in respect of our CEO to our Board for its determination.
While our Remuneration Committee draws on a number of resources, including input from our CEO and independent compensation consultants, to make decisions regarding the Company’s executive compensation program, ultimate decision-making authority rests with the Remuneration Committee, subject in relation to our CEO’s compensation, to approval by the independent members of the Board. The Remuneration Committee relies upon the judgment of its members in making compensation decisions, after reviewing the performance of the Company and evaluating an executive’s performance during the year against established goals, operational performance and responsibilities. In addition, the Remuneration Committee incorporates judgment in the assessment process to respond to and adjust for the evolving business environment.

Role of Chief Executive Officer
Our Remuneration Committee solicits and reviews our CEO’s recommendations and proposals with respect to annual cash bonus opportunities, long-term incentive compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to his own compensation). Our Remuneration Committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers (other than our CEO). Our Remuneration Committee works directly with its compensation consultants to determine compensation actions our CEO, who does not participate in deliberations or determination of his own compensation.
Role of Compensation Consultant
Our Remuneration Committee is authorized to engage a compensation consultant or other advisors to review our executive officers’ compensation, including a benchmarking analysis against the compensation of executive officers at comparable companies, to ensure that our compensation is market competitive, with the goal of retaining and adequately motivating our senior management. During 2019, our Remuneration Committee retained Willis Towers Watson to make recommendations for updating our compensation peer group, and to review and make recommendations regarding our executive and director compensation for 2020.
Our Remuneration Committee regularly evaluates the performance of its compensation consultants, considers alternative compensation consultants, and has the final authority to engage and terminate such services. The Remuneration Committee has assessed the independence of Willis Towers Watson pursuant to SEC rules and the applicable listing standards of The Nasdaq Global Market and concluded that no conflict of interest exists that would prevent Willis Towers Watson from serving as an independent consultant to our Remuneration Committee.
During 2020, Willis Towers Watson regularly attended the meetings of our Remuneration Committee (both with and without management present) and provided the following services:
•
consulting with the Remuneration Committee chair and other members between committee meetings;

•
conducting a review of the 2019 compensation comparator peer group and making recommendations, as appropriate, for changes for use when making 2020 compensation decisions;

•
providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•
reviewing and analyzing the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers;

•
assessing executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;

•
reviewing market equity compensation practices, including burn rate and overhang, and advising on the mix of equity award types; and

•
providing competitive market data based on the compensation peer group for the non-employee members of our Board and evaluating the compensation we pay to our non-employee directors.

Competitive Positioning
Our Remuneration Committee reviews the compensation of similarly-situated executive officers at companies that we consider to be our peers, taking into consideration the experience, position and functional role, level of responsibility and uniqueness of applicable skills of both our executive officers and those of our peers, and the demand and competitiveness for attracting and retaining an individual with each executive officer’s specific expertise and experience. While this analysis is helpful in determining market-competitive compensation for senior management, it is only one factor in determining our executive officers’ compensation, and our Remuneration Committee exercises its judgment in determining the nature and extent of its use.
For purposes of comparing our executive compensation against the competitive market, our Remuneration Committee reviews and considers the compensation levels and practices of a group of comparable biotechnology companies. The companies in this compensation peer group for 2020 were selected by our Remuneration Committee in October 2019, in consultation with Willis Towers Watson, on the basis of their similarity to us in terms of size, market capitalization, stage of development, research and development spend, industry sector, business strategy, and number of employees.
Set forth in the following table is a list of the peer group used for 2019 as compared to the peer group used for 2020.
2019	2020
Aduro BioTech, Inc.	Agenus Inc.
Agenus Inc.	Atara Biotherapeutics, Inc
Alder Biopharmaceuticals, Inc.	Athenex, Inc.
Atara Biotherapeutics, Inc.	Autolus Therapeutics plc
bluebird bio, Inc.	bluebird bio, Inc.
Clovis Oncology, Inc.	Clovis Oncology, Inc.
Dynavax Technologies Corporation	Dynavax Technologies Corporation
Five Prime Therapeutics, Inc.	Editas Medicine, Inc.
GW Pharmaceuticals plc	ImmunoGen, Inc
ImmunoGen, Inc.	Inovio Pharmaceuticals, Inc.
Inovio Pharmaceuticals, Inc.	Intellia Therapeutics, Inc.
Intellia Therapeutics, Inc.	MacroGenics, Inc.
MacroGenics, Inc.	Oxford Biomedica plc
Oxford Biomedica plc	Sangamo Therapeutics, Inc.
Rigel Pharmaceuticals, Inc.	Sorrento Therapeutics, Inc.
Sangamo Therapeutics, Inc.
Spark Therapeutics, Inc.
To analyze the compensation practices of the companies in our compensation peer group, Willis Towers Watson gathered data from public filings (primarily proxy statements) and from the Radford Global Life Sciences Survey (including a custom cut). This market data was then used as a reference point for our Remuneration Committee to assess our current compensation levels in the course of its deliberations on forms and amounts of compensation. Given our objective of attracting, retaining, motivating, and rewarding a highly-skilled team of executive officers and other employees, we aim to deliver a total compensation package that is within a competitive range around the median as compared to peers, with an emphasis on equity incentive compensation so as to more effectively tie our NEOs’ and employees’ interests to those of our shareholders. In light of this, when undertaking its competitive analysis, our Remuneration Committee reviews data pertaining to the 25th, 50th and 75th percentiles for base salary, total cash compensation (base salary plus annual bonus) and long-term incentive compensation. This competitive analysis is one factor, among others, taken into account by our Remuneration Committee in assessing current compensation levels and recommending changes to compensation or additional awards.
Our Remuneration Committee reviews our compensation peer group at least annually and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.
Say-on-Pay
In accordance with the requirements of U.K. Companies Act 2006, we are required to establish a Directors’ Remuneration Policy, which is used to determine the remuneration for our directors, including our Chief Executive Officer (our sole executive director), and our senior executive officers. This is required to be approved by shareholders at least every three years, by the passing of an ordinary resolution at the annual general meeting of shareholders.
At our June 2018 annual general meeting of shareholders, a revised Remuneration Policy was presented to shareholders. This Remuneration Policy was supported by 99.98% of shareholder votes cast and the resolution was duly passed. Our new Remuneration Policy is scheduled to be proposed for shareholder approval at our 2021 AGM under Proposal 9 and is set forth as Part II of Annex A to this proxy statement.
Additionally, annually at our annual general meeting of shareholders, we hold a non-binding advisory vote regarding the compensation of our named executive officers and a non-binding advisory vote on our U.K. Directors’ remuneration report. At our last annual general meeting of shareholders on May 29, 2020, the non-binding advisory vote of shareholders supported the compensation of our named executive officers by 99.69% of the votes cast at the meeting. The U.K. Directors remuneration report was supported by 99.74 % of the votes cast at the meeting. These votes for and against the proposals, together with available feedback from investors, have been and will continue to be considered by the Remuneration Committee and Board in connection with the evaluation of executive and direct compensation.
The Remuneration Committee has considered and will continue to consider the outcome of such votes when making future compensation decisions for our named executive officers. The Remuneration Committee also relies on advice from its compensation consultant, its evaluation of Company performance against pre-defined corporate goals, its understanding of the challenges facing the Company and its observations of executive officer performance to determine executive officer compensation (except for our CEO) and to make recommendations regarding our CEO’s compensation to our Board for its determination.
Executive Compensation Program and Compensation Decisions for the Named Executive Officers
The components of our executive compensation program in 2020 for our NEOs consisted of base salary, an annual cash bonus opportunity, and a long-term incentive compensation opportunity delivered in the form of options to purchase ordinary shares (including RSU-style options).
Annual Base Salary
Overview
The base salaries of our executive officers are designed to compensate them for day-to-day services rendered during the fiscal year. Appropriate base salaries are used to recognize the experience, skills, role and responsibilities required of each executive officer and to allow us to attract and retain individuals capable of leading us to achieve our business goals in competitive market conditions.
The initial base salaries of our executive officers are established through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers.
Thereafter, the base salaries of our executive officers are reviewed at least annually by our Remuneration Committee, and by our Board in the case of our CEO, and adjustments are made to reflect Company and individual performance, as well as competitive market practices. Our Remuneration Committee also takes into account subjective performance criteria, such as an executive officer’s ability to lead, organize and motivate others, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. Our Remuneration Committee does not apply specific formulas to determine increases, but instead makes an evaluation of each executive officer’s contribution to our long-term success. Annual adjustments to base salaries are effective as of January 1 of each year, with off-cycle adjustments to base salaries made under special circumstances, such as promotions or increased responsibilities.
Changes in base salaries for fiscal year 2020
In December 2019, our Remuneration Committee reviewed the base salaries of our NEOs, taking into consideration a competitive market analysis prepared by Willis Towers Watson, the recommendations of our CEO (except with regard to his own base salary), and the other factors described above.

Following this review, our Remuneration Committee determined increases in the annual base salaries of our NEOs, other than our CEO, with all revised annual base salaries effective from January 1, 2020. A 4.36% increase in the base salary of Dr. Tayton-Martin was approved, resulting in a revised base salary of $454,940. A 2.5% increase in the base salary of Mr. Bertrand was approved, resulting in a revised base salary of $443,456.
With regard to our CEO, our Remuneration Committee recommended, and the Board approved, a 2.5% increase to Mr. Rawcliffe’s base salary, resulting in a revised base salary of $574,000 effective from January 1, 2020.
A summary of the 2020 base salaries for our NEOs, together with the percent increase compared to their 2019 base salaries, is set forth in the table below.
Name	2020 Annual Base Salary ($)	2019 Annual Base Salary ($)	% Increase
Adrian Rawcliffe(1)	574,000	560,000	2.5%
Gavin Wood(2)(3)	449,420	—	—
Helen Tayton-Martin(2)	454,940	435,949	4.36%
William Bertrand	443,456	432,460	2.5%
John Lunger(4)	400,000	400,000	—
Michael Garone (Interim CFO)(5)	217,000	206,500	5.08%

(1)
The 2019 annual base salary for Mr. Rawcliffe is his base salary of $560,000 effective September 1, 2019 when he was appointed to the role of Chief Executive Officer.

(2)
Compensation paid to Mr. Wood and Dr. Tayton-Martin is denominated in pounds sterling. For purposes of this table, the amounts for Mr. Wood and Dr. Tayton-Martin in the table above have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2020 (£1/$1.36188).

(3)
Mr. Wood joined the Company as Chief Financial Officer on April 1, 2020. The 2020 annual base salary for Mr. Wood is his base salary of $449,420 effective April 1, 2020 when he was appointed to the role of Chief Financial Officer. Mr. Wood also received a one-time signing on payment of $47,666 on April 1, 2020. As Mr. Wood did not work for the Company during 2019, it is not possible to calculate a percent increase compared to a 2019 base salary.

(4)
Pursuant to the terms of his employment agreement effective August 1, 2019, Mr. Lunger was not eligible to receive a salary increase in 2020. The 2019 annual base salary for Mr. Lunger is his base salary of $400,000 effective August 1, 2019 when he was appointed to the role of Chief Patient Supply Officer.

(5)
Mr. Garone served as Interim Chief Financial Officer from October 1, 2019 through March 31, 2020 and as an advisory consultant from April 1, 2020 through April 9, 2020. His services were provided under a consultancy agreement between the Company and La Fosse Associates Limited (“La Fosse”) and a business advisory services agreement between the Company, La Fosse and a limited liability company solely owned by Mr. Garone. The 2020 annual base salary for Mr. Garone represents the fees of $217,000 paid by the Company to La Fosse for the period from January 1, 2020 through April 9, 2020 and the 2019 annual base salary for Mr. Garone represents the fees of $206,500 paid by the Company to La Fosse for the period from October 1, 2019 through December 31, 2019. Mr. Garone was not eligible to receive any bonus or benefits or long term incentive compensation.

Annual Cash Bonus Plan
Our NEOs are eligible to earn annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executive officers to achieve annual corporate goals and to reward them for individual performance towards these goals. The annual performance-based bonus each NEO is eligible to receive is generally based on the extent to which we achieve the corporate objectives that the Board establishes each year, following a recommendation from our Remuneration Committee.

Our Remuneration Committee determines annual bonuses for our NEOs, and the Board determines the annual bonus for our CEO. At the end of the year, the Board and our Remuneration Committee review our performance and approve the extent to which we achieved each of these corporate goals. Generally, the Board and Remuneration Committee will assess each NEO’s individual contributions towards reaching our annual corporate goals but does not typically establish specific individual goals for our NEOs. Our Remuneration Committee and our Board may award above-target bonuses, in amounts up to 150% of the target annual cash bonus opportunities for extraordinary performance in any given year.
The target annual cash bonus opportunities of our NEOs for 2020 are summarized in the table below. All target annual cash bonus opportunities were set as a percentage of base salaries.
Name	2020 Target Annual Cash Bonus Opportunity %	2020 Target Annual Cash Bonus Opportunity ($)
Adrian Rawcliffe	60%	344,400
Gavin Wood(1)(2)	45%	151,679
Helen Tayton-Martin(1)	45%	204,723
William Bertrand	45%	199,555
John Lunger	45%	180,000
Michael Garone (Interim CFO)(3)	—	—

(1)
Compensation paid to Mr. Wood and Dr. Tayton-Martin is denominated in pounds sterling. For purposes of this table, amounts for Mr. Wood and Dr. Tayton-Martin in the table above have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2020 (£1/$1.36188).

(2)
The 2020 Target Annual Cash Bonus Opportunity percent for Mr. Wood represented 45% of Mr. Wood’s pro-rated 2020 base salary received of $337,065 (based on nine months of his base salary of $449,420 for the period from his appointment as Chief Financial Officer on April 1, 2020 through December 31, 2020).

(3)
Mr. Garone served as Interim Chief Financial Officer from October 1, 2019 through March 31, 2020 and as an advisory consultant from April 1, 2020 through April 9, 2020 under a consultancy arrangement described under the title “Changes in base salaries for fiscal year 2020” earlier in this proxy statement. He was not eligible to receive any bonus payments.

The corporate goals used in our 2020 annual cash bonus plan were proposed by management, and reviewed and approved by our Board following recommendation by our Remuneration Committee.
Our primary goal in 2020 was to progress the development of the Group with our key corporate goals including:
•
advancing our ADP-A2M4 product towards commercialisation in sarcoma and, depending on data from Phase 1 trials, progressing cell therapy candidates into later stage clinical trials;

•
progressing our T-cell therapies through research and development, including advancement of ADP-A2M4CD8, ADP-A2M4 and ADP-A2AFP through clinical trials and development of new cell therapies;

•
continuing to develop ‘off-the-shelf’ cell immunotherapies;

•
continuing to develop next-generation and combination approaches to further enhance our cell therapies both internally and through our collaborations with third parties; and

•
continuing to improve our manufacturing and patient supply processes to optimize how we deliver our cell therapies to patients.

2020 annual bonus payments
In December 2020, our Remuneration Committee and our Board reviewed our 2020 corporate goals and determined that we had achieved a significant proportion of our corporate goals. We believe that 2020 was a year of strong operational performance for us due, in large part, to our achievement of clinical and manufacturing milestones, as described below:
Advancing our ADP-A2M4 product towards commercialisation and, depending on data from Phase 1 trials, progressing cell therapy candidates into later stage clinical trials
•
SPEARHEAD-1 Phase 2 Trial with ADP-A2M4:

•
Our Phase 2 clinical trial is ongoing in synovial sarcoma and myxoid round cell liposarcoma (“MRCLS”) indications. Subject to the successful conclusion of the SPEARHEAD-1 study, where we aim to complete dosing during the first half of 2021, we plan to file a BLA in 2022 and following approval of the BLA to commercially launch ADP-A2M4 for the treatment of synovial sarcoma.

•
In 2020, a Phase 2 trial combining ADP-A2M4 with pembrolizumab was initiated for patients with head and neck cancer.

Progressing our T-cell therapies through research and development, including advancement of ADP-A2M4CD8, ADP-A2M4 and ADP-A2AFP through clinical trials and development of new cell therapies
•
SURPASS Phase 1 Trial with ADP-A2M4CD8:

•
Enrollment is ongoing in our Phase 1 clinical trial for our next generation SPEAR T-cell, ADP-A2M4CD8, and patients are now being treated in the expansion phase of the trial. During 2020, the trial was refocused on treatment of patients with lung, gastroesophageal, head and neck and bladder cancers. This next generation SPEAR T-cell utilizes the same engineered T-cell receptor as ADP-A2M4, but with the addition of a CD8α homodimer. The addition of the CD8α homodimer has been shown in vitro to increase cytokine release and SPEAR T-cell potency. Data from the trial was presented at the Society for Immunotherapy of Cancer (“SITC”) conference in November 2020.

•
Based on the responses seen in the Phase 1 clinical trial using ADP-A2M4 and initial responses seen in the SURPASS trial, we are planning to initiate a Phase 2 clinical trial with ADP-A2M4CD8 in esophageal cancers in mid-2021.

•
ADP-A2M4 Phase 1 Trial:

•
Our Phase 1 clinical trial of ADP-A2M4 in urothelial, melanoma, head and neck, ovarian, non-small cell lung, esophageal and gastric, synovial sarcoma and MRCLS cancers completed enrollment in 2020. A data update on the trial was presented at ASCO on May 29, 2020. Responses were reported for synovial sarcoma, head and neck cancer and lung cancer, with evidence of anti-tumor activity seen in ovarian cancer and bladder cancer.

•
A radiation sub-study under the Phase 1 clinical trial continues to enroll patients.

•
ADP-A2AFP Phase 1 Trial:

•
During 2020, we continued treating patients in our Phase 1, open-label, dose-escalation trial designed to evaluate the safety and anti-tumor activity of our alpha fetoprotein (“AFP”) therapeutic candidate for the treatment of hepatocellular carcinoma (“HCC”). Data from the trial was reported at the International Liver Congress in August 2020.

•
In 2020, a further cohort was initiated for patients with tumors other than HCC that express the AFP antigen.

Continuing to develop ‘off-the-shelf’ cell immunotherapies
We have continued to develop allogeneic or “off-the-shelf” cell therapies utilizing a proprietary allogeneic platform. In January 2020, we entered into a co-development and co-commercialization agreement with Universal Cells Inc, a wholly owned subsidiary of Astellas, relating to the development of stem-cell derived ‘off-the-shelf’ CAR-T and TCR T-cell therapies. Our strategic collaboration program ongoing with Astellas (through its wholly owned subsidiary Universal Cells) relates up to three targets with the aim of co-developing T-cell therapy candidates directed to those targets and utilizing our allogeneic platform for “off-the-shelf” cell therapies. The first target subject to the collaboration is the mesothelin target to which a HiT cell therapy is being developed.
Continuing to develop next-generation and combination approaches to further enhance our cell therapies both internally and through our collaborations with third parties
•
We have continued to develop next generation and combination approaches both internally and with third parties. These approaches enable us to further enhance and extend the reach of our cell therapies and increase the number of patients we can potentially treat.

•
We have had collaborations in place with Noile-Immune and Alpine Immune Sciences since 2019. With Alpine, we are collaborating to develop next-generation SPEAR T-cell products that incorporate Alpine’s secreted and transmembrane immunomodulatory protein technology. We believe that the Alpine technology will complement our existing internal next generation technology and enhance anti-tumor potential. In the Noile-Immune collaboration, we will co-develop next-generation SPEAR T-cell products, incorporating Noile-Immune’s PRIME (proliferation inducing and migration enhancing) technology, based upon co-expression of IL-7 and CCL19.

•
In 2020, we entered into a collaboration with the National Center for Cancer Immune Therapy (“CCIT”) in Denmark. Through our collaboration with CCIT, we are combining CCIT’s existing TIL therapies with our next generation IL-7 construct with the aim of created enhanced TIL cell therapies. TIL therapy has previously seen efficacy in certain solid tumors including melanoma and the aim is to build on that efficacy.

Continuing to improve our manufacturing and patient supply processes to optimize how we deliver our cell therapies to patients
•
During 2020, we continued to progress scaling up of personnel, manufacturing processes and IT systems, and optimizing space in our Navy Yard facility in preparation for our commercial launch in synovial sarcoma.

•
We received a Certificate of GMP Compliance from the MHRA in 2020 for our in-house vector manufacturing operations and began using lentiviral vector produced at our dedicated manufacturing space within the Cell and Gene Therapy Catapult Manufacturing Centre at Stevenage, UK, for selected clinical trials.

Other corporate achievements
•
In Q1 2020, the Company completed an underwritten public offering generating net proceeds of approximately $90 million.

•
In Q2 2020, the Company completed an underwritten public offering generating net proceeds of approximately $244 million.

When determining the annual bonus payments, the Remuneration Committee considered the payments in the context of the impact of the COVID-19 pandemic on the Company, our shareholders and employees and determined that a significant proportion of our corporate objectives for 2020 had been achieved during a challenging year. Therefore, the awards made to our CEO and our other NEOs recognised that a significant proportion of our corporate objectives for 2020 were achieved.
The Remuneration Committee determined an overall corporate performance level of 110% of target for purposes of the 2020 Bonus Plan for our NEOs other than our CEO, and recommended an overall corporate performance level of 110% in respect of our CEO, which was approved by the Board. This resulted in awards at 110% of their target annual cash bonus opportunities for 2020 for our NEOs.

The actual 2020 bonus payments are summarized in the table below:
Name	2020 Target Annual Cash Bonus Opportunity ($)	2020 Actual Annual Cash Bonus Payment ($)
Adrian Rawcliffe	344,400	378,840
Gavin Wood(1)(2)	151,679	166,847
Helen Tayton-Martin(1)	204,723	225,195
William Bertrand	199,555	219,511
John Lunger	180,000	198,000
Michael Garone (Interim CFO)(3)	—	—

(1)
Compensation paid to Mr. Wood and Dr. Tayton-Martin is denominated in pounds sterling. For purposes of this table, amounts for Mr. Wood and Dr. Tayton-Martin in the table above have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2020 (£1/$1.36188).

(2)
The 2020 Actual Cash Bonus Payment amount for Mr. Wood was a pro-rated amount based on 45% of Mr. Wood’s pro-rated 2020 base salary received of $337,065, which represented nine months of his base salary of $449,420 for the period from his appointment as Chief Financial Officer on April 1, 2020 through December 31, 2020. A corporate multiplier of 110% was applied to the amount.

(3)
Mr. Garone served as Interim Chief Financial Officer from October 1, 2019 through March 31, 2020 and as an advisory consultant from April 1, 2020 through April 9, 2020 under a consultancy arrangement described under the title “Changes in base salaries for fiscal year 2020” earlier in this proxy statement. He was not eligible to receive any bonus payment.

Long-Term Incentive Compensation
Overview
We provide long-term incentive compensation to our executive officers through the grant of equity awards. We believe that equity awards create incentives for our executive officers to assist with the achievement of near and long term corporate objectives to create long-term shareholder value and align their interests with those of our shareholders by creating a return tied to the performance of our stock price. We also believe equity awards create an ownership culture. In addition, the vesting requirements of our equity awards contribute to executive retention by providing an incentive to our executive officers to remain employed by us during the vesting period.
Equity Award Grant Policy.   We have an equity award grant policy that formalizes our process for granting equity-based awards to officers and employees. Under our equity award grant policy, all grants to our CEO must be approved by our Board, all grants to our other executive officers must be approved by our Remuneration Committee and all grants to other employees must be granted within guidelines approved by our Remuneration Committee.
Generally, equity awards are granted at the time an executive officer commences employment. Thereafter, equity awards may be granted at varying times and in varying amounts in the discretion of our Remuneration Committee or, if awards are being granted to our Chief Executive Officer, in the discretion of the Board, but are generally made once a year unless such executive officer is promoted, or for recognition of outstanding performance. None of our executive officers is currently party to an employment agreement that provides for an automatic grant of stock options or other equity awards.
We trade American Depositary Shares (ADSs) on the Nasdaq Global Select Market, or NASDAQ, and one ADS represents six ordinary shares. Our stock options cover our ordinary shares. The exercise price of our stock options, other than our RSU-style options, is equal to the fair market value of our ordinary shares, which is based on the closing market price on NASDAQ of an ADSs divided by six.

Historically, we have granted equity awards to our employees, including our NEOs, in the form of options to purchase our ordinary shares. In December 2017, our Remuneration Committee determined that an increasing number of companies in our compensation peer group grant full value awards, such as restricted stock unit awards and approved the addition of RSU-style options (which are substantively similar to restricted stock units) to our compensation program to attract and retain highly qualified executives and employees. In this regard, while both stock options and RSU-style options enable our executive officers to benefit, like shareholders, from any increases in the value of our stock, our stock options deliver future value only if the value of our stock increases above the exercise price. In contrast, RSU-style options are set with an exercise price fixed at the nominal value of an ordinary share so, during periods of stock market volatility, RSU-style options may help retain employees. In addition, full value awards, such as RSU-style options, are less dilutive to existing shareholders since fewer shares are needed to achieve an equivalent value relative to stock options.
Our stock options generally vest as to 25% upon the first anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such award is fully vested on the four year anniversary of the grant date, subject to the holder’s continued service with us. Our RSU-style options vest in four annual installments from the grant date, subject to the holder’s continued service with us. From time to time, our Board of Directors or Remuneration Committee may also construct alternate vesting schedules as it determines in its sole discretion. The terms of the equity awards are governed by our option plans, as described under the heading “Equity Compensation Plan Information” below.
In determining the appropriate mix of stock options and RSU-style options, our Remuneration Committee and the Board (in the case of grants to the CEO) consider the current stock and other equity holdings of each executive officer and competitive market data of the types of equity compensation provided to executive officers by the companies in our compensation peer group, with a goal of reaching a mix that would provide the appropriate incentives while staying competitive in our market. Regular LTI awards for each of our NEOs were more heavily weighted towards stock options (75%) than RSU-style options (25%).
As with their other elements of compensation, our Remuneration Committee determines the amount of long-term incentive compensation for our NEOs (except for our CEO), and recommends to the Board the amount of long-term incentive compensation for our CEO, as part of its annual compensation review. Our Remuneration Committee does so after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own long-term incentive compensation), the outstanding equity holdings of each executive officer, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the proportions of the companies in our compensation peer group, the potential voting power dilution to our shareholders (our “overhang”) in relation to the practices of the companies in our compensation peer group, and the other factors described above.
2020 Equity Awards
In January 2020, after considering the factors described above, our Remuneration Committee granted stock options and RSU-style options to our NEOs (other than Mr. Wood and Mr. Garone) and our Remuneration Committee recommended, and the Board granted, stock options and RSU-style options to our CEO, in the following amounts:
Named Executive Officer	Options for ordinary shares (#)	RSU-Style Options for ordinary shares (#)	Equity Awards (Aggregate Grant Date Fair Value) ($)
Adrian Rawcliffe	2,515,536	561,792	1,715,346
Gavin Wood(1)	2,500,000	565,000	990,268
Helen Tayton-Martin	1,257,744	280,896	857,661
William Bertrand	1,257,744	280,896	857,661
John Lunger	1,257,744	280,896	857,661
Michael Garone (Interim CFO)(2)	—	—	—

(1)
On April 1, 2020, our Remuneration Committee granted stock options and RSU-style options to Mr. Wood, on his appointment to the role of Chief Financial Officer as shown in the table above.

(2)
Mr. Garone served as Interim Chief Financial Officer from October 1, 2019 through March 31, 2020 and as an advisory consultant from April 1, 2020 through April 9, 2020 under a consultancy arrangement described under the title “Changes in base salaries for fiscal year 2020” earlier in this proxy statement. He was not eligible to receive any stock options.

Retirement, Health, Welfare and Additional Benefits
Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our NEOs based in the United States may participate, subject to limits imposed by the Internal Revenue Code, to the same extent as all of our other full-time employees. During 2020, we made discretionary employer matching contributions equal to 50% of the first 4% of the elective contributions made by participants in the 401(k) plan. These matching contributions are subject to a vesting schedule. In addition, we made a 3% discretionary Safe Harbor match which is fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. We do not typically provide any perquisites or special personal benefits to our NEOs, but have from time to time reimbursed amounts associated with relocation and other expenses for our NEOs.
Retirement Plans
401(k) Plan
We maintain a tax-qualified retirement plan for our U.S.-based employees that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. We make discretionary employer matching contributions equal to 50% of the first 4% of the elective contributions made by participants in the 401(k) plan. These company matching contributions are subject to a vesting schedule. In addition, we make a 3% discretionary Safe Harbor matching contribution, which is fully vested as of the date of the contribution. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
U.K. Defined Contribution Plan
In the U.K., we maintain a defined contribution plan that provides all U.K. employees, including our NEOs based in the U.K., with an opportunity to contribute a portion of their monthly salary into the plan. If an employee elects to participate in the plan, there is a minimum employee contribution of 4% of monthly salary and the maximum contribution is subject to limits imposed by HM Revenue and Customs and pension legislation. The employee contribution to this plan is matched by an employer contribution of up to a maximum of 6% of monthly salary. The method by which our U.K. employees participate is through a so-called “salary sacrifice” pursuant to which employees agree to a reduction in monthly salary in an amount equal to the defined contribution plan election. Salary sacrifice arrangements enable employees and the Company to make tax and national insurance savings because the employee’s contribution is taken out of his or her gross pay. The amount of the reduction is contributed into the plan in addition to the employer contribution.
Perquisites and Other Personal Benefits Considerations
Consistent with other high growth, development-stage biotechnology companies, we do not currently view perquisites or other personal benefits as a significant component of our executive compensation program. During 2020, none of our NEOs received perquisites or other personal benefits.

Generally, we may provide perquisites or other personal benefits to our employees, including our NEOs, in limited circumstances where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our employees more efficient and effective, and for recruitment and retention purposes. We may provide, and have previously provided, our NEOs and other employees with relocation benefits in order to attract critical talent. Any future perquisites or other personal benefits provided to our NEOs would require approval by the Remuneration Committee and by the Board (in the case of the CEO).
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code limits the compensation deduction for a publicly-traded company for U.S. federal income tax purposes to not more than $1 million of remuneration paid to certain executive officers (“covered employees”) in the company’s taxable year (generally, its fiscal year). With respect to taxable years prior to January 1, 2018, remuneration in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m).
Recently-enacted tax legislation, effective for taxable years beginning after December 31, 2017, expands the scope of Section 162(m) such that all named executive officers (i.e., the corporation’s principal executive officer, its principal financial officer, and the three highest compensated officers whose compensation is required to be reported under the U.S. securities laws) are “covered employees.” Additionally, anyone who was a covered employee in any year after 2016 will remain a covered employee for as long as he or she (or his or her beneficiaries) receive compensation from the Company. Also, the legislation eliminates the exception to the deduction limit for commission-based compensation and performance-based compensation except with respect to certain grandfathered arrangements in effect as of November 2, 2017 that are not subsequently materially modified. Accordingly, compensation paid to our NEOs in excess of $1 million that, but for the limits under Section 162(m), is otherwise deductible on a U.S. federal income tax return will not be deductible unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above.
To maintain flexibility in compensating our NEOs in a manner designed to promote our corporate goals, our Remuneration Committee has not adopted a policy that all compensation payable to our NEOs that is subject to Section 162(m) must be deductible. Our Remuneration Committee intends to continue to consider the impact of Section 162(m) rules in determining compensation but will not necessarily limit compensation to amounts deductible under Section 162(m); it intends to continue to provide future compensation in a manner consistent with the best interests of the Company and its shareholders. It should also be noted that in the case of some of our NEOs, some or all of their compensation is not deducted on a United States federal income tax return because they perform some or all of their services outside the United States, and accordingly, the deductibility of their compensation is subject to, and deductible under the tax laws of other countries and is not limited by Section 162(m).
Accounting for share-based compensation
We follow the Financial Accounting Standard Board’s ASC Topic 718, or ASC Topic 718, for our share-based compensation awards. FASB ASC Topic 718 requires us to estimate and record a compensation expense for all share-based payment awards made to our employees and Board members over the vesting period of the award and based on the grant date “fair value” of the award. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Clawback
We do not have a formal compensation recovery policy, often referred to as a “clawback” policy, which would typically provide that the officers or directors subject to the policy must reimburse the Company for any bonus or other incentive-based or equity-based compensation improperly received. Our Remuneration Committee intends to keep under consideration the adoption of a clawback policy.

Employment Arrangements
We have employment agreements with our Chief Executive Officer, Chief Operating Officer and Chief Patient Supply Officer and service agreements with our Chief Financial Officer and Chief Business Officer. These agreements set forth the individual’s base salary, bonus compensation, principles for equity compensation and other employee benefits as described above, as well as providing the NEO with the opportunity to receive certain post-employment payments and benefits in the case of certain involuntary terminations of employment or resignations for good reason. The agreements also prohibit our NEOs from engaging directly or indirectly in competition with us, recruiting or soliciting our employees, diverting our customers to a competitor, or disclosing our confidential information or business practices. The Company’s executive severance policy is applicable in relation to our NEOs and provides for post-employment compensation arrangements in certain circumstances.
Post-Employment Compensation
Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
Our Remuneration Committee and the Board do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. It does believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For more information on the service and employment agreements with our NEOs and post-employment compensation arrangements, see the discussion under the headings “Employment, Change of Control and Severance Arrangements with Named Executive Officers” and “Potential Payments upon Termination or Change in Control” later in this proxy statement.
Other Compensation Policies and Practices
Policy on Stock Ownership
We do not have a policy requiring our NEOs and our non-employee directors to hold a certain number or value of our shares. However, we encourage our CEO and other NEOs to have a shareholding in the Company and all of our NEOs and our non-employee directors hold shares and/or stock options in the Company. Our Remuneration Committee and the Board are keeping under consideration the adoption of a formal stock ownership policy.
The following table sets forth information with respect to the beneficial ownership of our ordinary shares, as of December 31, 2020, by our NEOs, and the value of that beneficial ownership as a multiple of the 2020 base salaries of our NEOs.
	Ordinary Shares Beneficially Owned as of December 31, 2020
Named Executive Officer	Number(1)	Value(2)
Adrian Rawcliffe	5,716,468	9 x base salary
Helen Tayton-Martin, Ph.D.	7,497,794	15 x base salary
William Bertrand	3,537,513	7 x base salary
John Lunger	698,697	2 x base salary
Gavin Wood(3)	57,000	0.11 x base salary
Michael Garone (Interim CFO)(4)	—	—

(1)
The number of ordinary shares is comprised of ordinary shares as to which each NEO has sole voting power and ordinary shares subject to options that are exercisable as of December 31, 2020.

(2)
The value is computed based on the closing price of the ADSs on December 31, 2020 of $5.39 divided by six to generate $0.90 per ordinary share, which is multiplied by the number of ordinary shares held by each NEO. Vested stock options where the exercise price equates to an amount greater than $0.90 per ordinary share have been excluded. This value is compared to the 2020 base salary earned for each of the NEOs in the table above.

(3)
Mr. Wood joined the Company on April 1, 2020. As of December 31, 2020, Mr. Wood owned 9,500 ADSs represented by 57,000 ordinary shares, which he purchased in June and December 2020. None of his stock options were exercisable as of December 31, 2020.

(4)
Mr. Garone served as Interim Chief Financial Officer from October 1, 2019 through March 31, 2020 and as an advisory consultant from April 1, 2020 through April 9, 2020 under a consultancy arrangement described under the title “Changes in base salaries for fiscal year 2020” earlier in this proxy statement. Mr. Garone did not hold any shares. Additionally, he did not hold any stock options because he was not eligible to receive any long term incentive compensation.

Policy against Hedging and Pledging of our Stock
Our insider trading policy prohibits our directors, officers, employees and consultants from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. Our insider trading policy also prohibits our directors, officers, employees, and consultants from pledging our securities as collateral for loans or holding our securities in margin accounts.

REMUNERATION COMMITTEE REPORT
The material in this report is not (1) “soliciting material,” (2) deemed “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. The report shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference such filing.
The Remuneration Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the review and discussions, the Remuneration Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement for the fiscal year ended December 31, 2020.
The Remuneration Committee of the Board of Directors
David M. Mott, Chairman
John Furey
Dr. Tal Zaks

2020 Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018 and with respect to Mr. Wood for the fiscal year ended December 31, 2020 and with respect to Mr. Garone for the fiscal years ended December 31, 2020 and December 31, 2019.
The Company has never made, and does not currently make, restricted stock awards or restricted stock unit awards.
Name and Principal Position	Year	Salary ($)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)	Total ($)
Adrian Rawcliffe(1) Chief Executive Officer	2020	574,000	1,715,346	378,840	33,416(5)	2,701,602
	2019	500,481(6)	1,427,399	177,251	49,912(7)	2,155,042
	2018	457,011	730,791	174,807	54,775(8)	1,417,384
Gavin Wood(2) Chief Financial Officer	2020	337,065(9)	990,268	166,847	73,731(10)	1,567,911
Helen Tayton-Martin(2) Chief Business Officer	2020	454,940	857,661	225,195	23,531(11)	1,561,327
	2019	435,949	766,900	137,324	30,491(12)	1,370,664
	2018	408,308	730,791	156,178	22,007(13)	1,317,284
William Bertrand Chief Operating Officer	2020	443,456	857,661	219,511	30,485(14)	1,551,113
	2019	432,640	766,900	136,282	35,358(15)	1,371,180
	2018	416,000	685,114	159,120	35,070(16)	1,295,304
John Lunger Chief Operating Officer	2020	400,000	857,661	198,000	31,802(17)	1,487,463
	2019	366,867(18)	435,546	94,542	35,655(19)	932,610
	2018	316,958	602,909	92,948	35,07(20)	1,047,885
Michael Garone(21) Interim Chief Financial Officer	2020	217,000	—	—	—	217,000
	2019	206,500	—	—	—	206,500

(1)
Mr. Rawcliffe also serves as a director but receives no additional compensation for his service as a director.

(2)
Compensation paid to Mr. Wood and Dr. Tayton-Martin is denominated in pounds sterling. For purposes of this table, all amounts in the columns titled “Salary”, “Non-equity incentive plan compensation” and “All other compensation” paid to Mr. Wood and Dr. Tayton-Martin have been converted based on the pound sterling/U.S. Dollar exchange rate in effect as of December 31, 2020 (£1/$1.36188).

(3)
See Note 2(r) and Note 12 “Share based compensation” to our audited consolidated financial statements, in our Annual Report on Form 10-K for the year ended December 31, 2020 for an explanation of the assumptions used in the calculation of these amounts.

(4)
Amount represents sums paid under our annual cash bonus program.

(5)
Consists of Company payments in the amount of: (i) $13,850 in matching contributions under the 401(k) plan; (ii) $14,562 to medical insurance on behalf of Mr. Rawcliffe; (iii) $3,387 to reimburse accounting fees for preparation of Mr. Rawcliffe’s tax return and (iv) $1,617 to dental insurance and life insurance on behalf of Mr. Rawcliffe.

(6)
Mr. Rawcliffe’s base salary was increased to $560,000 effective September 1, 2019 on his appointment as CEO. The amount of $500,481 represents the aggregate of eight months of his base salary of $470,721 (from January 1, 2019 through August 31, 2019) and four months of his base salary of $560,000 (from September 1, 2019 through December 31, 2019).

(7)
Consists of Company payments in the amount of: (i) $12,179 to subsidize city of Philadelphia taxes; (ii) $13,250 in matching contributions under the 401(k) plan; (iii) $17,696 to medical insurance on behalf of Mr. Rawcliffe; (iv) $5,120 to reimburse accounting fees for preparation of Mr. Rawcliffe’s tax return and (v) $1,667 to dental insurance and life insurance on behalf of Mr. Rawcliffe.

(8)
Consists of Company payments in the amount of: (i) $17,781 to subsidize city of Philadelphia taxes, (ii) $13,250 in matching contributions under the 401(k) plan: (iii) $15,747 to medical insurance on behalf of Mr. Rawcliffe; (iv) $6,330 to reimburse accounting fees for preparation of Mr. Rawcliffe’s tax return and (v) $1,667 to dental insurance and life insurance on behalf of Mr. Rawcliffe.

(9)
Mr. Wood has served as our Chief Financial Officer since April 1, 2020. His annualized base salary for 2020 was $449,420.

(10)
Consists of Company payments in the amount of: (i) $47,666 to Mr. Wood as a one-time signing on payment on April 1, 2020; (ii) $20,224 as a pension contribution and (iii) $5,841 to medical and life insurance on behalf of Mr. Wood.

(11)
Consists of Company payments in the amount of (i) $15,923 as a pension contribution and (ii) $7,608 to medical and life insurance on behalf of Dr. Tayton-Martin.

(12)
Consists of Company payments in the amount of (i) $25,067 as a pension contribution and (ii) $5,424 to medical and life insurance on behalf of Dr. Tayton-Martin.

(13)
Consists of Company payments in the amount of (i) $20,415 as a pension contribution and (ii) $1,592 to medical and life insurance on behalf of Dr. Tayton-Martin.

(14)
Consists of Company payments in the amount of: (i) $10,686 in matching contributions under the 401(k) plan: (ii) $18,183 to medical insurance on behalf of Mr. Bertrand and (iii) $1,617 to dental insurance and life insurance on behalf of Mr. Bertrand.

(15)
Consists of Company payments in the amount of: (i) $13,250 in matching contributions under the 401(k) plan; (ii) $20,441 to medical insurance on behalf of Mr. Bertrand and (iii) $1,667 to dental insurance and life insurance on behalf of Mr. Bertrand.

(16)
Consists of Company payments in the amount of: (i) $13,250 in matching contributions under the 401(k) plan: (ii) $20,153 to medical insurance on behalf of Mr. Bertrand and (iii) $1,667 to dental insurance and life insurance on behalf of Mr. Bertrand.

(17)
Consists of Company payments in the amount of: (i) $12,002 in matching contributions under the 401(k) plan: (ii) $18,183 to medical insurance on behalf of Mr. Lunger and (iii) $1,617 to dental insurance and life insurance on behalf of Mr. Lunger.

(18)
Mr. Lunger’s base salary was increased to $400,000 effective August 1, 2019 on his appointment as Chief Patient Supply Officer. The amount of $366,867 represents the aggregate of seven months of his base salary of $343,200 (from January 1, 2019 through July 31, 2019) and five months of his base salary of $400,000 (from August 1, 2019 through December 31, 2019).

(19)
Consists of Company payments in the amount of: (i) $13,547 in matching contributions under the 401(k) plan: (ii) $20,441 to medical insurance on behalf of Mr. Lunger and (iii) $1,667 to dental insurance and life insurance on behalf of Mr. Lunger.

(20)
Consists of Company payments in the amount of: (i) $13,250 in matching contributions under the 401(k) plan: (ii) $20,153 to medical insurance on behalf of Mr. Lunger and (iii) $1,667 to dental insurance and life insurance on behalf of Mr. Lunger.

(21)
Mr. Garone served as Interim Chief Financial Officer from October 1, 2019 through March 31, 2020 and as an advisory consultant from April 1, 2020 through April 9, 2020. His services were provided under a consultancy agreement between the Company and La Fosse Associates Limited (“La Fosse”) and a business advisory services agreement between the Company, La Fosse and a limited liability company solely owned by Mr. Garone. The 2020 base salary for Mr. Garone represents the fees of $217,000 paid by the Company to La Fosse for the period from January 1, 2020 through April 9, 2020 and the 2019 based salary for Mr. Garone represents the fees of $206,500 paid by the Company to La Fosse for the period from October 1, 2019 through December 31, 2019. Mr. Garone was not eligible to receive any option awards or bonus or benefits or any other compensation.

Narrative Disclosure to Summary Compensation Table
The amounts reported in the Summary Compensation Table, including base salary, annual cash bonuses and long-term, equity-based compensation awards, are discussed more fully under “Executive Compensation Discussion and Analysis”. Our NEOs also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis and have from time to time received relocation or other expense reimbursements from us.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth information regarding equity awards held by our NEOs as of December 31, 2020. All options are options to purchase ordinary shares. The Company has never made, and does not currently make, restricted stock awards or restricted stock unit awards.
Name	First date some or all options are exercisable(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options(#) Unexercisable(2)	Option Exercise Price ($/Sh)	Option Expiration Date
Adrian Rawcliffe	03/16/2016(3)	3,000,000	0	0.68(4)	03/16/2025
	01/18/2017(5)	939,948	0	1.21(6)	01/18/2026
	01/13/2018(7)	2,029,789	43,187	0.80(8)	01/13/2027
	01/12/2019(9)	501,655	186,329	1.31(10)	01/12/2028
	01/12/2019(11)	0	76,824	0.0014(12)	01/12/2028
	01/04/2020(13)	0	210,672	0.0014(12)	01/04/2029
	01/04/2020(14)	602,669	655,075	0.95(15)	01/04/2029
	06/27/2020(16)	0	105,336	0.0014(12)	06/27/2029
	06/27/2020(17)	235,824	393,048	0.72(18)	06/27/2029
	09/01/2020(19)	0	105,336	0.0014(12)	09/01/2029
	09/01/2020(20)	196,521	432,351	0.30(21)	09/01/2029
	01/16/2021(22)	0	2,515,536	0.78(23)	01/16/2030
	01/16/2021(24)	0	561,792	0.0014(12)	01/16/2030
Gavin Wood	04/01/2021(25)	0	2,500,000	0.49(26)	04/01/2030
	04/01/2021(27)	0	565,000	0.0014(12)	04/01/2030
Helen Tayton-Martin	01/25/2013(3)	192,500	0	0.15(28)	01/25/2022
	01/01/2014(3)	742,500	0	0.15(28)	01/01/2023
	04/14/2015(3)	850,000	0	0.15(28)	04/14/2024
	12/19/2015(3)	1,750,000	0	0.48(29)	12/19/2024
	01/18/2017(3)	939,948	0	1.21(6)	01/18/2026
	01/13/2018(7)	2,029,789	43,187	0.80(8)	01/13/2027
	01/12/2019(9)	501,655	186,329	1.31(10)	01/12/2028
	01/12/2019(11)	76,824	76,824	0.0014(12)	01/12/2028
	01/04/2020(30)	56,181	168,543	0.0014(12)	01/04/2029
	01/04/2020(31)	482,149	524,075	0.95(15)	01/04/2029
	01/16/2021(32)	0	1,257,744	0.78(23)	01/16/2030
	01/16/2021(33)	0	280,896	0.0014(12)	01/16/2030

Name	First date some or all options are exercisable(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options(#) Unexercisable(2)	Option Exercise Price ($/Sh)	Option Expiration Date
William Bertrand	03/15/2018(34)	3,194,910	212,994	0.89(35)	03/15/2027
	01/12/2019(36)	470,295	174,681	1.31(10)	01/12/2028
	01/12/2019(37)	0	72,024	0.0014(12)	01/12/2028
	01/04/2020(30)	3	168,543	0.0014(12)	01/04/2029
	01/04/2020(31)	482,149	524,075	0.95(15)	01/04/2029
	01/16/2021(32)	0	1,257,744	0.78(23)	01/16/2030
	01/16/2021(33)	0	280,896	0.0014(12)	01/16/2030
John Lunger	04/03/2018(38)	229,196	20,836	1.01(39)	04/03/2027
	07/07/2018(40)	256,250	43,750	0.84(41)	07/07/2027
	01/12/2019(42)	73,500	27,300	1.31(10)	01/12/2028
	01/12/2019(43)	0	33,900	0.0014(12)	01/12/2028
	07/02/2019(44)	0	60,924	0.0014(12)	07/02/2028
	07/02/2019(45)	109,881	71,991	2.04(46)	07/02/2028
	01/04/2020(47)	0	50,850	0.0014(12)	01/04/2029
	01/04/2020(48)	48,300	52,500	0.95(15)	01/04/2029
	08/01/2020(49)	279,856	559,712	0.61(50)	08/01/2029
	08/01/2020(51)	3	140,625	0.0014(12)	08/01/2029
	01/16/2021(32)	0	1,257,744	0.78(23)	01/16/2030
	01/16/2021(33)	0	280,896	0.0014(12)	01/16/2030
Michael Garone (Interim CFO)(52)	—	—	—	—	—

(1)
Vesting of all options is subject to continued service through the applicable vesting date.

(2)
The securities underlying the options are ordinary shares.

(3)
This option was fully vested as of December 31, 2020.

(4)
For purposes of this table, the exercise price was converted from GBP0.50 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(5)
This option was fully vested as of December 31, 2020.

(6)
For purposes of this table, the exercise price was converted from GBP0.89 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(7)
This option was partially vested and the final installment of 43,187 ordinary shares will vest on January 13, 2021.

(8)
For purposes of this table, the exercise price was converted from GBP0.59 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(9)
This option was partially vested and the remainder will vest in monthly installments of 14,333 ordinary shares on the twelfth of each month from January 12, 2021 through January 12, 2022.

(10)
For purposes of this table, the exercise price was converted from GBP0.96 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(11)
This option was partially vested and the remainder will vest in annual installments of 38,412 ordinary shares on January 12, 2021 and January 12, 2022.

(12)
For purposes of this table, the exercise price was converted from GBP0.001, being the nominal value of an ordinary share, based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(13)
This option was partially vested and the remainder will vest in annual installments of 70,224 ordinary shares on January 4, 2021 and January 4, 2022 and January 4, 2023.

(14)
This option was partially vested and the remainder will vest in monthly installments of 26,203 ordinary shares on the fourth of each month from January 4, 2021 through January 4, 2023.

(15)
For purposes of this table, the exercise price was converted from GBP0.70 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(16)
This option was partially vested and the remainder will vest in annual installments of 35,112 ordinary shares on June 27, 2021 and June 27, 2022 and June 27, 2023.

(17)
This option was partially vested and the remainder will vest in monthly installments of 13,101 ordinary shares on the twenty seventh of each month from January 27, 2021 through May 27, 2023, and in one installment of 13,119 ordinary shares on June 27, 2023.

(18)
For purposes of this table, the exercise price was converted from GBP0.53 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(19)
This option was partially vested and the remainder will vest in annual installments of 35,112 ordinary shares on September 1, 2021 and September 1, 2022 and September 1, 2023.

(20)
This option was partially vested and the remainder will vest in monthly installments of 13,101 ordinary shares on the first of each month from January 1, 2021 through August 1, 2023, and in one installment of 13,119 ordinary shares on September 1, 2023.

(21)
For purposes of this table, the exercise price was converted from GBP0.22 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(22)
This option partially vests as to 628,884 ordinary shares on January 16, 2021 and the remainder will vest in monthly installments of 52,407 ordinary shares on the sixteenth of each month from February 16, 2021 through January 16, 2024.

(23)
For the purposes of this table, the exercise price was converted from GBP0.57 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(24)
This option partially vests as to 140,448 ordinary shares on January 16, 2021 and the remainder will vest in annual installments of 140,448 ordinary shares on January 16, 2022 and January 16, 2023 and January 16, 2024.

(25)
This option partially vests as to 625,000 ordinary shares on April 1, 2021 and the remainder will vest in monthly installments of 52,080 ordinary shares on the first of each month from May 1, 2021 through March 1, 2024, and in one installment of 52,200 ordinary shares on April 1, 2024.

(26)
For the purposes of this table, the exercise price was converted from GBP0.36 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(27)
This option partially vests as to 141,250 ordinary shares on April 1, 2021 and the remainder will vest in annual installments of 141,250 ordinary shares on April 1, 2022 and April 1, 2023 and April 1, 2024.

(28)
For purposes of this table, the exercise price was converted from GBP0.112 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(29)
For purposes of this table, the exercise price was converted from GBP0.3557 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(30)
This option was partially vested and the remainder will vest in annual installments of 56,181 ordinary shares on January 4, 2021 and January 4, 2022 and January 4, 2023.

(31)
This option was partially vested and the remainder will vest in monthly installments of 20,963 ordinary shares on the fourth of each month from January 4, 2021 through January 4, 2023.

(32)
This option partially vests as to 314,436 ordinary shares on January 16, 2021 and the remainder will vest in monthly installments of 26,203 ordinary shares on the sixteenth of each month from February 16, 2021 through January 16, 2024.

(33)
This option partially vests as to 70,224 ordinary shares on January 16, 2021 and the remainder will vest in annual installments of 70,224 ordinary shares on January 16, 2022 and January 16, 2023 and January 16, 2024.

(34)
This option was partially vested and the remainder will vest in monthly installments of 70,998 ordinary shares on the fifteenth of each month from January 15, 2021 through March 15, 2021.

(35)
For purposes of this table, the exercise price was converted from GBP0.65 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(36)
This option was partially vested and the remainder will vest in monthly installments of 13,437 ordinary shares on the twelfth of each month from January 12, 2021 through January 12, 2022.

(37)
This option was partially vested and the remainder will vest in annual installments of 36,012 ordinary shares on January 12, 2021 and January 12, 2022.

(38)
This option was partially vested and the remainder will vest in monthly installments of 5,209 ordinary shares on the third of each month from January 3, 2021 through April 3, 2021.

(39)
For purposes of this table, the exercise price was converted from GBP0.74 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(40)
This option was partially vested and the remainder will vest in monthly installments of 6,250 ordinary shares on the seventh of each month from January 7, 2021 through July 7, 2021.

(41)
For purposes of this table, the exercise price was converted from GBP0.62 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(42)
This option was partially vested and the remainder will vest in monthly installments of 2,100 ordinary shares on the twelfth of each month from January 12, 2021 through January 12, 2022.

(43)
This option was partially vested and the remainder will vest in annual installments of 16,950 ordinary shares on January 12, 2021 and January 12, 2022.

(44)
This option was partially vested and the remainder will vest in annual installments of 30,462 ordinary shares on July 2, 2021 and July 2, 2022.

(45)
This option was partially vested and the remainder will vest in monthly installments of 3,789 ordinary shares on January 2, 2021 through July 2, 2022.

(46)
For purposes of this table, the exercise price was converted from GBP1.50 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(47)
This option was partially vested and the remainder will vest in annual installments of 16,950 ordinary shares on January 4, 2021 and January 4, 2022 and January 4, 2023.

(48)
This option was partially vested and the remainder will vest in monthly installments of 2,100 ordinary shares on the fourth of each month from January 4, 2021 through January 4, 2023.

(49)
This option was partially vested and the remainder will vest in monthly installments of 17,491 ordinary shares on the first of each month from January 1, 2021 through August 1, 2023.

(50)
For purposes of this table, the exercise price was converted from GBP0.45 based on an exchange rate of $U.S. 1.36188 to GBP1.00 in effect as of December 31, 2020. The actual exercise price will be the pounds sterling amount.

(51)
This option was partially vested and the remainder will vest in annual installments of 46,875 ordinary shares on August 1, 2021 and August 1, 2022 and August 1, 2023.

(52)
Mr. Garone served as Interim Chief Financial Officer from October 1, 2019 through March 31, 2020 and as an advisory consultant from April 1, 2020 through April 9, 2020 under a consultancy arrangement described under the title “Changes in base salaries for fiscal year 2020” earlier in this proxy statement. Mr. Garone was not eligible to receive any option awards.

Option Exercises and Stock Vested
The following table sets forth the number of shares acquired by our NEOs upon the exercise of stock options during the year ended December 31, 2020 as well as the value realized at that time. All options are options to purchase ordinary shares. The Company has never made, and does not currently make, restricted stock awards or restricted stock unit awards.
	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
Adrian Rawcliffe	29,810	150,642
Gavin Wood	—	—
Helen Tayton-Martin	—	—
William Bertrand	15,365	41,933
John Lunger	18,539	136,973
Michael Garone (Interim CFO)(3)	—	—

(1)
All shares shown are American Depositary Shares (“ADS”). One ADS represents six ordinary shares of the Company. Mr. Rawcliffe, Mr. Bertrand and Mr. Lunger acquired these ADSs, representing ordinary shares, from the partial exercise of RSU-style options covering ordinary shares during the year ended December 31, 2020. Once vested, the RSU-style options must be exercised within a restricted period or they are forfeited. The exercise of the portion of these RSU-style share options and the sale of a portion of the shares were effected pursuant to a Sell to Cover exercise implemented automatically in accordance with the Company’s option plan, under which sufficient ADSs were sold by the Company to satisfy the NEO’s tax withholding obligations and associated sale costs. The residual ADSs are held by the NEO. For more details, see “Outstanding Equity Awards at 2020 Fiscal Year End” above.

(2)
The value realized represents the aggregate difference between the fair market value of shares on the dates of exercise and the exercise prices multiplied by the number of shares acquired upon exercise, and is prior to the payment of applicable withholding taxes.

(3)
Mr. Garone served as Interim Chief Financial Officer from October 1, 2019 through March 31, 2020 and as an advisory consultant from April 1, 2020 through April 9, 2020 under a consultancy arrangement described under the title “Changes in base salaries for fiscal year 2020” earlier in this proxy statement. Mr. Garone was not eligible to receive any option awards.

Employment, Change of Control and Severance Arrangements with Named Executive Officers
We have entered into employment agreements with our Chief Executive Officer, Adrian Rawcliffe, and William Bertrand, our Chief Operating Officer and John Lunger, our Chief Patient Supply Officer and service agreements with Gavin Wood, our Chief Financial Officer and Helen Tayton-Martin, our Chief Business Officer. James Noble, our former CEO, was employed on a service agreement dated March 10, 2017, as amended by a variation agreement dated June 26, 2019, that terminated on March 31, 2020. These agreements set forth the individual’s base salary, bonus compensation, equity compensation and other employee benefits, which are described earlier in this proxy statement. In addition, these agreements provide for severance payments pursuant to our executive severance policy upon a termination of employment under certain circumstances as described below. Certain key terms of those agreements and our executive severance policy are described below.
Adrian Rawcliffe
We entered into an employment agreement with Mr. Rawcliffe on June 26, 2019 that sets forth the terms and conditions under which Mr. Rawcliffe serves as our Chief Executive Officer effective from September 1, 2019. The agreement has no specific term and established an at-will employment relationship. The agreement sets out the initial annual base salary for Mr. Rawcliffe, subject to periodic review by the Company, and the initial annual target bonus opportunity and annual bonus process. Mr. Rawcliffe is eligible to participate in the equity plans sponsored and/or maintained by the Company and its affiliates from time to time, in accordance with the terms of any such plans, at the sole and absolute discretion of the Company and the Board of Directors.
We may terminate Mr. Rawcliffe’s employment with or without cause and without advance notice, but Mr. Rawcliffe is required to provide at least 60 days’ advance written notice to the Company if he is terminating his employment. In the event of a termination of employment by the Company without cause or a resignation by Mr. Rawcliffe for good reason, upon a change of control, any portion of share option awards that were granted and unvested as of the date of termination will vest and immediately become exercisable on the date of termination. Mr. Rawcliffe will also be entitled to payments under the Company’s executive severance policy in the event of a termination by the Company without cause or a resignation by Mr. Rawcliffe for good reason without a change of control and upon a change of control. Mr. Rawcliffe is required to resign his position as a Director if the Board requires a resignation in conjunction with the end of the employment relationship. The agreement contains non-solicitation and non-competition provisions for a 12 month period as well as confidentiality provisions.
Gavin Wood
We entered into a service agreement with Gavin Wood dated February 17, 2020 that sets forth the terms and conditions under which Mr. Wood serves as our Chief Financial Officer and as a director of Adaptimmune Limited effective April 1, 2020. The agreement sets out the initial annual base salary for Mr. Wood, subject to periodic review by the Company, and the initial annual target bonus opportunity and annual bonus process. Under the agreement, Mr. Wood is eligible to participate in the Company’s share option schemes, Group Personal Pension Scheme and in the private health care scheme and permanent health insurance schemes maintained by the Company or its affiliates for the benefit of its senior executives.
The agreement provides that Mr. Wood’s employment will continue until terminated, other than for cause, upon not less than nine months’ advance written notice by the Company or Mr. Wood. On termination of the agreement without cause, we have the right to require Mr. Wood to take garden leave for all or part of the notice period (the remaining term of the contract) and the right to pay salary and benefits in lieu of notice. The agreement provides that, during the period of any garden leave, Mr. Wood has to continue to be available to the Company and will continue to receive his full salary and other contractual entitlements. In addition, the Company can terminate Mr. Wood’s employment with immediate effect in certain circumstances including bankruptcy, criminal convictions, gross misconduct or serious or repeated breaches of obligations of his service. In the event of termination for cause, we are not obligated to make any payment in lieu of notice. Mr. Wood is required to resign his position as a Director of Adaptimmune Limited if the Board requires a resignation in conjunction with the end of the employment relationship. The agreement contains non-solicitation and non-competition provisions for a 12 month period as well as confidentiality provisions.
Helen Tayton-Martin
We entered into a service agreement with Dr. Tayton-Martin dated March 15, 2017 that sets forth the terms and conditions under which Dr. Tayton Martin serves as our Chief Business Officer and as a director of Adaptimmune Limited. The agreement sets out the initial annual base salary for Dr. Tayton-Martin, subject to periodic review by the Company, and the initial annual target bonus opportunity and annual bonus process. Under the agreement, Dr. Tayton-Martin is eligible to participate in the Company’s share option schemes, Group Personal Pension Scheme and in the private health care scheme and permanent health insurance schemes maintained by the Company or its affiliates for the benefit of its senior executives.

The agreement provides that Dr. Tayton-Martin’s employment will continue until terminated, other than for cause, upon not less than nine months’ advance written notice by the Company or Dr. Tayton-Martin. On termination of the agreement without cause, we have the right to require Dr. Tayton Martin to take garden leave for all or part of the notice period (the remaining term of the contract) and the right to pay salary and benefits in lieu of notice. The agreement provides that, during the period of any garden leave, Dr. Tayton Martin has to continue to be available to the Company and will continue to receive her full salary and other contractual entitlements. In addition, the Company can terminate Dr. Tayton Martin’s employment with immediate effect in certain circumstances including bankruptcy, criminal convictions, gross misconduct or serious or repeated breaches of obligations of her service. In the event of termination for cause, we are not obligated to make any payment in lieu of notice. Dr. Tayton Martin is required to resign her position as a Director of Adaptimmune Limited if the Board requires a resignation in conjunction with the end of the employment relationship. The agreement contains non-solicitation and non-competition provisions for a 12 month period as well as confidentiality provisions.
William Bertrand
We entered into an employment agreement with Mr. Bertrand on March 15, 2017 that sets forth the terms and conditions under which Mr. Bertrand serves as our Chief Operating Officer. The agreement has no specific term and establishes an at-will employment relationship. The agreement sets out the initial annual base salary, subject to periodic review by the Company, and initial annual target bonus opportunity and annual bonus process. Mr. Bertrand is eligible to participate in the equity plans sponsored and/or maintained by the Company and its affiliates from time to time, in accordance with the terms of any such plans, at the sole and absolute discretion of the Company and the Board of Directors.
We may terminate Mr. Bertrand’s employment with or without cause and without notice, but he is required to provide at least 60 days’ advance written notice to us if he is terminating his employment. In the event of a termination of employment by the Company without cause or a resignation by Mr. Bertrand for good reason, upon a change of control, any portion of share option awards that were granted and unvested as of the date of termination will vest and immediately become exercisable on the date of termination. Mr. Bertrand will also be entitled to payments under the Company’s executive severance policy in the event of a termination by the Company without cause or a resignation by Mr. Bertrand for good reason without a change of control and upon a change of control. The agreement contains non-solicitation and non-competition provisions for a 12 month period as well as confidentiality provisions.
John Lunger
We entered into an employment agreement with Mr. Lunger on August 1, 2019 that sets forth the terms and conditions under which Mr. Lunger serves as our Chief Patient Supply Officer.. The agreement has no specific term and establishes an at-will employment relationship. The agreement sets out the initial annual base salary, subject to periodic review by the Company, and initial annual target bonus opportunity and annual bonus process. Mr. Lunger is eligible to participate in the equity plans sponsored and/or maintained by the Company and its affiliates from time to time, in accordance with the terms of any such plans, at the sole and absolute discretion of the Company and the Board of Directors.
We may terminate Mr. Lunger’s employment with or without cause and without notice, but he is required to provide at least 60 days’ advance written notice to us if he is terminating his employment. In the event of a termination of employment by the Company without cause or a resignation by Mr. Lunger for good reason, upon a change of control, any portion of share option awards that were granted and unvested as of the date of termination will vest and immediately become exercisable on the date of termination. Mr. Lunger will also be entitled to payments under the Company’s executive severance policy in the event of a termination by the Company without cause or a resignation by Mr. Lunger for good reason without a change of control and upon a change of control. The agreement contains non-solicitation and non-competition provisions for a 12 month period as well as confidentiality provisions.
Michael Garone
Mr. Garone served as Interim Chief Financial Officer (“Interim CFO”) from October 1, 2019 through March 31, 2020 and as an advisory consultant from April 1, 2020 through April 9, 2020. His services were provided under a consultancy agreement between the Company and La Fosse Associates Limited (“La Fosse”) and a business advisory services agreement between the Company, La Fosse and a limited liability company solely owned by Mr. Garone, which expired on April 9, 2020.
We entered into an agreement with La Fosse dated October 1, 2019 providing for the engagement of Mr. Garone as Interim CFO (the “La Fosse Agreement”). Mr. Garone provided services to the Company as an independent contractor. The La Fosse Agreement could have been terminated by the Company or La Fosse upon 30 days’ prior written notice by either party. Pursuant to the La Fosse Agreement, La Fosse received payment on the basis of $3,500 per day as compensation for provision of Mr. Garone’s services as Interim CFO verified by timesheets approved by the Company. Mr. Garone was not eligible to receive a bonus or for the award of share options.
We entered into an agreement with La Fosse and Mr. Garone, through a solely-owned limited liability company, on October 1, 2019 covering the provision of the services to the Company including various administrative matters related to his compensatory arrangements (the “Business Advisory Services Agreement”).
In connection with the appointment of Gavin Wood as Chief Financial Officer effective April 1, 2020, Mr. Garone stepped down as the Company’s Interim Chief Financial Officer effective at midnight on March 31, 2020. Mr. Garone provided transition services during the period from April 1, 2020 to April 9, 2020 to facilitate a comprehensive handover of his responsibilities. In connection with the transition arrangement, we entered into a variation agreement dated as of February 17, 2020 that operated to vary the La Fosse Agreement for the period from April 1, 2020 to April 9, 2020. We also entered into a variation agreement dated as of February 17, 2020 that operated to vary the Business Advisory Services Agreement for the period from April 1, 2020 to April 9, 2020.
James Noble
We entered into a service agreement with Mr. Noble dated March 10, 2017 that set forth the terms and conditions under which Mr. Noble formerly served as our Chief Executive Officer. The agreement set out the initial annual base salary for Mr. Noble, subject to periodic review by the Company, and the initial annual target bonus opportunity and annual bonus process. Under the agreement, Mr. Noble was eligible to participate in the Company’s share option schemes, Group Personal Pension Scheme and in the private health care scheme and permanent health insurance schemes maintained by the Company or its affiliates for the benefit of its senior executives.
The agreement provided that Mr. Noble’s employment would continue until terminated, other than for cause, upon not less than nine months’ advance written notice by the Company or Mr. Noble. On termination of the agreement without cause, we had the right to require Mr. Noble to take garden leave for all or part of the notice period (the remaining term of the contract) and the right to pay salary and benefits in lieu of notice. The agreement provided that, during the period of any garden leave, Mr. Noble had to continue to be available to the Company and would continue to receive his full salary and other contractual entitlements. In addition, the Company could terminate Mr. Noble’s employment with immediate effect in certain circumstances including bankruptcy, criminal convictions, gross misconduct or serious or repeated breaches of obligations of his service. In the event of termination for cause, we were not obligated to make any payment in lieu of notice. Mr. Noble was required to resign his position as a Director if the Board required a resignation in conjunction with the end of the employment relationship. The service agreement contained non-solicitation and non-competition provisions for a 12 month period as well as confidentiality provisions.
In connection with Mr. Noble’s transition from his CEO role to a Non-Executive Director role effective September 1, 2019, the Company and Mr. Noble entered into a letter agreement on June 26, 2019 relating to the transition, and entered into a variation agreement on June 26, 2019 that operated to vary Mr. Noble’s service agreement for the period from September 1, 2019 through March 31, 2020. The letter and related variation agreement covered, amongst other things, vesting of share options and other general terms of Mr. Noble’s employment during this transition period. In particular, the letter and related variation agreement provided that Mr. Noble remained eligible for a bonus payment in respect of the year ended December 31, 2019, subject to the application of the 2019 company performance multiplier, and was eligible to continue to receive his base salary and benefits during his notice period of nine months which ended on

March 31, 2020. In addition, the letter and related variation agreement provided that Mr. Noble was entitled to have a 12 month period, effective from the date when he ceases to be connected with the Company, in which to exercise his vested share options as of March 31, 2020 and that the remainder of his share options would be surrendered for cancellation on March 31, 2020. Those share options which had not vested as at March 31, 2020 were surrendered for no consideration and cancelled.
Executive Severance Policy
The Company’s executive severance policy, adopted on March 10, 2017, (the “Executive Severance Policy”) is applicable in relation to our NEOs. If the employment of any of our NEOs is terminated by the Company without cause, or if the NEO resigns for good reason, then the NEO will be entitled under the NEO’s employment or service agreement, as applicable, and the Executive Severance Policy to receive a severance payment equal to the NEO’s annual base salary for nine months and to payment of premiums for continuation of healthcare benefits for a period of nine months following such termination. Our NEOs resident in the U.K. may elect to waive continuation of payment of healthcare premiums and accept a payment in lieu of such premiums. In addition, at the sole discretion of the Board (or an authorized committee thereof), the NEO may be paid a lump sum cash amount equal to his or her annual performance bonus for the year of termination, prorated based on the number of calendar days the NEO was employed during the year.
Furthermore, if the employment of any of our NEOs is terminated without cause or the NEO resigns for good reason within 12 months following a change in control, the NEO will be entitled to receive a severance payment equal to the NEO’s annual base salary for 12 months, payment of premiums for continuation of healthcare benefits for a period of 12 months. Our NEOs resident in the U.K. may elect to waive continuation of payment of healthcare premiums and accept a payment in lieu of such premiums. In addition, the NEO will be paid a lump sum cash amount equal to the full annual performance bonus for the year of termination, and is entitled to accelerated vesting of any unvested and outstanding equity awards. In addition, the Board has discretion under our option plan rules to allow some or all of the options held by our NEOs to vest in the event of a change of control or otherwise.
In order to receive severance benefits under the NEO’s employment or service agreement and the Executive Severance Policy, the NEO is required to execute a release of claims in favor of the Company and comply with certain other post-employment covenants set forth in the NEO’s employment or service agreement, as applicable.
Potential Payments upon Termination or Change in Control
The following table provides information concerning the estimated payments and benefits, pursuant to the service or employment agreement and the Executive Severance Policy, that would be provided in the circumstances described below for each of our NEOs. Payments and benefits are estimated assuming that the triggering event took place on December 31, 2020, and the closing price per share of an American Depositary Share (ADS) on The Nasdaq Global Select Market as of that date ($5.39). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
Name	Benefit(1)	Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control ($)
Adrian Rawcliffe	Lump Sum Cash Severance Payment	430,500	574,000
	Lump Sum Bonus Payment(2)	378,840	378,840
	Vesting Acceleration(3)	—	1,590,144
	Health Insurance Premiums(4)	10,922	14,562
	Benefit Total	820,262	2,557,547

Name	Benefit(1)	Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control ($)
Gavin Wood	Lump Sum Cash Severance Payment	337,065	449,420
	Lump Sum Bonus Payment(2)	166,847	166,847
	Vesting Acceleration(3)	—	1,526,930
	Health Insurance Premiums(4)	1,185	1,580
	Benefit Total	505,097	2,144,777
Helen Tayton-Martin	Lump Sum Cash Severance Payment	341,205	454,940
	Lump Sum Bonus Payment(2)	225,195	225,195
	Vesting Acceleration(3)	—	629,660
	Health Insurance Premiums(4)	1,396	1,861
	Benefit Total	567,796	1,311,657
William Bertrand	Lump Sum Cash Severance Payment	332,592	443,456
	Lump Sum Bonus Payment(2)	219,511	219,511
	Vesting Acceleration(3)	—	624,052
	Health Insurance Premiums(4)	13,637	18,183
	Benefit Total	565,740	1,305,203
John Lunger	Lump Sum Cash Severance Payment	300,000	400,000
	Lump Sum Bonus Payment(2)	198,000	198,000
	Vesting Acceleration(3)	—	824,432
	Health Insurance Premiums(4)	13,637	18,183
	Benefit Total	511,637	1,440,615
Michael Garone (Interim CFO)(5)	Lump Sum Cash Severance Payment	—	—
	Lump Sum Bonus Payment	—	—
	Vesting Acceleration	—	—
	Health Insurance Premiums	—	—
	Benefit Total	—	—

(1)
Reflects the terms of: (a) the service agreements and employment agreements between us and our NEOs described above; (b) the Executive Severance Policy described above; and (c) equity award grant agreements between us and our NEOs for equity grants included in the Outstanding Equity Awards at 2020 Fiscal Year End table above. Pursuant to the Executive Severance Policy, any severance payment or benefit provided under the Executive Severance Policy is reduced by the value of any corresponding payment or benefit provided under the NEO’s applicable service or employment agreement or equity award agreement.

(2)
Assumes a lump sum bonus payment based on the bonus payment made in respect of year ended December 31, 2020 in both scenarios. If an NEO’s employment is terminated by the Company without cause or the NEO resigns for good reason outside of a change of control scenario, any lump sum bonus payment is at the sole discretion of the Remuneration Committee or the Board (in the case of the CEO), prorated based on the number of calendar days of employment.

(3)
Reflects stock option awards. The Company has never made, and does not currently make, restricted stock awards or restricted stock unit awards. Our options cover ordinary shares that are represented by ADSs. Each ADS represents six ordinary shares of the Company. Stock option awards where the exercise price equates to an amount greater than $0.90 per ordinary share have been excluded. $0.90 is based on the closing price of an ADS on 31 December 2020, of $5.39, divided by six. For stock options, aggregate market value is computed by multiplying the product of (a) the number of unvested shares accelerating as of December 31, 2020, by the sum of (b) (i) $0.90 less (ii) the option’s exercise price.
(4)
Assumes a lump sum payment based on the estimated premiums for COBRA continuation coverage for our NEOs resident in the U.S. (Mr. Rawcliffe, Mr. Bertrand and Mr. Lunger) and a lump sum payment based on the estimated premiums for health insurance for our NEOs resident in the U.K. (Mr. Wood and Dr. Tayton-Martin).

(5)
Mr. Garone served as Interim Chief Financial Officer from October 1, 2019 through March 31, 2020 and as an advisory consultant from April 1, 2020 through April 9, 2020, under a His services were provided under a consultancy arrangement described under the title “Changes in base salaries for fiscal year 2020” earlier in this proxy statement. Mr. Garone was not eligible for any potential payments and benefits upon termination or change in control.

CEO Pay Ratio
Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s total annual compensation to the total compensation of the principal executive officer (“PEO”). The PEO of our Company is Adrian Rawcliffe, our Chief Executive Officer.
We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create shareholder value. The purpose of the new required disclosure is to provide a measure of pay equity within the organization. We are committed to internal pay equity, and our Remuneration Committee monitors the relationship between the pay our PEO receives and the pay our non-executive employees receive.
As illustrated in the table below, our 2020 PEO to median employee pay ratio was approximately 32:1.
PEO 2020 Compensation	$2,668,186
Median Employee 2020 Compensation	$83,500
Ratio of PEO to Median Employee Compensation	32:1
We identified the median employee using annualized base salary for 2020, annual bonus earned in 2020 and aggregate grant date fair values for equity awards granted in 2020 to all individuals who were employed by us on December 31, 2020, the last day of our fiscal year (whether employed on a full-time or part-time basis). Reportable wages were annualized for those employees who were not employed for the full calendar year. Equity awards were excluded from the calculation of determining the median employee due to the high volume of staff who had joined our Company during 2020. Equity awards were then included to the median employee to ensure comparability with the PEO.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Equity Compensation Plan Information
The following table provides information on our equity compensation plans as of December 31, 2020.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Pri ce of Outstanding Options $	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans	91,643,184	0.75	72,411,910
Total	91,643,184	0.75	72,411,910
For purposes of this table, the Weighted Average Exercise Price of Outstanding Options has been converted from £0.55 based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2020 (£1/$1.36188).
The Company grants options over ordinary shares in Adaptimmune Therapeutics plc under the following option plans: (i) the Adaptimmune Therapeutics plc Employee Share Option Scheme (adopted January 14, 2016), (ii) the Adaptimmune Therapeutics plc 2015 Share Option Scheme (adopted March 16, 2015) and (iii) the Adaptimmune Therapeutics plc Company Share Option Plan (adopted March 16, 2015).The Company grants RSU-style options over ordinary shares in Adaptimmune Therapeutics plc under the Adaptimmune Therapeutics plc Employee Share Option Scheme (adopted January 14, 2016). The maximum aggregate number of options which may be granted under these plans and any incentive plans adopted by the Company cannot exceed a scheme limit that equates to 8% of the initial fully diluted share capital of the Company immediately following our IPO plus an automatic annual increase of an amount equivalent to 4% of the issued share capital on each June 30 (or such lower number as the Board, or an appropriate committee of the Board, may determine). The automatic increase is effective from July 1, 2016.
Prior to December 31, 2014, the Company granted options to purchase ordinary shares in Adaptimmune Limited under three option schemes: (i) the Adaptimmune Limited Share Option Scheme (adopted May 30, 2008), (ii) the Adaptimmune Limited 2014 Share Option Scheme (adopted April 11, 2014) and (iii) the Adaptimmune Limited Company Share Option Plan (adopted December 16, 2014). As part of the corporate reorganization in connection with our IPO, the holders of options granted under these schemes over ordinary shares of Adaptimmune Limited were granted equivalent options on substantially the same terms over ordinary shares of Adaptimmune Therapeutics plc (“Replacement Options”) in exchange for the release of these options. The Company does not intend to grant any further options under these schemes. Further details of our option plans are set forth in Note 12 titled “Share based compensation” to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020.

AUDIT COMMITTEE REPORT
The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq and the SEC, and the Board has determined that each of Mr. Lawrence M. Alleva and Ms. Barbara Duncan is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.
The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
The Audit Committee also reviewed with KPMG LLP (“KPMG”), our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communication with Audit Committees.
The Audit Committee has received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding communications with the audit committee concerning independence. The Audit Committee has discussed with KPMG its independence from management and the Company.
In addition to the matters specified above, the Audit Committee discussed with KPMG the overall scope, plans and estimated costs of their audit. The Committee met with KPMG periodically, with and without management present, to discuss the results of KPMG’s examinations, the overall quality of the Company’s financial reporting and KPMG’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.
In reliance on the reviews and discussions referred to above, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
The Audit Committee of the Board of Directors
Lawrence M. Alleva, Chairman
Barbara Duncan
John Furey
The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

DELIVERY OF PROXY MATERIALS
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement and the Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders or ADS holders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders or ADS holders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder or ADS holders and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder or ADS holders at a shared address to which a single copy of the proxy materials was delivered. If you are an ordinary shareholder of record and prefer to receive separate copies of proxy materials either now or in the future, please contact Margaret Henry, Company Secretary, Adaptimmune Therapeutics plc, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom or by telephone at +(44) 1235 430036 or email: margaret.henry@adaptimmune.com. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.
EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY OR TO SUBMIT
YOUR PROXY ONLINE.
EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN
THE ADS PROXY CARD TO CITIBANK, N.A., THE DEPOSITARY FOR THE ADSs.

ADDITIONAL INFORMATION
U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Adaptimmune Therapeutics plc for the year ended December 31, 2020
Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the Meeting our U.K. statutory annual accounts and reports for the year ended December 31, 2020. Accordingly, our Board of Directors will lay before the Company at the Meeting the Company’s U.K. statutory annual accounts and reports for the year ended December 31, 2020, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the Meeting. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this proxy statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts will be sent or supplied separately to you no less than 21 days prior to the Meeting. Full accounts and reports will be available on the Adaptimmune website: www.adaptimmune.com
Shareholders’ Rights to Call a General Meeting
Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.
Shareholder Proposals for 2022 Annual General Meeting
In order to be considered for inclusion in our proxy statement for our 2022 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX no later than 120 days before the anniversary of the date on which we sent our proxy materials for the Meeting, or December 8, 2021. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the Meeting, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.
Shareholder proposals submitted for consideration at our 2022 annual general meeting of shareholders, but not submitted for inclusion in our proxy statement for our 2022 annual general meeting of shareholders, must be received by the Company at the Office of the Company Secretary, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX no later than 45 days before the anniversary of the date of the Meeting, or March 30, 2022. However, if the date of the 2022 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the Meeting, the notice must be received by our Company Secretary at least 45 days prior to the date we intend to distribute our proxy materials with respect to the 2022 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2022 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.
Under section 338 of the U.K. Companies Act 2006, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Questions?
If you have any questions or need more information about the Meeting please write to us at:
Margaret Henry
Company Secretary
Adaptimmune Therapeutics plc
60 Jubilee Avenue
Milton Park, Abingdon
Oxfordshire OX14 4RX
United Kingdom

ANNEX A TO PROXY STATEMENT
Directors’ Remuneration Report
Remuneration Committee Chairman’s Statement
On behalf of the Board of Directors of Adaptimmune Therapeutics plc, I am pleased to present the Directors’ Remuneration Report for the year ended 31 December 2020. Shareholders will be invited to approve the Report on Remuneration (which will be a non-binding advisory vote) and the Remuneration Policy (which will be a binding vote) at the Annual General Meeting of shareholders to be held on 14 May 2021.
Period Covered by the Directors’ Remuneration Report
The Directors’ Remuneration Report that follows is for the full year period from 1 January 2020 to 31 December 2020 except where otherwise stated.
The Remuneration Committee
The Committee is responsible for reviewing and establishing our executive remuneration policy and philosophy, including making recommendations regarding the remuneration of our Chief Executive Officer (“CEO”) to the Board for its approval, and determining and approving the remuneration of other senior executive officers. While the Board sets the remuneration of our CEO, who is our sole Executive Director, the Committee makes recommendations on such matters to the Board.
Philosophy
We seek to attract and retain outstanding employees who have the potential to support the growth of the Group and to attract and retain Non-Executive Directors who can substantially contribute to our success as an innovative, clinical-stage biopharmaceutical company. As the Group has operations in the United Kingdom and the United States, our senior executives and our Non-Executive Directors live and work in the UK and the US, and we are listed on a US stock exchange, we assess the competitiveness of our policies against both UK and US benchmarks and practices, with an increasing focus on US benchmarks and practices.
Business Strategy during 2020
Our primary goal in 2020 was to progress the development of the Group including:
•
advancing our ADP-A2M4 product towards commercialisation in sarcoma and, depending on data from Phase 1 trials, progressing cell therapy candidates into later stage clinical trials;

•
progressing our T-cell therapies through research and development, including advancement of ADP-A2M4CD8, ADP-A2M4 and ADP-A2AFP through clinical trials and development of new cell therapies;

•
continuing to develop ‘off-the-shelf’ cell immunotherapies;

•
continuing to develop next-generation and combination approaches to further enhance our cell therapies both internally and through our collaborations with third parties; and

•
continuing to improve our manufacturing and patient supply processes to optimize how we deliver our cell therapies to patients.

COVID-19 and our business
We continued to operate to as near normal conditions as possible during 2020 despite the COVID-19 pandemic and the requirement that certain employees work from home. It was not necessary to furlough any of our employees in the UK or to make unusual reductions in our global workforce.

During the COVID-19 pandemic, we have continued to focus on ensuring the safety of our workforce whilst continuing the work we do to make our therapies available to people with cancer. Our facilities in the US and UK have remained open to support critical manufacturing and scientific activities. We continue to work with our employees to ensure that they follow guidelines set out by the UK and US governments, as well as regional guidance including requirements for social distancing and mask wearing. In addition to safe working practices, we invested in personal protective equipment and installed screens and other physical measures to enhance the COVID safety of our facilities. Where our employees do not need to come into the facilities to perform critical activities, those employees are working from home.
The pandemic has created challenges for conducting clinical trials and we have continued to work with our clinical sites to enrol and treat patients at the earliest possible time particularly given that many of the patients on our trials have late stage cancer. Certain clinical sites have chosen to postpone treatment of patients or participation in trials whilst the pandemic is impacting resources at those sites.
We will continue to adjust our working practices as the pandemic progresses to ensure that we can continue to treat people with cancer as quickly and as effectively as possible.
2020 Business Highlights
Notwithstanding the impact of the COVID-19 pandemic on the biotech industry, 2020 was a year of strong operational performance for Adaptimmune.
Key business highlights during 2020 included:
Advancing our ADP-A2M4 product towards commercialisation and, depending on data from Phase 1 trials, progressing cell therapy candidates into later stage clinical trials
•
SPEARHEAD-1 Phase 2 Trial with ADP-A2M4:

•
Our Phase 2 clinical trial is ongoing in synovial sarcoma and myxoid round cell liposarcoma (“MRCLS”) indications. Subject to the successful conclusion of the SPEARHEAD-1 study, where we aim to complete dosing during the first half of 2021, we plan to file a BLA in 2022 and following approval of the BLA to commercially launch ADP-A2M4 for the treatment of synovial sarcoma.

•
In 2020, a Phase 2 trial combining ADP-A2M4 with pembrolizumab was initiated for patients with head and neck cancer.

Progressing our T-cell therapies through research and development, including advancement of ADP-A2M4CD8, ADP-A2M4 and ADP-A2AFP through clinical trials and development of new cell therapies
•
SURPASS Phase 1 Trial with ADP-A2M4CD8:

•
Enrollment is ongoing in our Phase 1 clinical trial for our next generation SPEAR T-cell, ADP-A2M4CD8, and patients are now being treated in the expansion phase of the trial. During 2020, the trial was refocused on treatment of patients with lung, gastroesophageal, head and neck and bladder cancers. This next generation SPEAR T-cell utilizes the same engineered T-cell receptor as ADP-A2M4, but with the addition of a CD8α homodimer. The addition of the CD8α homodimer has been shown in vitro to increase cytokine release and SPEAR T-cell potency. Data from the trial was presented at the Society for Immunotherapy of Cancer (“SITC”) conference in November 2020.

•
Based on the responses seen in the Phase 1 clinical trial using ADP-A2M4 and initial responses seen in the SURPASS trial, we are planning to initiate a Phase 2 clinical trial with ADP-A2M4CD8 in esophageal cancers in mid-2021.

•
ADP-A2M4 Phase 1 Trial:

•
Our Phase 1 clinical trial of ADP-A2M4 in urothelial, melanoma, head and neck, ovarian, non-small cell lung, esophageal and gastric, synovial sarcoma and MRCLS cancers completed enrollment in 2020. A data update on the trial was presented at ASCO on 29 May 2020. Responses were reported for synovial sarcoma, head and neck cancer and lung cancer, with evidence of anti-tumour activity seen in ovarian cancer and bladder cancer.
•
A radiation sub-study under the Phase 1 clinical trial continues to enroll patients.

•
ADP-A2AFP Phase 1 Trial:

•
During 2020, we continued treating patients in our Phase 1, open-label, dose-escalation trial designed to evaluate the safety and anti-tumor activity of our alpha fetoprotein (“AFP”) therapeutic candidate for the treatment of hepatocellular carcinoma (“HCC”). Data from the trial was reported at the International Liver Congress in August 2020.

•
In 2020, a further cohort was initiated for patients with tumors other than HCC that express the AFP antigen.

Continuing to develop ‘off-the-shelf’ cell immunotherapies
•
We have continued to develop allogeneic or “off-the-shelf” cell therapies utilizing a proprietary allogeneic platform. In January 2020, we entered into a co-development and co-commercialization agreement with Universal Cells Inc, a wholly owned subsidiary of Astellas, relating to the development of stem-cell derived ‘off-the-shelf’ CAR-T and TCR T-cell therapies. Our strategic collaboration program ongoing with Astellas (through its wholly owned subsidiary Universal Cells) relates up to three targets with the aim of co-developing T-cell therapy candidates directed to those targets and utilizing our allogeneic platform for “off-the-shelf” cell therapies. The first target subject to the collaboration is the mesothelin target to which a HiT cell therapy is being developed.

Continuing to develop next-generation and combination approaches to further enhance our cell therapies both internally and through our collaborations with third parties
•
We have continued to develop next generation and combination approaches both internally and with third parties. These approaches enable us to further enhance and extend the reach of our cell therapies and increase the number of patients we can potentially treat.

•
We have had collaborations in place with Noile-Immune and Alpine Immune Sciences since 2019. With Alpine, we are collaborating to develop next-generation SPEAR T-cell products that incorporate Alpine’s secreted and transmembrane immunomodulatory protein technology. We believe that the Alpine technology will complement our existing internal next generation technology and enhance anti-tumor potential. In the Noile-Immune collaboration, we will co-develop next-generation SPEAR T-cell products, incorporating Noile-Immune’s PRIME (proliferation inducing and migration enhancing) technology, based upon co-expression of IL-7 and CCL19.

•
In 2020, we entered into a collaboration with the National Center for Cancer Immune Therapy (“CCIT”) in Denmark. Through our collaboration with CCIT, we are combining CCIT’s existing TIL therapies with our next generation IL-7 construct with the aim of created enhanced TIL cell therapies. TIL therapy has previously seen efficacy in certain solid tumors including melanoma and the aim is to build on that efficacy.

Continuing to improve our manufacturing and patient supply processes to optimize how we deliver our cell therapies to patients
•
During 2020, we continued to progress scaling up of personnel, manufacturing processes and IT systems, and optimizing space in our Navy Yard facility in preparation for our commercial launch in synovial sarcoma.

•
We received a Certificate of GMP Compliance from the MHRA in 2020 for our in-house vector manufacturing operations and began using lentiviral vector produced at our dedicated manufacturing space within the Cell and Gene Therapy Catapult Manufacturing Centre at Stevenage, UK, for selected clinical trials.

Other corporate achievements
•
In Q1 2020, the Company completed an underwritten public offering generating net proceeds of approximately $90 million.

•
In Q2 2020, the Company completed an underwritten public offering generating net proceeds of approximately $244 million.

Activities and major decisions
The Committee’s activities during the year included a benchmarking review of executive compensation, which was undertaken to ensure that remuneration for the senior executive team remains competitive for the purposes of retention and engagement. The Committee engaged Willis Towers Watson to benchmark executive compensation against a selected peer group consisting largely of comparable U.S.-listed biopharmaceutical companies, with some U.K.-listed biopharmaceutical companies, and to provide recommendations for base salaries, equity based awards and the structure of bonus incentive awards for 2021.
As a result of this benchmarking exercise, our CEO and senior executive officers received increased base salaries at levels that remain compliant with the last approved Directors’ Remuneration Policy. For our CEO, this resulted in a base salary of $617,050 effective from 1 January 2021, to maintain competitive positioning against the peer group.
In December 2020 the Committee also considered the extent of achievement of 2020 calendar year objectives by the executive team and determined the level of bonus incentive awards payable in respect of the 2020 calendar year. When determining the annual bonus payments, the Committee considered the payments in the context of the impact of the COVID-19 pandemic on Adaptimmune, our shareholders and employees and determined that a significant proportion of our corporate objectives for 2020 had been achieved during a challenging year. Therefore, the awards made to our CEO and senior executive officers recognised that a significant proportion of our corporate objectives for 2020 were achieved, with our CEO receiving a bonus award at the 60% target amount and with the application of a corporate multiplier of 110%. The same corporate multiplier of 110% was applied to bonus awards made to all other employees in recognition of the entire team’s significant achievement.
In December 2020 the Committee approved the objectives to be achieved by the executive team during 2021. These are considered to be commercially sensitive and will not be disclosed in detail, but are designed to support achievement of our strategic objective to be a world leader in the research and development of T-cell therapies for solid tumours and our ambition to be a fully integrated cell therapy company.
The 2021 objectives are linked to our business goals, which include the continuation of some 2020 goals:
•
progressing our T-cell therapies toward commercialisation. We are planning to file a Biologics License Application (BLA) with the FDA during 2022 for ADP-A2M4 for the treatment of patients with synovial sarcoma. We are also initiating a second Phase 2 clinical trial (SURPASS-2”) with ADP-A2M4CD8 in esophageal cancers and are aiming to obtain clinical data from the Phase 2 trial during 2021;

•
progressing our existing clinical candidates through development;

•
progressing new autologous cell therapies, including HiT cell therapy candidates, new SPEAR T-cells and next generation TILs, towards the clinic

•
continuing to develop ‘off-the-shelf’ cell immunotherapies;

•
continuing to improve our manufacturing and patient supply processes to optimize how we deliver our cell therapies to patients; and

•
expanding our intellectual property portfolio.

Generally, the remuneration arrangements adopted in 2021 recognise the greater demands placed on our CEO and senior executive team to deliver on our strategy and create value for our shareholders.
Finally, under the last approved Directors’ Remuneration Policy, the Board has discretion to pay Non-Executive Directors in the form of a mixture of cash and equity. The remuneration arrangements for Non-Executive Directors during 2020 comprised an award of a fixed number of share options, plus an additional number of share options or cash payment at the Director’s election. The option awards and cash payments were made at competitive levels aligned with peer group data from comparable companies provided in a benchmarking analysis undertaken by Willis Towers Watson in 2020.
Directors’ Remuneration Policy
The current Directors’ Remuneration Policy was approved by shareholders at the 2018 Annual General Meeting. The new Directors’ Remuneration Policy, in Part II of the Directors’ Remuneration Report, will (subject to shareholder approval) be adopted from the date of the 2021 Annual General Meeting.
It should be noted that the proposed new Directors’ Remuneration Policy is substantively the same as our last approved Directors’ Remuneration Policy. The only amendment is to update the Company pension contribution or pension allowance payment to up to 6% of base salary (from up to 5%) in line with an update to the Company’s pension policy for a wider group of employees.
/s/ David M. Mott
David M Mott
Director and Chairman of the Remuneration Committee
5 March 2021

PART I — REPORT ON REMUNERATION
The information provided in this part of the Directors’ Remuneration Report is subject to audit.
The Remuneration Committee presents the Report on Remuneration for the year ended 31 December 2020, which will be put to shareholders for a non-binding vote at the Annual General Meeting to be held on 14 May 2021.
Single Total Figure of Remuneration for each Director
The first table below shows the remuneration received by the Directors for the year ended 31 December 2020. For reference only, the second table also shows the remuneration received by the Directors who served for the year ended 31 December 2019, which information was included in the Company’s annual report and financial statements for the year ended 31 December 2019 and approved by shareholders at the Annual General Meeting held on 29 May 2020.
During 2019, Adrian Rawcliffe served as CEO effective from 1 September 2019. James Noble served as CEO from 1 January to 31 August 2019 and as a Non-Executive Director effective from 1 September 2019. The 2019 table shows pro-rated amounts for salary and fees, benefits and pension allowance for the year ended 31 December 2019 for Mr Rawcliffe, on the basis of four months service as CEO during the year, and for Mr Noble on the basis of eight months service as CEO during the year. The annual bonus amounts for the year ended 31 December 2019 are the full payments made to Mr Rawcliffe and Mr Noble.
During the year ended 31 December 2020, the Committee did not exercise any discretion over remuneration that was due to changes in the Company’s share price.
	For the year ended 31 December 2020:
	Fixed Pay(1)				Variable Pay(1)
Name of Director	Salary and fees $	Benefits $	Pension allowance $	Total fixed $	Annual bonus $	Equity- Based Awards (6) $	Total variable $	Overall Total $	Fixed pay %	Variable pay %
Executive
Adrian Rawcliffe (CEO)	574,000(2)	19,566(3)	13,850(4)	607,416	378,840(5)	414,996	793,836	1,401,252	43.35%	56.65%
Non-executives
David Mott (Chairman)	—	—	—	—	—	—	—	—	0%	0%
Lawrence Alleva	—	—	—	—	—	—	—	—	0%	0%
Ali Behbahani	—	—	—	—	—	—	—	—	0%	0%
Barbara Duncan	50,000	—	—	50,000	—	—	—	50,000	100%	0%
John Furey	—	—	—	—	—	—	—	—	0%	0%
Giles Kerr	23,522	—	—	23,522	—	—	—	23,522	100%	0%
James Noble(7)	166,619(2)	2,314(3)	9,338(4)	178,271	—(5)	—	—	178,271	100%	0%
Elliott Sigal	—	—	—	—	—	—	—	—	0%	0%
Tal Zaks	47,500	—	—	47,500	—	—	—	47,500	100%	0%

	For the year ended 31 December 2019:
	Fixed Pay(1)				Variable Pay(1)
Name of Director	Salary and fees $	Benefits $	Pension allowance $	Total fixed $	Annual bonus $	Equity- Based Awards (6) $	Total variable $	Overall Total $	Fixed pay %	Variable pay %
Executive
Adrian Rawcliffe (CEO)	186,667(2)	11,018(3)	4,417(4)	202,102	177,251(5)	133,070	310,321	512,423	39.44%	60.56%
James Noble (former CEO)	415,034(2)	5,770(3)	23,864(4)	444,668	261,471(5)	499,287	760,758	1,205,426	36.89%	63.11%
Non-executives
David Mott (Chairman)	—	—	—	—	—	—	—	—	0%	0%
Lawrence Alleva	30,000	—	—	30,000	—	—	—	30,000	100%	0%
Ali Behbahani	—	—	—	—	—	—	—	—	0%	0%
Barbara Duncan	25,000	—	—	25,000	—	—	—	25,000	100%	0%
John Furey	—	—	—	—	—	—	—	—	0%	0%
Giles Kerr	56,454	—	—	56,454	—	—	—	56,454	100%	0%
James Noble(7)	—	—	—	—	—	—	—	—	0%	0%
Elliott Sigal	—	—	—	—	—	—	—	—	0%	0%
Tal Zaks	47,500	—	—	47,500	—	—	—	47,500	100%	0%

Notes to table of Single Total Figure of Remuneration for each Director
(1)
For the year ended 31 December 2020, the majority of the remuneration was set and paid in U.S dollars ($). For the purpose of these tables, payments made in pounds sterling to Mr Giles Kerr and Mr James Noble for the year ended 31 December 2020 and the year ended 31 December 2019 have been translated into U.S dollars based on the U.S. dollar/pound sterling exchange rate at 31 December 2020 ($1.36188 to £1).

(2)
The base salary levels of our CEO and all other employees of the Group are reviewed and, to the extent deemed necessary, adjusted to be effective from 1 January in each year. For the year ended 31 December 2020, the base salary for Mr Rawcliffe is $574,000. For the year ended 31 December 2019, the base salary for Mr Rawcliffe is a pro-rata amount based on four months of his salary of $560,000 that became effective on 1 September 2019 when he assumed the CEO role. For the year ended 31 December 2019, the base salary for Mr Noble is a pro-rata amount based on eight months of his salary of $622,551 that was effective from 1 January 2019.

(3)
Benefits comprise medical insurance, life assurance and income protection. Generally, Mr Rawcliffe participates in the same benefits as we offer to all our employees in the USA where Mr Rawcliffe resides and Mr Noble formerly participated in the same benefits as we offer to all our employees in the United Kingdom where Mr Noble resides. In addition, Mr Rawcliffe is entitled to the reimbursement of accountancy fees for preparation of his tax returns. For the year ended 31 December 2020, the benefits amount of $2,314 for Mr Noble is a pro-rata amount based on three months of his benefits. Mr Noble ceased to be eligible for benefits effective on 31 March 2020. For the year ended 31 December 2019, the benefits amount for Mr Rawcliffe is a pro-rata amount based on four months of his benefits of $17,696 and $5,120 of accountancy fees for preparation of his tax returns and for Mr Noble is a pro-rata amount based on eight months of his benefits of $8,655.

(4)
The pension allowance for the year ended 31 December 2020 represents an amount equating to 6% of the base salary for the year ended 31 December 2020 and for the year ended 31 December 2019 represents an amount equating to 5% of the base salary for the year ended 31 December 2019 for Mr Noble. For year ended 31 December 2020, the pension allowance for Mr Noble was a pro-rata amount based on three months of his pension allowance of $37,354. Mr Noble ceased to be eligible for any further pension allowance payments on 31 March 2020. For the year ended 31 December 2019, the pension allowance for Mr Rawcliffe was a pro-rata amount based on four months of his 401(k) plan payment of $13,250 and for Mr Noble was a pro-rata amount based on eight months of his pension allowance of $35,797.

(5)
The annual bonus amount for each of the year ended 31 December 2020 and the year ended 31 December 2019 represents the total bonus payment that related to performance in each of 2020 and 2019. For the year ended 31 December 2020, the bonus amount for Mr Rawcliffe represents 60% of his salary of $574,000. A company performance multiplier of 110% was applied to the amount. For the year ended 31 December 2019, the bonus payment target for Mr Rawcliffe was increased from 45% of his base salary to 60% of his base salary effective from 1 September 2019 on his appointment as CEO. The amount shown represents the aggregate of 45% of his pro-rated base salary of $313,814 (for the period from 1 January 2019 to 31 August 2019) and 60% of his pro-rated base salary of $186,667 (for the period from 1 September 2019 to 31 December 2019). A company performance multiplier of 70% was applied to the amount. For the year ended 31 December 2019, the Board exercised its discretion to award a full bonus payment to Mr Noble. The Board recognised Mr Noble’s service as CEO and co-founder of the Company and his contribution to the Company’s achievements in 2019, as well as his support to Mr Rawcliffe during his transition into the CEO role. Mr Noble’s bonus amount represents 60% of his salary of $622,551. A company performance multiplier of 70% was applied to the amount. Mr Noble was not eligible to receive a bonus for the year ended 31 December 2020.

(6)
There were no performance obligations linked to the equity-based awards and there is no impact of share price appreciation on value that is required to be reported in the above table. In each of the year ended 31 December 2020 and the year ended 31 December 2019, the value of equity-based awards included in the table is based on the market value of the underlying shares at the date of grant less the applicable exercise price. For market value options, this results in a nil value because the exercise price was based on the market value of the underlying shares at the date of grant. The values shown for equity-based awards for Mr Rawcliffe in the year ended 31 December 2020 and for Mr Rawcliffe and Mr Noble in the year ended 31 December 2019 are the values of the RSU-style options granted to them in each of those years in relation to their service as CEO and a director.

(7)
Mr Noble waived all fees and equity awards for his service as a Non-Executive Director for the period from 1 September 2019 to 31 March 2020. Mr Noble served his nine month notice period as CEO and continued to be eligible to receive his salary and benefits, which ceased on 31 March 2020. Mr Noble became eligible for our Non-Executive Director compensation package effective from 1 April 2020.

Annual Bonus
The annual bonus for the year ended 31 December 2020 shown in the table above for Mr Rawcliffe, our CEO, was based on the achievement of objectives primarily linked to our business strategies and which included: advancing our ADP-A2M4 product towards commercialisation in sarcoma and, depending on data from Phase 1 trials, progressing cell therapy candidates into later stage clinical trials; progressing our T-cell therapies through research and development, including the advancement of ADP-A2M4CD8, ADP-A2M4 and ADP-A2AFP through clinical trials and development of new cell therapies; continuing to develop ‘off-the-shelf’ cell immunotherapies; continuing to develop next-generation and combination approaches to further enhance our cell therapies both internally and through our collaborations with third parties; and continuing to improve our manufacturing and patient supply processes to optimize how we deliver our cell therapies to patients.
The Board has considered whether it would be in the best interests of the Company and its shareholders to disclose the precise targets agreed for the performance measures in 2020. An additional consideration is that most of our competitors are based in the U.S. where market practice is not to disclose precise annual bonus targets for biotechnology companies at the pre-commercialization stage. As the specific objectives for a single year are based on the Group’s long-term strategies, the Board has concluded that disclosing such targets would necessarily involve divulging competitively sensitive information that we believe would be detrimental to our commercial performance going forward and, therefore, we are providing the categories of objectives, rather than the precise targets.
Statement of Directors’ Shareholdings and Share Interests
The table below shows, for each Director, the total number of shares owned, the total number of share options held, the number of share options vested as at 31 December 2020 and the share options exercised during the year ended 31 December 2020. The table only reflects shares held individually by each Director, or a family investment vehicle or trust, and does not include shares held by any investment fund with which the Director is affiliated.
Name of Director	Shares owned	Total share options	Vested share options(1)	Options exercised during year ended 31 December 2020
Executive Director
Adrian Rawcliffe (CEO)	110,568(2)	12,791,892	7,506,406	178,860
Non-Executive Directors
David Mott (Chairman)	—	1,422,230	1,195,477	—
Lawrence Alleva	130,764(3)	1,583,515	1,385,837	—
Ali Behbahani	—	1,134,506	950,248	—
Barbara Duncan	—	987,774	843,774	—
John Furey	—	720,960	462,593	—
Giles Kerr	—	124,000	124,000	555,996(4)
James Noble	8,145,700	9,317,745	9,106,960	—
Elliott Sigal	367,038(5)	1,522,901	1,338,643	—
Tal Zaks	—	824,000	680,000	—

(1)
All share options that were outstanding as at 31 December 2020 use time-based vesting and are not subject to performance targets other than continued service until the date of vesting.

(2)
Consists of 110,568 Ordinary shares represented by 18,428 ADSs obtained from the exercise of RSU-style options in 2019 and 2020 covering Ordinary shares granted on 12 January 2018, 4 January 2019, 27 June 2019 and 1 September 2019 that had vested in 2019 and 2020. 25% of the RSU-style options vest on each anniversary of the grant date over a period of four years. Once vested, the RSU-style options must be exercised within a restricted period or they are forfeited. The exercise of these Ordinary shares was effected on a Sell to Cover basis implemented automatically in accordance with the relevant share option plan, under which sufficient ADSs were sold by the Company to satisfy Mr Rawcliffe’s tax withholding obligations and associated sale costs. The residual 18,428 ADSs are held by Mr Rawcliffe.

(3)
Consists of 70,584 Ordinary shares represented by 11,764 ADSs that Mr Alleva purchased during the IPO, 47,280 Ordinary shares represented by 7,880 ADSs purchased by the Lawrence M. Alleva Revocable Trust in December 2018 and 12,900 Ordinary shares represented by 2,150 ADSs purchased by the Lawrence M. Alleva Revocable Trust in June 2020.

(4)
Giles Kerr stood down from the Board on 29 May 2020 at the Annual General Meeting and did not receive an annual award of options in 2020. In recognition of Mr Kerr’s service as a Board member and as a member of the Audit Committee and of the Corporate Governance and Nominating Committee up to 29 May 2020, he was permitted a 12 month period in which to exercise those options which had vested as at 29 May 2020. Any options that are not exercised by 29 May 2021 will lapse and cease to be exercisable. Mr Kerr exercised options covering 555,996 Ordinary shares in June 2020.

(5)
Includes 254,100 Ordinary shares held by Sigal Family Investments LLC, as well as 52,938 Ordinary shares represented by 8,823 ADSs that Dr Sigal purchased during the IPO and 60,000 Ordinary shares represented by 10,000 ADSs purchased by Sigal Family Investments LLC in May 2016.

Policy on Shareholding Requirements
We do not currently have a policy requiring our Directors to hold a certain number or value of our shares. However, we encourage our Executive Director and senior executive officers to have a shareholding in the Company.
Directors’ Equity-based Awards Held at 31 December 2020
The table below presents the interests of the Directors in options to acquire our Ordinary shares with a nominal value of £0.001 per share as at 31 December 2020. 4,565,246 options were granted to Directors during the year ended 31 December 2020. Two of our Directors exercised options during the year ended 31 December 2020 (further details are set out in the “Statement of Directors’ Shareholdings and Share Interests” earlier in this report).
Name of Director	Options Held	Grant date	Start date for vesting	Exercise price	First date of exercise of some or all options(1)	Date of expiry
Executive Director
Adrian Rawcliffe (CEO)(2)	3,000,000	16/03/15	16/03/15	£0.50	16/03/16	16/03/25
	939,948	18/01/16	18/01/16	£0.89	18/01/17	18/01/26
	2,072,976	13/01/17	13/01/17	£0.59	13/01/18	13/01/27
	687,984	12/01/18	12/01/18	£0.96	12/01/19	12/01/28
	76,824	12/01/18	12/01/18	£0.001	12/01/19	12/01/28
	210,672	04/01/19	04/01/19	£0.001	04/01/20	04/01/29
	1,257,744	04/01/19	04/01/19	£0.70	04/01/20	04/01/29
	105,336	27/06/19	27/06/19	£0.001	27/06/20	27/06/29
	628,872	27/06/19	27/06/19	£0.53	27/06/20	27/06/29
	105,336	01/09/19	01/09/19	£0.001	01/09/20	01/09/29
	628,872	01/09/19	01/09/19	£0.22	01/09/20	01/09/29
	2,515,536	16/01/20	16/01/20	£0.57	16/01/21	16/01/30
	561,792	16/01/20	16/01/20	£0.001	16/01/21	16/01/30
Total	12,791,892
Non-Executive Directors
David Mott (Chairman)	163,229	11/05/15	11/05/15	£1.82	11/05/15	11/05/25
	191,410	11/08/16	11/08/16	£0.97	11/08/17	11/08/26
	302,561	03/07/17	03/07/17	£0.58	03/07/18	03/07/27
	187,330	22/06/18	22/06/18	£1.65	22/06/19	22/06/28
	350,947	02/07/19	02/07/19	£0.48	02/07/20	02/07/29
	226,753	01/07/20	01/07/20	£1.35	01/07/21	01/07/30
Total	1,422,230
Lawrence Alleva(3)	519,481	16/03/15	16/03/16	£0.50	16/03/16	16/03/25
	30,745	11/05/15	11/05/15	£1.82	11/05/15	11/05/25
	196,678	11/08/16	11/08/16	£0.97	11/08/17	11/08/26
	243,724	03/07/17	03/07/17	£0.58	03/07/18	03/07/27
	124,000	22/06/18	22/06/18	£1.65	22/06/19	22/06/28
	271,209	02/07/19	02/07/19	£0.48	02/07/20	02/07/29
	197,678	01/07/20	01/07/20	£1.35	01/07/21	01/07/30
Total	1,583,515
Ali Behbahani	155,682	11/05/15	11/05/15	£1.82	11/05/15	11/05/25
	184,562	11/08/16	11/08/16	£0.97	11/08/17	11/08/26
	220,788	03/07/17	03/07/17	£0.58	03/07/18	03/07/27
	154,809	22/06/18	22/06/18	£1.65	22/06/19	22/06/28
	234,407	02/07/19	02/07/19	£0.48	02/07/20	02/07/29
	184,258	01/07/20	01/07/20	£1.35	01/07/21	01/07/30
Total	1,134,506

Name of Director	Options Held	Grant date	Start date for vesting	Exercise price	First date of exercise of some or all options(1)	Date of expiry
Barbara Duncan(4)	332,776	23/06/16	23/06/16	£1.01	23/06/17	23/06/26
	228,765	03/07/17	03/07/17	£0.58	03/07/18	03/07/27
	158,233	22/06/18	22/06/18	£1.65	22/06/19	22/06/28
	124,000	02/07/19	02/07/19	£0.48	02/07/20	02/07/29
	144,000	01/07/20	01/07/20	£1.35	01/07/21	01/07/30
Total	987,774
John Furey(4)	284,233	05/07/18	05/07/18	£1.49	05/07/19	05/07/28
	240,541	02/07/19	02/07/19	£0.48	02/07/20	02/07/29
	196,186	01/07/20	01/07/20	£1.35	01/07/21	01/07/30
Total	720,960
Giles Kerr(4)	124,000	22/06/18	22/06/18	£1.65	22/06/19	22/06/28
Total	124,000
James Noble(5)	3,500,000	20/03/15	19/12/14	£0.3557	19/12/15	19/12/24
	1,968,016	18/01/16	18/01/16	£0.89	18/01/17	18/01/26
	1,641,106	13/01/17	13/01/17	£0.59	13/01/18	13/01/27
	931,632	12/01/18	12/01/18	£0.96	12/01/19	12/01/28
	192,060	12/01/18	12/01/18	£0.001	12/01/19	12/01/28
	140,448	04/01/19	04/01/19	£0.001	04/01/20	04/01/29
	733,698	04/01/19	04/01/19	£0.70	04/01/20	04/01/29
	31,000	01/04/20	01/04/20	£0.36	01/04/21	01/04/30
	179,785	01/07/20	01/07/20	£1.35	01/07/21	01/07/30
Total	9,317,745
Elliott Sigal(3)	519,481	16/03/15	16/03/16	£0.50	16/03/16	16/03/25
	24,596	11/05/15	11/05/15	£1.82	11/05/15	11/05/25
	184,562	11/08/16	11/08/16	£0.97	11/08/17	11/08/26
	220,788	03/07/17	03/07/17	£0.58	03/07/18	03/07/27
	154,809	22/06/18	22/06/18	£1.65	22/06/19	22/06/28
	234,407	02/07/19	02/07/19	£0.48	02/07/20	02/07/29
	184,258	01/07/20	01/07/20	£1.35	01/07/21	01/07/30
Total	1,522,901
Tal Zaks(4)	288,000	29/11/16	29/11/16	£0.65	29/11/17	29/11/26
	144,000	03/07/17	03/07/17	£0.58	03/07/18	03/07/27
	124,000	22/06/18	22/06/18	£1.65	22/06/19	22/06/28
	124,000	02/07/19	02/07/19	£0.48	02/07/20	02/07/29
	144,000	01/07/20	01/07/20	£1.35	01/07/21	01/07/30
Total	824,000

Notes to table of Directors’ Equity-based Awards Held at 31 December 2020
(1)
All share options awarded to Directors that were outstanding as at 31 December 2020 use time-based vesting and are not subject to performance targets other than continued service until the date of vesting.

(2)
519,481 options granted to Lawrence Alleva and 519,481 options granted to Dr Elliott Sigal vested and became exercisable as follows: 25% on the first anniversary of the grant date and 75% in monthly instalments over the following three years. All options granted to Non-Executive Directors on 11 May 2015 vested and became exercisable on 11 May 2015. All options granted to Non-Executive Directors on 11 August 2016 vested and became exercisable on 11 August 2017. All options granted to

Non-Executive Directors on 3 July 2017 vested and became exercisable on 3 July 2018. All options granted to Non-Executive Directors on 22 June 2018 vested and became exercisable on 22 June 2019. All options granted to Non-Executive Directors on 2 July 2019 vested and became exercisable on 2 July 2020. All options granted to Non-Executive Directors on 1 July 2020 vest and become exercisable on 1 July 2021.
(3)
332,776 options granted to Barbara Duncan, 288,000 options granted to Giles Kerr and 288,000 options granted to Tal Zaks were awarded on appointment as new Directors, and vested and became exercisable as follows: 25% on the first anniversary of the grant date and 75% in monthly instalments over the following two years. 284,233 options granted to John Furey were awarded on his appointment as a new Director in July 2018, and vest and become exercisable as follows: 25% on the first anniversary of the grant date and 75% in monthly instalments over the following two years.

(4)
All options granted to James Noble on 20 March 2015 were granted as replacement options in exchange for options formerly held over Ordinary shares of Adaptimmune Limited. Generally, these replacement options vested and become exercisable as follows: 25% on the first anniversary of the grant date of the original options and 75% in monthly instalments over the following three years.

The closing market price of our ADSs on 31 December 2020 was $5.39. One ADS represents six Ordinary shares.
Payments Made to Past Directors
During the year ended 31 December 2020, we made no payments to former Directors of the Company.
Payments for Loss of Office
During the year ended 31 December 2020, we made no payments with respect to a Director’s loss of office.
The information provided in this part of the Directors’ Remuneration Report is not subject to audit.
Illustration of Total Shareholder Return
The following graph compares the cumulative total shareholder return on our ADSs, each representing six Ordinary shares, with that of the Nasdaq Biotech Index and the Nasdaq Composite Index for the period that our shares were publicly traded, which commenced on 6 May 2015. We selected the Nasdaq Biotech Index because our ADSs trade on The Nasdaq Global Select Market and we believe this indicates our relative performance against a group consisting of more similarly situated companies.
Performance of Adaptimmune ADS price ($) as a multiplier of IPO pricing, compared to the relative performance of the NASDAQ Biotech index over the same period

Chief Executive Officer Total Remuneration History
The table below sets out total remuneration details for the Chief Executive Officer. For the year ended 31 December 2020, the table sets out total remuneration details for Adrian Rawcliffe, for whom the Single Total Figure of Remuneration includes full amounts for salary, benefits and pension on the basis of 12 months service. For the year ended 31 December 2019, the table sets out total remuneration details for Adrian Rawcliffe, for whom the Single Total Figure of Remuneration includes pro-rated amounts for salary, benefits and pension on the basis of four months service as CEO during the year (from 1 September 2019 to 31 December 2019).
Period	Single total figure of remuneration $(1)	Annual bonus payout against maximum opportunity(2)	Long term incentive vesting rates against maximum opportunity(3)
Year ended 31 December 2020:	1,401,252	66%	100%
Year ended 31 December 2019:	512,423	35%	100%

(1)
The Single Total Figure of Remuneration for the year ended 31 December 2020 includes the annual bonus payment for performance in the year ended 31 December 2020. The Single Total Figure of Remuneration for the year ended 31 December 2019 includes the annual bonus payment for performance in the year ended 31 December 2019.

(2)
The bonus payout percentage amount for the year ended 31 December 2020 relates to the total annual bonus payment for performance in the year ended 31 December 2020. The bonus payout percentage amount for the year ended 31 December 2019 relates to the total annual bonus payment for performance in the year ended 31 December 2019. In both years, the maximum opportunity was an annual bonus payment of up to 100% of salary, which was in line with the last approved Directors’ Remuneration Policy.

(3)
The amount shown represents the percentage of the options that actually vested during the period expressed as a percentage of the maximum number of options that could have vested during the period. There were no performance obligations linked to these equity-based awards, other than service obligations, and therefore, all options that could have vested during the period have vested.

Chief Executive Officer’s Remuneration Compared to Other Employees
The Chief Executive Officer’s average fixed salary of $574,000 for the year ended 31 December 2020 was 5.7 times the value of the average fixed salary of the Group’s employees for such period. His average fixed salary of $560,000 for the year ended 31 December 2019 was 6.0 times the value of the average fixed salary of the Group’s employees for that period.
During 2019, Adrian Rawcliffe served as CEO effective from 1 September 2019. James Noble served as CEO for the period from 1 January to 31 August 2019.
The Company had fewer than 250 UK employees on average for the year ended 31 December 2020 and, as a result, it is exempt from the CEO pay ratio requirement in the UK.
The following table shows the percentage change in remuneration of the Chief Executive Officer in comparison to the percentage change in remuneration of an employee between the year ended 31 December 2020 and the year ended 31 December 2019.
Percentage change in remuneration in the year ended 31 December 2020 compared with remuneration in the year ended 31 December 2019
	CEO(1)	Average change per employee(2)
Base salary	2.5%	7.7%
Annual bonus	113.7%	90.2%
Taxable benefits	(15.0)%	1.5%(3)

(1)
The base salary change for the CEO is calculated in relation to the base salary for Adrian Rawcliffe for 2020 ($574,000) and compared to the base salary for Adrian Rawcliffe for 2019 annualized ($560,000). The annual bonus amount for each of the year ended 31 December 2020 and the year ended 31 December 2019 represents the total bonus payment.

(2)
The average change per employee is calculated in relation to an average number of 394 FTE employees for the year ended 31 December 2020 compared to an average of 410 FTE employees for the year ended 31 December 2019.

(3)
Taxable benefits for the CEO and for employees comprise small amounts and, therefore, any change may generate a significant percentage decrease or increase. For the year ended 31 December 2020, the CEO’s benefits were based on the benefits for Adrian Rawcliffe ($19,566) and compared to the benefits for Adrian Rawcliffe for the year ended 31 December 2019 annualized ($22,816). The percentage change is largely driven by the cost of health insurance in the USA where Mr Rawcliffe is resident.

Non-Executive Directors Remuneration Compared to Other Employees
Our remuneration arrangements for Non-Executive Directors comprise an award of a fixed number of share options, plus an additional number of share options or fee payment at the Director’s annual election, which is compliant with our last-approved Directors’ Remuneration policy.
As a result of their annual elections, David Mott, Ali Behbahani, John Furey and Elliot Sigal did not receive a fee payment during each of the year ended 31 December 2020 and the year ended 31 December 2019 and Lawrence Alleva did not receive a fee payment during the year ended 31 December 2020. Therefore, it is not possible to show a percentage change in the remuneration for these Non-Executive Directors compared to the percentage change in remuneration of an employee between the year ended 31 December 2020 and the year ended 31 December 2019.
The following table shows the percentage change in remuneration for each of Barbara Duncan, Giles Kerr, James Noble and Tal Zaks in comparison to the percentage change in remuneration of an employee between the year ended 31 December 2020 and the year ended 31 December 2019.
Percentage change in remuneration in the year ended 31 December 2020 compared with remuneration in the year ended 31 December 2019
	Barbara Duncan(1)	Giles Kerr(2)	James Noble(3)	Tal Zaks(4)	Average change per employee(5)
Fees and base salary	100.0%	(58.3)%	(73.2)%	0.0%	7.7%
Annual bonus	—%	—%	(100.0)%	—%	90.2%
Taxable benefits	—%	—%	(73.3)%	—%	1.5%

(1)
The fee change for Barbara Duncan is calculated in relation to her fees for 2019 ($25,000), which is a pro-rated amount based on her election to be paid fees for the period from 1 July to 31 December 2019, and compared to her fees for the full year of 2020 ($50,000).

(2)
The fee change for Giles Kerr is calculated in relation to his fees for 2019 ($56,454) and compared to his fees for 2020 ($23,522), which is a pro-rated amount based on five months service as a Non-Executive Director in 2020. Mr Kerr stood down as a director at the Annual General Meeting on 29 May 2020.

(3)
The fee and base salary change for James Noble is calculated in relation to his base salary for 2019 ($622,551), when Mr Noble was CEO, and compared to an amount of $166,619 for 2020, which consists of the aggregate of a pro-rated amount of his base salary for the period from 1 January to 31 March 2020 ($155,638) and a pro-rated amount of his Non-Executive Director fees for the period from 1 April to 30 June 2020 ($10,981). Mr Noble waived all fees and equity awards for his service as a Non-Executive Director for the period from 1 September 2019 to 31 March 2020. Mr Noble served his nine month notice period as CEO and continued to be eligible to receive his salary and benefits, which ceased on 31 March 2020. Mr Noble became eligible for our Non-Executive Director compensation package effective from 1 April 2020. Mr Noble was not eligible for a bonus payment for the year ended 31 December 2020. The annual bonus amount for the year ended 31 December 2019 represents the total bonus payment. For the year ended 31 December 2020, Mr Noble’s benefits were based on a pro-rated amount of his benefits for the period from 1 January to 31 March 2020 ($2,314) and compared to his benefits for the year ended 31 December 2019 ($8,655). Mr Noble ceased to be eligible for benefits on 31 March 2020.
(4)
The fee change for Tal Zaks is calculated in relation to his fees for 2019 ($47,500) and compared to his fees for 2020 ($47,500).

(5)
The average change per employee is calculated in relation to an average number of 394 FTE employees for the year ended 31 December 2020 compared to an average of 410 FTE employees for the year ended 31 December 2019.

Relative Importance of Spend on Pay
The following table sets forth the total amounts spent by the Company and its direct and indirect subsidiaries on remuneration for the year ended 31 December 2020 and the year ended 31 December 2019. Given that the Group remains in the early phases of its business life cycle, the comparator chosen to reflect the relative importance of the Group’s spend on pay is the Group’s research and development expenses as shown in its consolidated income statement on page 72 of its Annual Report and Financial Statements for the year ended 31 December 2020.
Period:	Year ended 31 December 2020	Year ended 31 December 2019
Total spend on remuneration(1):	$67,482,000	$56,842,000
Research and development expenses:	$110,377,000	$108,524,000

(1)
The total spend on remuneration includes the value of equity-based awards as recognised in the financial statements in accordance with International Financial Reporting Standard 2 “Share-Based Payments”.

Executive Director Remuneration for the year ending 31 December 2021
Salary
In 2020, the Committee engaged Willis Towers Watson as independent advisors to benchmark executive compensation, to ensure that it remains competitive for the purposes of retention and engagement. Willis Towers Watson benchmarked executive compensation against a selected peer group consisting largely of comparable U.S.-listed biopharmaceutical companies, with some U.K.-listed biopharmaceutical companies, and to provide recommendations for base salaries, equity based awards and the structure of bonus incentive awards for 2021.
As a result of this benchmarking exercise, our CEO and senior executive officers received increased base salaries at levels that remain compliant with the last approved Directors’ Remuneration Policy. For our CEO, this resulted in a base salary of $617,050 effective from 1 January 2021.
Annual bonus
For the year ending 31 December 2021, the CEO is eligible for a target bonus award of 60% of his base salary of $617,050 (that is, $370,230), subject to the achievement of objectives. These are linked to our business strategies, which include: progressing our T-cell therapies toward commercialization; progressing our existing clinical candidates through development; progressing new autologous cell therapies, including HiT cell therapy candidates, new SPEAR T-cells and next generation TILs, towards the clinic; continuing to develop ‘off-the-shelf’ cell immunotherapies; continuing to improve our manufacturing and patient supply processes to optimize how we deliver our cell therapies to patients; and expanding our intellectual property portfolio.

It is anticipated that the Board will meet in December 2021 to assess the performance of the CEO for the year ending 31 December 2021 against the objectives.
The Board has considered whether it would be in the best interests of the Company and its shareholders to disclose the precise targets agreed for the performance measures in 2021. An additional consideration is that most of our competitors are based in the U.S. where market practice is not to disclose precise annual bonus targets for biotechnology companies at the pre-commercialization stage. As the specific objectives for a single year are based on the Group’s long-term strategies, the Board has concluded that disclosing such targets would necessarily involve divulging competitively sensitive information that we believe would be detrimental to our commercial performance going forward and, therefore, we are providing the categories of objectives, rather than the precise targets.
Long-term incentives
During January 2021, awards of share options were made to our CEO and other Senior Executive Officers. These awards were within market competitive levels provided by Willis Towers Watson, following their benchmarking assessment of equity awards made to executive teams in a peer group of comparable U.S. and U.K. listed biopharmaceutical companies, with a priority focus on U.S. companies, and were also within the principles of the last approved Directors’ Remuneration Policy. These awards were disclosed on Form 4s submitted to the Securities and Exchange Commission on 11 January 2021.
The Remuneration Committee
The Remuneration Committee is comprised of Mr Mott (Chairman), Mr Furey and Dr Zaks. All members have continued to serve until the date of this Report on Remuneration. The charter of the Committee is set forth on our website at http://www.adaptimmune.com
Advice Provided to the Remuneration Committee
The Committee retained Willis Towers Watson to provide independent advice and consultation with respect to remuneration arrangements for the CEO (being our sole Executive Director) and senior management. Willis Towers Watson is a global remuneration consultant with a well-established reputation for the design and implementation of remuneration programmes, including the design and implementation of equity-based incentive programmes. The Committee also sourced certain market research data reports from Radford remuneration consultants. In the year ended 31 December 2020, the amounts paid to Willis Towers Watson totalled $144,288 and the amounts paid to Radford totalled $6,800.
In addition to Willis Towers Watson and Radford, the Committee solicited and received input from the CEO concerning the remuneration of senior executives other than himself. The CEO provided recommendations with respect to annual cash bonuses to be paid to these persons for service in the year ended 31 December 2020 and base salaries effective from 1 January 2021 and with respect to equity-based awards made to these persons in January 2021. Finally, the CEO also provided input to the Committee regarding the implementation of equity-based remuneration as an element of all other employees’ remuneration.
Statement of Voting Results
Voting at our shareholder meetings has generally been conducted by a show of hands by shareholders who are in attendance at the meeting. At the Annual General Meeting held on 29 May 2020, all of the resolutions set out in the Notice of the Annual General Meeting sent to shareholders were duly proposed and passed by unanimous approval, including the resolution proposing the approval of the Directors’ Remuneration Report for the year ended 31 December 2019. No votes were withheld.
Details of the proxy votes received in relation to the resolution proposing the approval of the Directors’ Remuneration Report for the year ended 31 December 2019 were as follows:
Resolution	Votes For	% of Total	Votes Against	% of Total	Votes Withheld	% of Total
To approve the Directors’ Remuneration Report	629,334,818	99.74	1,648,878	0.26	216,870	0.03

Statement of Implementation of Remuneration Policy in the Year ended 31 December 2020
There have been no changes to the Directors’ Remuneration Policy, as approved at the Annual General Meeting of shareholders held on 20 June 2018. In 2020, the Company adhered to the policy as approved. That remuneration policy remains effective for a maximum of three years, until 19 June 2021, or until a revised policy is approved by shareholders. The last approved remuneration policy can be found in the Annual Report and Financial Statements of the Company for the year ended 31 December 2017, which is available in the Investors section of our website: http://www.adaptimmune.com
The new Directors’ Remuneration Policy will be put to shareholders as a binding vote at the Annual General Meeting to be held on 14 May 2021.

PART II — DIRECTORS’ REMUNERATION POLICY
The information provided in this part of the Directors’ Remuneration Report is not subject to audit.
The Remuneration Committee presents the Directors’ Remuneration Policy, which will be put to shareholders as a binding vote at the Annual General Meeting to be held on 14 May 2021. This policy will then be effective from the date of the Annual General Meeting for a maximum of three years, or until a revised policy is approved by shareholders.
It should be noted that the proposed Directors’ Remuneration Policy is substantively the same as our last approved Directors’ Remuneration Policy. The only amendment is to update the Company pension contribution or pension allowance payment to up to 6% of base salary (from up to 5%) in line with an update to the Company’s pension policy for a wider group of employees.
There will continue to be an advisory vote on the Directors’ Remuneration Report presented at the Annual General Meeting on an annual basis.
For the avoidance of doubt, in approving the Directors’ remuneration policy, authority is given to the Company to honour any commitments entered into with current or former Directors (such as the payment of a pension or the vesting and/or exercise of past share option awards). Details of any payments to former Directors will be set out in the annual Directors’ Report on Remuneration as they arise.
Future Policy Tables
The policy tables set out below describe the Company’s proposed future remuneration policy for Directors and seek to explain how each element of the Directors’ remuneration packages will operate.
Summary of remuneration policy — Executive Directors
As Adaptimmune Therapeutics plc is a U.K. incorporated company listed on NASDAQ, the Group has operations in the U.K. and the U.S., our senior executives and our Non-Executive Directors live and work in the U.K. and the U.S., the Committee considers it appropriate to examine and be informed by compensation practices in both the U.K. and U.S., particularly in the matter of equity-based incentives, with an increasing focus on U.S. benchmarks and practices. The Committee considers that the current Directors’ Remuneration Policy continues to be appropriate and fit for purpose, but the Committee is committed to reviewing the remuneration policy on an ongoing basis in order to ensure that it remains effective and competitive.
The Directors’ Remuneration Policy is used to determine the remuneration for our CEO, our sole Executive Director, as well as for our other senior executives, and would also apply to other Executive Directors and senior executives that we appointed.
The table set out below presents the elements of remuneration for the Executive Director(s) and Senior Executives which comprise: base salary, pension or pension allowance payment, benefits (currently, access to death-in-service life insurance, family private medical cover and ill-health income protection), annual bonus and long term equity incentives (currently, share option awards).
The remuneration of our CEO is determined by the Board after having considered recommendations from the Committee. The remuneration of other senior executives in the Company, excluding our CEO, (the “Senior Executives”) is determined by the Committee. For ease of reference, the following tables generally refer throughout to remuneration being determined by the Committee.
In 2020, the Committee retained an independent remuneration consultant, Willis Towers Watson, to assist the Committee in ensuring that our remuneration arrangements for the Executive Director and senior executives are competitive for the calendar year commencing 1 January 2021. Willis Towers Watson provided data from comparable publicly traded biopharmaceutical companies and otherwise assisted the Committee in its design of competitive remuneration for the Executive Director and senior executives. We expect to continue to use remuneration consultants to assist the Committee in determining competitive levels of executive remuneration and specific design elements of our remuneration programme.

The following tables present the elements of remuneration for our CEO (our sole Executive Director) and our other senior executives.
Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Base salary	Rewards skills and experience and provides the basis for a competitive remuneration package.
Salaries will be reviewed annually by reference to: (i) market practice and market data on which the Committee receives independent advice; (ii) the individuals’ experience and scope of the role; (iii) broader employee increases and (iv) rates of inflation.
Salaries will be benchmarked against comparable roles in a selected peer group of US- and European-listed biopharmaceutical companies with similar market capitalisations and/or scale of operational complexity.
We typically expect to align salaries with the 50th percentile of peer group comparator data but may vary from this general rule where we consider that special circumstances apply or where recruitment or retention of a particular role is required.
The Committee may also decide to approve future increases following changes to job responsibilities or to reflect experience within the role.

Salaries will not generally exceed the 75th percentile of peer group comparator data for the relevant role unless there is a clear business rationale to do so.
The Committee will reference alternative data for roles not widely represented in the core peer group.
The Committee retains discretion to adjust the Executive Directors’ base salaries to ensure that we can attract and retain the necessary talent to effectively compete in the global marketplace.
Not applicable.
Pension	Enables Executive Directors to build long-term retirement savings.	Company contribution to a personal pension scheme or a pension allowance payment, at the election of the Executive Director. Levels will be reviewed annually and the Committee may decide to increase future contribution levels should the review indicate such a change is appropriate.	6% of basic salary.	Not applicable.
Benefits	Protects against risks and provides other benefits in line with market practice.	Benefits currently include death-in-service life insurance, family private medical cover and ill-health income protection. The Committee will review benefits offered from time to time and retains the discretion to add or	Not applicable.	Not applicable.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
substitute benefits to ensure they remain market competitive. In the event that the Group requires an Executive Director to relocate, we would offer appropriate relocation assistance.
Annual Bonus	Rewards achievement of the near-term business objectives set at the start of each calendar year and reflects individual and team performance of the Executive Director and other Senior Executives in achieving those objectives, and progress towards achieving our strategic goals.
Objectives are set at the start of each calendar year.
The choice of annual performance objectives will reflect the Committee’s assessment of the key milestones/metrics required to be achieved within the calendar year in order to make progress towards achieving our strategic goals.
The target annual cash bonus for our Executive Directors will be established as a percentage of base salary.
The annual bonus is payable in cash after award.
When business opportunities or challenges change substantially during the course of the year, the Committee may adjust objectives to meet the changed circumstances and correspondingly realign potential rewards.

Awards will normally be limited to a maximum of 100% of basic salary.
In exceptional periods, considered to be those years in which achievements lead to a transformational effect on the future prospects or the valuation of the business, the annual maximum may increase to up to 150% of basic salary.
Judgement as to whether achievements in a calendar year are considered to be exceptional is at the discretion of the Committee.

The Committee retains the ability to set performance objectives annually.
These objectives can be group-based and /or individual, financial and/ or non-financial, and are likely to include milestones linked to:
• successful execution of key elements of pipeline development programmes;
• progress with clinical trials programmes;

•key regulatory steps (IND grants, regulatory approvals);
• progress with business development activities;
• the Group’s financial position and equity liquidity and valuation.
A number of these objectives are considered to be commercially sensitive and are therefore not disclosed here in detail.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Long term equity incentives
Motivates and rewards multi-year performance, encouraging achievement of strategy over the medium to long term.
Aligns the interests of our Executive Directors and Senior Executives with those of our shareholders.
Encourages retention as entitlement to full benefits arising from equity-based awards only accrues over a period of years.
Enables us to compete with equity-based remuneration offered by a set of comparable companies with whom we may compete for executive talent.

Under our share option schemes, the Committee is able to grant awards of CSOP options in the UK, and unapproved share options (non-qualifying options) in the UK and US, which includes the ability to grant RSU-style awards. All awards may be subject to performance targets.
The Committee generally grants equity-based remuneration to Executive Directors and Senior Executives at the time they commence employment and from time to time thereafter based on performance.
The Committee is able to grant share options which permit phased vesting over the period. Currently, awards vest over a period of four years, with the first 25% vesting after 12 months.

There is no fixed annual maximum limit to the size or value of equity- based compensation awards made in a year to Executive Directors and Senior Executives, or in the aggregate over a period of years.
However, the Committee will always work within benchmarking guidelines provided by our compensation consultants. Additionally, our option scheme rules set a maximum limit on the grant of options to all participants of 8% of our initial issued share capital on the date of our IPO increased by 4% on each 30 June to be effective from 1 July 2016.
Expected values are calculated in accordance with generally accepted methodologies based on Black-Scholes models.

Generally, we grant equity-based remuneration awards that vest over time without specific performance targets other than continued service.
When making awards, the Committee considers: the size and value of past awards; the performance of the Executive Director or Senior Executive; and competitive data on awards made to executives at comparable companies.
Our Severance Policy entitles the Executive Director and Senior Executives to accelerated vesting of options on termination without cause on a change of control.

We seek to establish equity-based remuneration to be reasonably competitive to that offered by a set of comparable companies with whom we may compete for executive talent.
Additionally, the Board has discretion to accelerate vesting of options including in connection with a change of control event or when an Executive Director’s service is terminated on account of disability or death.
See Policy on Payments for Loss of Office.

Notes to policy tables
(1)
The use of time-based vesting for share option awards is consistent with U.S. practice, to which we look for guidance on our policies. We examine, with assistance from Willis Towers Watson, our independent remuneration consultant, comparative data on both a (i) fair market value basis and (ii) percentage of salary basis. The Committee uses a blend of the two methods to establish appropriate levels of equity-based remuneration for the Executive Director and Senior Executives.

Application of the Remuneration Policy to Executive Director Remuneration for the year ending 31 December 2021
The following table provides an illustration of the potential remuneration for the year ending 31 December 2021 for the CEO, as the sole Executive Director, computed in accordance with the Remuneration Policy outlined above and by applying the following assumptions:
Minimum	The base salary for the Executive Director is assumed to be the base salary of $617,050 per annum effective from 1 January 2021.
The value of benefits receivable for the year ending 31 December 2021 is assumed to be the same rates of contributions for a 401(k) plan (pension) and for benefits as for 2020.
No bonus is assumed for the Executive Director. The value of the equity-based awards is assumed to be zero.
In line with expectations	The same components for base salary and benefits as reflected for the minimum above.
The expected level of bonus is taken to be 60% of base salary, being the target level of bonus payment for the year ending 31 December 2021. The value of the equity-based awards is assumed to be the intrinsic value (based on the market value of the underlying shares at the grant date less the exercise price) of the share options granted to the Executive Director during the year ended 31 December 2020.
Maximum	The same components for base salary and benefits as reflected for the minimum above.
The maximum level of bonus is taken to be 100% of current base salary. The same value for the equity-based awards as for the “In line with expectations” scenario above.
Maximum plus 50% increase	The same components for base salary, benefits and bonus as reflected for the maximum above.
The value of the equity-based awards is assumed to be the intrinsic value calculated as above, but based on an assumption that the underlying shares granted have increased in value by 50% since the grant date.

Service Contracts
It is Group policy that Executive Directors should have contracts with an indefinite term providing for a maximum of up to 12 months’ notice. We employed James Noble, formerly our CEO and our sole Executive Director, on a service agreement providing for termination, other than for cause, upon nine months’ advance notice by either the Company or the CEO.
We expect that service agreements with future Executive Directors who are resident in the UK will have comparable provisions to the service agreement for Mr Noble. This would mean that, on termination of the service contract without cause, we have the right to require the Executive Director to take garden leave for all or part of the notice period (the remaining term of the contract) and we have the right to pay salary and benefits in lieu of notice. During the period of any garden leave, the Executive Director must continue to be available to the Company and would continue to receive his or her full salary and other contractual entitlements. The Company may terminate the Executive Director’s employment with immediate effect in certain circumstances including bankruptcy, criminal convictions, gross misconduct or serious or repeated breaches of obligations of his or her service. In the event of termination of the Executive Director for cause, we are not obligated to make any payment in lieu of notice. The Executive Director would be required to resign his or her position as a Director if the Board required a resignation in conjunction with the end of the employment relationship. The service agreement would contain non-solicitation and non-competition provisions for a 12 month period as well as confidentiality provisions.
We currently employ Adrian Rawcliffe, our CEO and sole Executive Director who is resident in the USA, on an at-will employment agreement. The Company may terminate Mr Rawcliffe’s employment with or without cause and without advance notice, but Mr Rawcliffe is required to provide at least 60 days’ advance written notice to the Company if he is terminating his employment. In the event of a termination of employment by the Company without cause or a resignation by Mr Rawcliffe for good reason, upon a change of control, any portion of share option awards that were granted and unvested as of the date of termination will vest and immediately become exercisable on the date of termination. Mr Rawcliffe will also be entitled to payments under the Company’s executive severance policy in the event of a termination by the Company without cause or a resignation by Mr Rawcliffe for good reason without a change of control and upon a change of control. The CEO is required to resign his position as a Director if the Board requires a resignation in conjunction with the end of the employment relationship. The agreement contains non-solicitation and non-competition provisions for a 12 month period as well as confidentiality provisions. We expect that service contracts with future Executive Directors who are resident in the USA will have comparable provisions.

In connection with Mr Noble’s transition from his CEO role to a Non-Executive Director role effective from 1 September 2019, the Company and Mr Noble entered into a letter agreement in June 2019 relating to the transition, and entered into a variation agreement in June 2019 that operated to vary Mr Noble’s service agreement for the period from 1 September 2019 to 31 March 2020. The letter and related variation agreement covered, amongst other things, vesting of share options and other general terms of Mr Noble’s employment during this transition period. In particular, the letter and related variation agreement provided that Mr Noble remained eligible for a bonus payment in respect of the year ended 31 December 2019, subject to the application of the 2019 company performance multiplier, and was eligible to continue to receive his base salary and benefits during his notice period of nine months which ended on 31 March 2020. Mr Noble waived all fees and equity awards for his service as a Non-Executive Director for the period from 1 September 2019 to 31 March 2020. In addition, the letter and related variation agreement provided that Mr Noble was entitled to have a 12 month period, effective from the date when he ceases to be connected with the Company, in which to exercise his vested share options as at 31 March 2020. Those share options which had not vested as at 31 March 2020 were surrendered for no consideration and cancelled.
Copies of the agreements with Mr Rawcliffe and Mr Noble were filed with the Securities and Exchange Commission on 27 June 2019.
Policy on Payments for Loss of Office
Our approach to payments in the event of termination of an Executive Director is to take account of the individual circumstances including the reason for termination, individual performance, contractual obligations and the terms of the long-term incentive plans in which the Executive Director participates.
As previously reported in our approved Directors’ Remuneration Report for the year ended 31 December 2016, and subsequent reports, during March 2017, the Company entered into an amended service agreement with our Executive Director (then James Noble) and adopted an executive severance policy that is applicable to our Executive Director and senior executive officers on termination other than for cause.
In June 2019, the Company, through its subsidiary, Adaptimmune LLC, entered into an employment agreement with our current Executive Director (Adrian Rawcliffe) in connection with his appointment as CEO effective from 1 September 2019. The amended service agreement with James Noble, the employment agreement with Adrian Rawcliffe and the executive severance policy are compliant with our last approved Directors’ Remuneration Policy. In particular, all employment arrangements for any Executive Director(s) will continue to include a notice provision, except that the Company will not be obligated to provide any advance notice in relation to the termination of employment of any Executive Director(s) resident in the USA, and continuing payment obligations for not more than a maximum period of one year following our termination of an Executive Director other than for cause. Payment obligations would include base salary, bonus and benefits. In the event of termination without cause following a change of control, the Executive Director is entitled to accelerated vesting of any unvested and outstanding equity awards. In addition, the Board has discretion under our option scheme rules to allow some or all of the options held by our Executive Director and senior executives to vest in the event of a change of control or otherwise.
In order to receive severance benefits under the employment agreement and executive severance policy, the Executive Director is required to execute a release of claims in favour of the Company and comply with certain other post-employment covenants set forth in his employment agreement.
We will comply with applicable disclosure and reporting requirements of the Securities and Exchange Commission with respect to remuneration arrangements with a departing Executive Director.
Policy on Recruitment Arrangements
Our policy is to pay a fair remuneration package for the role being undertaken and the experience of the individual to be appointed. We expect remuneration packages will include base salary, targeted level of annual cash incentive, initial and ongoing equity-based awards, standard benefits and special provisions tailored to the recruiting situation, such as: sign-on bonus, reasonable relocation support and make-whole awards for remuneration forfeited from a prior employer (whether on account of cash bonuses, share awards, pension benefits or other forfeited items).
The Board retains the discretion to provide additional benefits where necessary or useful to recruit new Executive Directors or to secure the ongoing service of existing Executive Directors.
If we appoint an existing employee as an Executive Director of the Company, we would expect to retain legacy obligations to the employee with respect to remuneration, such as outstanding share awards. Should these differ materially from current arrangements, these will be disclosed in the next Directors’ Remuneration Report following such appointment. We will also disclose remuneration details for a new Executive Director in accordance with applicable reporting requirements of the Securities and Exchange Commission.
Summary of remuneration policy — Non-Executive Directors
Under the last approved Directors’ Remuneration policy, the Board has discretion to pay fees to any or all Non-Executive Directors and/or to pay Non-Executive Directors in the form of a mixture of cash and share options. Our remuneration arrangements for Non-Executive Directors continue to comprise an award of a fixed number of share options, plus an additional number of share options or cash payment at the Director’s election. The option awards and cash payments made in 2020 were established at competitive levels taking into account peer data from comparable companies provided in a benchmarking analysis undertaken by Willis Towers Watson in 2020 and are compliant with the last approved Directors’ Remuneration policy.
The Committee has retained Willis Towers Watson to assist the Committee in ensuring that our remuneration arrangements for the Non-Executive Directors are competitive and appropriate by benchmarking them against comparable publicly traded biopharmaceutical companies, with an increasing focus on U.S. benchmarks and practices. We expect to continue to use remuneration consultants to assist the Committee in determining competitive levels of Non-Executive Director remuneration and specific design elements of our Non-Executive Director remuneration programme.
Our Non-Executive Directors participate in the Group’s long-term incentive plans on terms similar to those used for Executive Directors. In accordance with their Letters of Appointment, each Non-Executive Director is entitled to receive an annual award of share options and incoming Non-Executive Directors receive an initial award of share options, and in either scenario which may include RSU-style awards, with such number to be determined by the Board. In determining option awards, the Board works within benchmarking guidelines provided by remuneration consultants.
Any share options that are awarded will not be subject to performance conditions.
Our Non-Executive Directors do not receive any pension from the Company nor do they participate in any performance-related incentive plans.

The following table presents the elements of remuneration for Non-Executive Directors.
Element of Remuneration	Purpose and link to strategy	Operation	Maximum
Non-Executive fees	Reflects time commitments and responsibilities of each role. Reflects fees paid by similarly sized companies.
The remuneration of the Non-Executive Directors will be determined by the Board as a whole by reference to market practice and market data, on which the Committee receives independent advice, and reflects individual experience, scope of the role, time commitment and changes to responsibilities.
We typically expect to align fees with the 50th percentile of peer group comparator data but may vary from this general rule where we consider that special circumstances apply or where recruitment or retention of a particular role is required.
Fees will typically consist of a basic fee for Non-Executive Director responsibilities plus incremental fees for additional roles/responsibilities such as chairmanship of Board committees and a senior independent Non-Executive Director role.
The Non-Executive Directors may elect to receive the fees in cash or in the form of an award of additional share options.
The Non-Executive Directors do not receive any pension from the Company, nor do they participate in any performance-related incentive plans.
The value of each individual’s aggregate fees will not exceed the 75th percentile of peer group comparator data for the relevant role.
Long term equity incentives
For public companies listed in the United States, equity-based remuneration is a standard component of Director remuneration.
We extend equity-based awards to our Non-Executive Directors in order to be competitive with comparable companies seeking qualified Directors and to align the interests of our Non- Executive Directors with those of our shareholders.

Non-Executive Directors participate in the Group’s long-term incentive plans on terms similar to those used for Executive Directors.
Under their appointment letters, each Non-Executive Director is entitled to receive an annual award of options, provided that he or she continues to serve as a Director. When a new Non-Executive Director is appointed, he or she may receive an initial

Not applicable.
The option awards will be determined by the Board as a whole working within benchmarking guidelines provided by our compensation consultants. Additionally, our option scheme rules set a maximum limit on the grant of options to all participants of 8% of our initial issued share capital on the date of our IPO increased by 4% on each 30 June

Element of Remuneration	Purpose and link to strategy	Operation	Maximum

award of options. In either scenario, these may include RSU-style awards.
The Board is able to grant share options which permit phased vesting over the period. Currently, options awarded to new Directors become fully exercisable over three years while options awarded annually are exercisable on the first anniversary of the date of grant. Any share options awarded will not be subject to performance conditions. Expected values are calculated in accordance with generally accepted methodologies based on Black-Scholes models.
effective from 1 July 2016.
Letters of Appointment
The Chairman and all other Non-Executive Directors have letters of appointment which set out the terms under which they provide their services to the Company and which are subject to a three month notice period either by the Company or the Non-Executive Director. Their remuneration is reviewed by the Board annually. In accordance with the Company’s Articles of Association, Non-Executive Directors are included in the requirement that one-third of Directors are subject to retirement by rotation at each Annual General Meeting of shareholders. There is no remuneration payable on loss of office when, for example, a Director is not re-elected at an Annual General Meeting.
Statement of Consideration of Employment Conditions and Differences to the Executive Director Policy
During 2020, none of our employees in the UK were subject to furlough and there were no unusual reductions in our global workforce.
All our employees are paid a base salary and receive standard employee benefits, which vary according to whether they are employed in the UK or in the US but all are entitled to a contribution from the Group towards a pension scheme or retirement plan, as well as access to health insurance and income protection.
All employees are eligible to be considered for an annual increase in their base salaries, provided they have worked for a sufficient portion of the prior fiscal year. In addition, all employees are eligible to be considered for target annual cash bonus awards, subject to the achievement of objectives and to the overall performance of the Company, and for consideration for regular option awards. Eligibility is dependent on the employee’s position and performance, with more senior employees eligible for higher bonus and option award levels.
No specific consultation with employees has been undertaken in respect of the design of the Company’s senior executive remuneration policy to date although the Committee will keep this under review.
Statement of Consideration of Shareholder Views
This policy for remuneration of both Executive Directors and Non-Executive Directors was devised by a Remuneration Committee of which all members are Non-Executive Directors. The policy was also approved by the full Board.
Changes to Remuneration Policy
It is anticipated that this policy will apply until the Annual General Meeting in 2024, or until a revised policy is approved by shareholders.

Approval
This report was approved by the Board of Directors on 23 February 2021 and signed on its behalf by:
/s/ David M. Mott
David M Mott
Director and Chairman of the Remuneration Committee
5 March 2021

Form of Proxy For Ordinary Shareholders Adaptimmune Therapeutics plc All Correspondence to: Computershare Investor Services PLC The Pavilions, Bridgwater Road, Bristol, BS99 6ZY Form of Proxy — Annual General Meeting to be held on 14 May 2021 at 11.30 am (London Time) Cast your Proxy online…It’s fast, easy and secure!www.investorcentre.co.uk/eproxyYou will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown opposite and agree to certain terms and conditions. Control Number:PIN: SRN: View the Annual Report online: http://ir.adaptimmune.com/ To be effective, all proxy appointments must be lodged with the Company’s registrars at: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 11.30 am (London Time) on 12 May 2021. Explanatory Notes: 1. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his proxy to exercise all or any of his rights, to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than the Chairman of the Meeting, please insert the name of your chosen proxy holder in the space provided (see reverse). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes (or if this proxy form has been issued in respect of a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he votes). 2. To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar’s helpline on 0370 702 0000 or you may photocopy this form. Please indicate in the box next to the proxy holder’s name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope. 3. The ‘Vote Withheld’ option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a ‘Vote Withheld’ is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ and ‘Against’ a resolution. 4. Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at 6.30 pm (London Time) on 12 May 2021. Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting. 5. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID number 3RA50) by 11.30 am (London Time) on 12 May 2021. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.6. The above is how your address appears on the Register of Members. If this information is incorrect please ring the Registrar’s helpline on 0370 702 0000 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service. 7. Any alterations made to this form should be initialled. 8. The completion and return of this form will not preclude a member from attending the meeting and voting in person, should this be permitted under applicable COVID-19 restrictions. Kindly note : This form is issued only to the addresses(s) and is specific to the unique designated account printed thereon. This personalised form is not transferable between different (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions All Named HoldersA-24

Form of Proxy Please use a black pen. Mark an “X” inside the box as shown in this example. x Please complete this box only if you wish to appoint a third party proxy other than the Chairman of the Meeting.* Please leave this box blank if you want to select the Chairman of the Meeting. Do not insert your own name(s). ** I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement** on my/our behalf at the Annual General Meeting of Adaptimmune Therapeutics plc to be held at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, OX14 4RX on 14 May 2021 at 11.30 am (London Time), and at any adjourned meeting. * As a result of measures to address the spread of COVID 19 prohibiting gatherings consisting of two or more people in any indoor space, you are encouraged to appoint the Chairman of the Meeting as your proxy. A person other than the Chairman may not be allowed to attend the Meeting. **For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front). ☐ Please mark here to indicate that this proxy appointment is one of multiple appointments being made. Ordinary Resolutions For Against Vote Withheld 1. To re-elect as a director, Lawrence Alleva, who retires by rotation in accordance with the Articles of Association. ☐ ☐ ☐ 2. To re-elect as a director, David Mott, who retires by rotation in accordance with the Articles of Association. ☐ ☐ ☐ 3. To re-elect as a director, Elliott Sigal, who retires by rotation in accordance with the Articles of Association. ☐ ☐ ☐ 4. To re-appoint KPMG LLP as auditors of the Company, to hold office until the conclusion of the next annual general meeting of shareholders. ☐ ☐ ☐ 5. To authorize the Audit Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2021. ☐ ☐ ☐ 6. To adopt the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2020 and to note that the Directors do not recommend the payment of any dividend for the year ended December 31, 2020. ☐ ☐ ☐ 7. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2020. ☐ ☐ ☐ 8. To approve our U.K. statutory directors’ remuneration report for the year ended December 31, 2020 (excluding our directors’ remuneration policy). ☐ ☐ ☐ 9. To approve our directors’ remuneration policy, which, if approved, will take effect upon conclusion of the Annual General Meeting. ☐ ☐ ☐ 10. To authorize the Directors under Section 551 of the U.K. Companies Act 2006 (the “2006 Act”) to allot shares or to grant rights to subscribe for or to convert any security into shares. ☐ ☐ ☐ Special Resolution 11. To empower the Directors to allot equity securities for cash pursuant to Section 570(1) of the 2006 Act as if Section 561(1) of the 2006 Act did not apply to that allotment. ☐ ☐ ☐ I/We direct my/our proxy to vote on the resolutions proposed at the Meeting as indicated above on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting. Signature In the case of joint holders, only one holder need sign. In the case of a corporation, the Form of Proxy should be signed by a duly authorised official whose capacity should be stated, or by an attorney. A-25